Registration No. 333-120276


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          Post-Effective Amendment No. 1
                                       to
                                    Form S-1


                             Registration Statement

                                      Under

                           The Securities Act of 1933


                       ATEL CAPITAL EQUIPMENT FUND XI, LLC
               (Exact name of registrant as specified in governing
                                  instruments)

        California                      7359                    20-1357935
   (State or other juris-       (Primary standard             (IRS Employer
  diction of organization)   industrial classification    Identification number)
                                  code number)

                        600 California Street, 6th Floor
                         San Francisco, California 94108
                                 (415) 989-8800
    (Address, including zip code, and telephone number, including area code, of principal executive offices)


                                  DEAN L. CASH
                        600 California Street, 6th Floor
                         San Francisco, California 94108
                                 (415) 989-8800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 With a copy to:
                             PAUL J. DERENTHAL, ESQ.
                           Derenthal & Dannhauser LLP
                           One Post Street, Suite 575
                         San Francisco, California 94104
                                 (415) 981-4844


            Approximate date of commencement of proposed sale to the
             public: As soon as practicable after this Registration
                          Statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      ATEL
                         CAPITAL EQUIPMENT FUND XI, LLC
                         Limited Liability Company Units

ATEL Capital Equipment Fund XI, LLC will buy a diversified portfolio of primarily low-technology equipment leased to corporations. ATEL Financial Services, LLC is the Fund's Manager. The Fund will collect lease payments and eventually sell the equipment. Its objective will be to distribute to investors the lease payments and sales proceeds remaining after it pays its expenses and fees. The Fund intends to use approximately 87% of the capital it raises from the sale of Units to purchase its investments in equipment. At least an additional one-half of one percent of its initial capital will be held as capital reserves. Of the remaining capital, 9% will be used to pay selling commissions and up to 3.5% will be used to pay other offering and organization expenses.

A PURCHASE OF UNITS INVOLVES SIGNIFICANT RISKS. See "Risk Factors" on page 9. Risks include:

o Most of the Fund's distributions will be, and most of the prior ATEL programs' distributions have been, a return of capital;

o Economic recession and changes in general economic conditions, including, fluctuations in demand for equipment, lease rates, and interest rates may, and in certain past programs have, resulted in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on invested capital;

o The Fund's performance is subject to  risks relating to lessee defaults;

  The Fund's performance is subject to risks relating to the value of equipment at the end of its leases;

o The Fund will borrow to buy equipment and, if Fund revenues are insufficient to repay borrowed funds, the Fund could incur a loss of equipment used as collateral;

o No market exists for the Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount;

o Except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its equipment investments, so that investors cannot evaluate the risks or potential returns from such investments;

o Investors must rely on ATEL to manage the Fund;

o The Fund will pay ATEL substantial fees; and

o The Fund does not guarantee its distributions or the return of investors' capital.

The Fund is offering a total of 15,000,000 of its Units of limited liability company interest for a price of $10 per Unit. An investor must purchase a minimum of 500 Units. No Units will be sold unless a minimum of $1,200,000 in cash is received within one year from the start of the offering. If the minimum funding is achieved, the offering will continue until the earlier of sale of all 15,000,000 Units or April 11, 2007, unless the offering is terminated earlier in the discretion of the Manager. The Fund will deposit its subscriptions in a bank escrow account until that amount is received. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account. Rejected subscriptions will be returned without interest or reduction within 30 days of receipt. The offering will be made by unaffiliated broker dealers in a selling group managed by ATEL Securities Corporation, a broker dealer affiliated with the Manager, acting as Dealer Manager. The brokers selling the Units are not required to sell any specific number of Units, but will use their best efforts to sell Units.

                                            Selling             Proceeds
                 Price to Public          Commissions            to Fund
                -----------------        -------------        --------------
Per Unit          $         10            $      0.90          $       9.10
Total Minimum     $  1,200,000            $   108,000          $  1,092,000
Total Maximum     $150,000,000            $13,500,000          $136,500,000

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities nor has any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  THE DATE OF THIS PROSPECTUS IS APRIL 11, 2005

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.




                              [COVER PAGE STICKER]


The prospectus consists of (i) this sticker, (ii) the prospectus dated April 11, 2005, and (iii) prospectus Supplement No. 1 dated September 30, 2005.








                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

SUMMARY OF THE OFFERING........................................................7
The Fund.......................................................................7
Management.....................................................................7
Risk Factors...................................................................7
Who Should Invest..............................................................8
Use of Capital.................................................................8
ATEL's Fees....................................................................9
Borrowing Policies.............................................................9
Income, Losses and Distributions...............................................9
Income Tax Consequences........................................................9
Summary of the Operating Agreement.............................................9
Plan of Distribution..........................................................10
Glossary......................................................................10

RISK FACTORS..................................................................11
    Most of the Fund's distributions from lease revenues are expected to be a return of capital.........................................................11
    The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.11 The Fund may be harmed if a lessee defaults on its lease and the Fund is unable to collect the lease revenue anticipated from the defaulted leases.11 The amount of the Fund's profit will depend in part on the value of its equipment when the leases end.............................................12
    The Fund will borrow to buy equipment and will bear the risks of borrowing, including the potential loss of equipment used as collateral for Fund debt in the event the Fund is unable to satisfy its debt obligations...........12
    There are significant limitations on the transferability of units.........12
    Except as may be set forth in a supplement to this prospectus, the Fund has not identified any of its equipment and lessees...........................12
    Investors will have limited voting rights and must rely on management for the success of the Fund...................................................13
    The Manager will receive substantial compensation which may result in conflicts of interest.....................................................13
    The Fund does not guarantee its distributions or the return of investors'
    capital...................................................................13
    The Fund may lease equipment outside of the United States and foreign leases may involve greater difficulty in enforcing lease terms and a less predictable legal system..................................................13
    If lease payments or other lease terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund's overall profit on an investment................................................................13
    Demand for equipment fluctuates and periods of weak demand could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio while periods of high demand could adversely affect the prices the Fund has to pay to acquire its investments...............................................................13
    The equipment leasing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the
    Fund has to pay to acquire its investments................................13
    Many Fund lease investments may depend for profit on the equipment value at the end of the lease......................................................14
    Equipment may be damaged or lost..........................................14
    Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell......................................................................14
    Certain types of equipment, such as railcars, marine vessels and aircraft, are subject to extensive safety and operating regulations imposed by government and/or industry organizations which may make these types of equipment more costly to acquire, own, maintain under lease and sell......14

    A portion of the Fund's equipment portfolio will consist of financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default.14 Lending activities involve a risk that a court could deem the Fund's financing rates usurious and unenforceable................................15
    The Fund will be subject to the risk of claims asserting theories of
    "lender liability" resulting in Fund liability for damages incurred by borrowers.................................................................15
    The Fund may not be able to register aircraft or marine vessels, which could limit the Fund's ability to invest in these types of assets or could affect the value realized by the Fund from such investments...............15
    The manager is subject to certain potential conflicts of interest that could result in the manager acting in its interest rather than that of the
    Fund......................................................................15
    The amount and terms of debt available to the Fund for the purchase of equipment may also determine the amount of cash distributed to investors and the amount of tax benefits they receive...............................15
    The Fund may borrow on terms that provide for a lump sum payment on the due date, which might increase the risk of default by the Fund............15
    The amount of capital actually raised by the Fund may determine its diversification and profitability.........................................16
    The Fund is a newly-formed entity.........................................16
    A delay in the investment could affect the Fund's ability to meet its investment objectives.....................................................16
    Investment by the Fund in joint ownership of equipment may involve risks in coordinating its interests with those of its joint venture partner.....16
Risks Relating to Tax Matters.................................................16
Retirement Plan Risks.........................................................17

WHO SHOULD INVEST.............................................................18

ESTIMATED USE OF PROCEEDS.....................................................21

MANAGEMENT COMPENSATION.......................................................23
Summary Table.................................................................23
Narrative Description of Compensation.........................................23
Limitations on Fees...........................................................25
Defined Terms Used in Description of Compensation.............................27

INVESTMENT OBJECTIVES AND POLICIES............................................27
Principal Investment Objectives...............................................27
General Policies..............................................................28
Types of Equipment............................................................30
Prior Program Diversification.................................................34
Borrowing Policies............................................................38
Description of Lessees........................................................39
Foreign Leases................................................................40
Description of Leases.........................................................40
Growth Capital Equipment Financing............................................42
Leasing Industry and Competition..............................................43
Joint Venture Investments.....................................................45
General Restrictions..........................................................45
Changes in Investment Objectives and Policies.................................46

CONFLICTS OF INTEREST.........................................................46

ORGANIZATIONAL DIAGRAM........................................................48

FIDUCIARY DUTY OF THE MANAGER.................................................48

MANAGEMENT....................................................................49
The Manager...................................................................49
Management of the Fund's Operations and Administration........................52
Management Compensation.......................................................53
Changes in Management.........................................................53

The Dealer Manager............................................................54

PRIOR PERFORMANCE SUMMARY.....................................................54
INCOME, LOSSES AND DISTRIBUTIONS..............................................58
Allocations of Net Income and Net Loss........................................58
Timing and Method of Distributions............................................58
Allocations of Distributions..................................................59
Reinvestment..................................................................59
Return of Unused Capital......................................................60
Cash from Capital Reserve Account.............................................60
Sources of Distributions - Accounting Matters.................................61

CAPITALIZATION................................................................61

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................61

FEDERAL INCOME TAX CONSEQUENCES...............................................62
Opinions of Derenthal & Dannhauser LLP........................................63
Classification as a Partnership...............................................63
Allocations of Profits and Losses.............................................64
Income Recognition............................................................65
Taxation of Investors.........................................................66
Limitation on Deduction of Losses.............................................66
    Tax Basis.................................................................66
    At Risk Rules.............................................................66
    Passive Loss Limitation...................................................67
    Hobby Losses..............................................................67
Tax Status of Leases..........................................................68
Cost Recovery.................................................................68
Tax Consequences Respecting Equity Interests..................................68
Deductibility of Management Fees..............................................69
Tax Liabilities in Later Years................................................69
Sales or Exchanges of Fund Equipment..........................................69
Disposition of Units..........................................................70
Liquidation of the Fund.......................................................70
Fund Elections................................................................71
Treatment of Gifts of Units...................................................71
Investment by Qualified Retirement Plans and IRAs.............................71
Individual Tax Rates..........................................................72
Alternative Minimum Tax.......................................................72
Fund Tax Returns and Tax Information..........................................74
Audit of Tax Returns..........................................................74
Tax Shelters and Reportable Transactions......................................75
Penalties and Interest........................................................75
Miscellaneous Fund Tax Aspects................................................76
Foreign Tax Considerations for U.S. Investors.................................76
U.S. Taxation of Foreign Persons..............................................77
Future Federal Income Tax Changes.............................................77
State and Local Taxes.........................................................77
Need for Independent Advice...................................................78

ERISA CONSIDERATIONS..........................................................78
Prohibited Transactions Under ERISA and the Code..............................78
Plan Assets...................................................................78
Other ERISA Considerations....................................................79

SUMMARY OF THE OPERATING AGREEMENT............................................80
The Duties of the Manager.....................................................80
Liability of Holders..........................................................80
Term and Dissolution..........................................................80
Voting Rights of Members......................................................81
Dissenters' Rights and Limitations on Mergers and Roll-Ups....................82
Meetings......................................................................82
Books of Account and Records..................................................82
Status of Units...............................................................83
Transferability of Units......................................................83
Repurchase of Units...........................................................85
Indemnification of the Manager................................................85

PLAN OF DISTRIBUTION..........................................................86
Distribution..................................................................86
Selling Compensation and Certain Expenses.....................................87
Escrow Arrangements...........................................................87
Investments by Certain Persons................................................88
State Requirements............................................................88

REPORTS TO HOLDERS............................................................89

SUPPLEMENTAL SALES MATERIAL...................................................90

LEGAL OPINIONS................................................................90

EXPERTS.......................................................................91

FORWARD-LOOKING STATEMENTS....................................................91

ADDITIONAL INFORMATION........................................................91

GLOSSARY......................................................................92

FINANCIAL STATEMENTS.........................................................F-1
Exhibit A - Prior Performance Information....................................A-1
Exhibit B - Amended and Restated Operating Agreement.........................B-1
Exhibit C - Subscription Instructions and Documents..........................C-1

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

                             SUMMARY OF THE OFFERING

     This summary outlines the main points of the offering. The summary does not replace the more detailed information found in the remainder of this Prospectus. All prospective investors are urged to read this Prospectus in its entirety.

     The Fund: The Fund is a California limited liability company, which intends to invest in a variety of types of equipment and to lease the equipment to corporations. The Fund expects to acquire mostly low-technology equipment such as the basic equipment used by companies in the manufacturing, mining and transportation industries. The portfolio will also include some more high-technology equipment, such as communications equipment, medical equipment and office equipment. The Fund will seek to buy equipment and leases that will produce lease payments and eventual sales prices that will provide a favorable return on its investments and cash distributions to its investors. The Fund's equipment will primarily be leased to major publicly owned corporations. Some of its equipment investments will finance capital equipment for other public and private companies, including emerging growth companies. In some of these investments, the Fund may acquire equity interests and warrants and rights to purchase equity interests in these companies.

     Management: The Manager of the Fund is ATEL Financial Services, LLC. ATEL and its family of related ATEL companies will provide various services to the Fund, including asset management and company administration. ATEL will be responsible for supervising all of the Fund's business and affairs. ATEL will act as a fiduciary to the Fund, and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs. The Fund will have no direct employees, though it will reimburse the Manager and its affiliates for the cost of their personnel engaged in the business of the Fund. The Manager and its Affiliates will make all business decisions on behalf of the Fund. The offices of the Fund and ATEL are located at 600 California Street, 6th Floor, San Francisco, California 94108, and its telephone numbers are (415) 989-8800 and (800) 543-ATEL (2835).

     Risk Factors:   An investment in Units involves risks, including the
following:

     -- Most of the Fund's distributions will be, and most of the prior ATEL programs' distributions have been, a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income at the end of the Fund will depend on a number of factors in the Fund's operations, and cannot be determined until all of its equipment is sold and an investor can compare the total amount of all cash distributions to the total capital invested. In this regard, investors should note that prior completed ATEL programs have made aggregate distributions over the course of their eight to ten year terms in amounts equal to 100% of investors' capital plus additional returns on invested capital equal to from 21% to 32% of investors' capital (not annually, but over their entire terms).

     -- The Fund's performance will be subject to risks relating to changes in general economic conditions, including fluctuations in demand for equipment, lease rates and interest rates. These changes may, and in certain past programs have, resulted in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on invested capital. The success of the Fund will be subject to these risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.

     -- The Fund's performance is subject to risks relating to lessee defaults. The Fund may be harmed if a lessee defaults on its lease and the Fund is unable to collect the lease revenue anticipated from the defaulted leases.

     -- The Fund's performance is subject to risks relating to the value of equipment at the end of its leases. In negotiating leases, the Manager will assume a value for the equipment at the end of the lease. The Fund cannot assure that its value assumptions will be accurate or that the equipment will not lose value more rapidly than anticipated.

     -- The Fund will borrow to buy equipment investments and, if Fund revenues are insufficient to repay borrowed funds, the Fund could incur a loss of equipment used as collateral. The Fund can expect to make a profit on equipment purchased with debt only if the equipment produces more than enough cash from lease payments and sales price to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.

     -- No market exists for the Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Consequently, investors should consider the purchase of Units only as a long-term investment.

     -- Except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its equipment investments, so that investors cannot evaluate the risks or potential returns from such investments. An investor cannot assess all of the potential risks of an investment in Units because all of the equipment to be purchased and the lessees to whom the equipment will be leased have not been identified.

     -- Investors must rely on ATEL to manage the Fund's business. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its equipment.

     -- The Fund will pay ATEL substantial fees which may result in conflicts of interest. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.

     -- The Fund does not guarantee its distributions or the return of investors' capital. Accordingly, investors must rely on the performance of the Fund's equipment leasing portfolio investments to generate distributions in return of capital and a return on their invested capital.

See the discussion under "Risk Factors" for a more complete description of these and other risks relating to an investment in Units.

     Who Should Invest: The Units are a long-term investment, with a primary objective of regular cash distributions. Investors must satisfy minimum net worth and income requirements, which require, generally, that investors have either:

     -- an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000; or

     --  a net worth (determined with the same exclusions) of at least $150,000.

See the discussion under "Who Should Invest" below for the suitability standards imposed by certain states for investors in their respective jurisdictions.

     Use of Capital: The Fund expects to invest approximately 87% of its capital in the cash portion of the purchase price of equipment. It intends to retain an additional 0.5% as reserves for general working capital purposes, and to use the balance to pay selling commissions equal to 9%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5%.

     ATEL's Fees: The Fund will pay ATEL and its family of related companies substantial fees and compensation in connection with this offering and the operation of the Fund's business, including the following:

     -- ATEL Securities Corporation will organize and manage the group of broker-dealers selling the Units. It will receive selling commissions, most of which it will pay to the participating broker dealers. ATEL Securities Corporation may retain up to 1.5% of the sale price of Units.

     -- The Fund will pay ATEL an annual asset management fee equal to 4% of the revenues from leases and sales of the Fund's equipment, subject to fee limits.

     -- ATEL will have an interest equal to 7.5% of all of the Fund's income, loss and cash distributions.

     The Fund will also reimburse ATEL for offering expenses and administrative expenses ATEL incurs on behalf of the Fund, subject to some limitations.

     Borrowing Policies: The Fund expects to borrow a total amount equal to 50% of the aggregate cost of its portfolio investments, the maximum permitted under the Operating Agreement, regardless of the amount of equity capital raised from the sale of Units.

     Income, Losses and Distributions: Fund income and loss for tax purposes and cash distributions will be allocated 92.5% to investors and 7.5% to ATEL. The Fund intends to distribute all cash revenues remaining after the Fund

     -- pays its expenses, including fees paid to ATEL,

     -- establishes or restores its capital reserves, and

     -- to the extent permitted, sets aside amounts for reinvestment in additional equipment.

     Until the end of a six-year period following the end of the offering of Units, the Fund may invest its revenues in additional equipment. Before it can reinvest its revenues, though, it must first satisfy conditions which, after the end of the offering period, include distributions to each investor for the year equal to at least 8% of the purchase price of the Units.

     Income Tax Consequences: This Prospectus has a discussion of federal income tax consequences relating to an investment in Units under the caption "Federal Income Tax Consequences." Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their portfolio.

     Summary of the Operating Agreement: The Operating Agreement that will govern the relationship between the investors and ATEL is a complex legal document. The following is a brief summary of certain provisions of the Operating Agreement discussed in greater detail under "Summary of the Operating Agreement."

     -- Voting Rights of Members. Each investor will become a member of the Fund, and will be entitled to cast one vote for each Unit owned as of the record date for any vote of all the members. The members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and have no voice in Fund operations or policies.

     -- Meetings. ATEL or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.

     -- Dissenters' Rights and Limitations on Mergers and Roll-ups. The Operating Agreement provides Members with protection in a proposed reorganization in which the investors would be issued new securities in the resulting entity.

     -- Transferability of Units. ATEL may condition any proposed transfer of Units on, among other things, legal opinions confirming that the proposed transfer does not violate securities laws and will not result in adverse tax consequences to the Fund. The Manager will take such actions as may be deemed necessary to assure that no public trading market develops for the Units in order to protect the anticipated tax consequences of an investment in the Fund. The Fund will not permit any transfer which does not follow the rules in the Operating Agreement.

     -- Liability of Investors. Under the Operating Agreement and California law, an investor complying with the Operating Agreement will not personally be liable for any debt of the Fund.

     -- Status of Units. Under the Operating Agreement, each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except there are limitations on the voting of Units held by ATEL.

     -- Term and Dissolution. The Fund intends to begin selling its assets and distributing all available cash to its Members beginning after the end of the sixth full year following the end of the offering, with the final distribution expected approximately ten to eleven years after the termination of the offering. In any event, the Fund must end no later than December 31, 2025.

     -- Books of Account and Records. ATEL is responsible under the Operating Agreement for keeping books of account and records of the Fund showing all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. These books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense the books of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.

     -- Indemnification of ATEL. The Operating Agreement provides that ATEL and its related companies who perform services for the Fund will be indemnified against certain liabilities.

     Plan of Distribution: The Units will be offered through ATEL Securities Corporation, the dealer manager, who will organize a group of other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD").

     Until subscriptions for a total of 120,000 Units are received and accepted, all offering proceeds will be deposited in an escrow account. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. The offering will terminate not later than two years from the date of this Prospectus.

     Glossary: See the definitions listed in "Glossary" below for a complete list of defined terms used in this Prospectus and the Operating Agreement.

                                  RISK FACTORS

     The purchase of Units involves various risks. Therefore, investors should consider the following material risk factors before making a decision to purchase Units.

     Most of the Fund's distributions from lease revenues are expected to be a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income at the end of the Fund will depend on a number of factors in the Fund's operations, and cannot be determined until all of its equipment is sold and an investor can compare the total amount of all cash distributions to the total capital invested. In this regard, investors should note that prior completed ATEL programs have made aggregate distributions over the course of their eight to ten year terms in amounts equal to 100% of investors' capital plus additional returns on invested capital equal to from 21% to 32% of investors' capital (not annually, but over their entire terms).

     The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors. A number economic conditions and market factors could threaten the Fund's ability to operate profitably. These include:

      -- changes in economic conditions, including fluctuations in demand for equipment, lease rates, interest rates and inflation rates,

      -- the timing of purchases and the ability to forecast technological advances for equipment,

      --  technological and economic obsolescence, and

      -- increases in Fund expenses (including labor, energy, taxes and insurance expenses).

Fluctuations in demand for equipment may affect the ability of a leasing program to invest its capital in a timely manner. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Adverse economic conditions during 1999 through 2003 affected the timing and terms of leasing, remarketing and re-leasing efforts by certain of the prior ATEL programs. An extended remarketing cycle and lower lease rates have limited the ability of certain of these programs, which, like the Fund, require minimum distributions to investors prior to reinvestment of cash flow, to generate sufficient cash flow to permit such reinvestment of cash flow in significant amounts. Economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and lease rates due to excess inventory. Recent periods of low interest rates exerted downward pressure on lease rates and resulted in less demand for lease financing. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular.

     The Fund may be harmed if a lessee defaults on its lease and the Fund is unable to collect the lease revenue anticipated from the defaulted leases. If a lessee does not make lease payments to the Fund when they are due under its lease or violates the terms of its lease contract in another important way, the Fund may be forced to cancel the lease and recover the equipment. The Fund may do this at a time when the Manager may be unable to arrange for a new lease or the sale of such equipment right away. The Fund would then lose the expected lease revenues and might not be able to recover the entire amount of its original investment. If a lessee files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in recovering the equipment from the defaulting lessee. The equipment may be returned in poor condition and the Fund may be unable to enforce important lease provisions against an insolvent lessee, including the contract provisions that require the lessee to return the equipment in good condition. In some cases, a lessee's deteriorating financial condition may make trying to recover what the lessee owes the Fund impractical. The costs of recovering equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and finding a new lessee or purchaser for the equipment may be high and may affect the Fund's profits.

     The amount of the Fund's profit will depend in part on the value of its equipment when the leases end. In general, leased equipment loses value over a lease term. In negotiating leases, the Manager will assume a value for the equipment at the end of the lease. The Manager will seek lease payments plus equipment value at the end of the lease which is enough to return the Fund's investment in the equipment and provide a profit. The value of the equipment at the end of a lease will depend on a number of factors, including:

     -- the condition of the equipment;

     -- the cost of similar new equipment;

     -- the supply of and demand for similar equipment; and

     -- whether the equipment has become obsolete.

The Fund cannot assure that its value assumptions will be accurate or that the equipment will not lose value more rapidly than anticipated.

     The Fund will borrow to buy equipment and will bear the risks of borrowing, including the potential loss of equipment used as collateral for fund debt in the event the Fund is unable to satisfy its debt obligations. The Fund will borrow to finance the acquisition of its portfolio. The Fund expects to borrow a total amount equal to 50% of the aggregate cost of its equipment, the maximum permitted under the Operating Agreement, regardless of the amount of equity capital raised from the sale of Units. The Fund can expect to make a profit on equipment purchased with debt only if the equipment produces more than enough cash from lease payments and sales price to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.

      The Fund intends to use both:

     -- debt in which only the asset financed by the lender is collateral securing the obligation, and

     -- debt in which all of the Fund's assets or a selected pool of the assets are collateral securing the obligation.

     When a borrower defaults on a secured loan, the lender usually has the right to immediate payment of the entire debt and to sell the collateral to pay the debt. In this way, the Fund's borrowing may involve a greater risk of loss than if no debt were used, because the Fund must meet its fixed payment obligations regardless of the amount of revenue it receives from the equipment. At the same time, the use of debt increases the potential size of the Fund's equipment portfolio, the amount of lease revenues and potential sale proceeds. Greater amounts of debt would also increase the total fees payable to the Manager, because its asset management fees are determined as a percentage of the Fund's total revenues.

     There are significant limitations on the transferability of Units. The Manager will take steps to assure that no public trading market develops for the Units. If a public trading market were to develop, the Fund could suffer a very unfavorable change in the way it is taxed under the federal tax laws. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Units may also not be accepted as collateral for a loan. Consequently, investors should consider the purchase of Units only as a long-term investment.

     Except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its equipment and lessees. An investor cannot assess all of the potential risks of an investment in Units because all of the equipment to be purchased and the lessees to whom the equipment will be leased have not been identified. A prospective investor will not have complete information as to the manufacturers of the Fund's equipment, the number of leases to be entered into, the specific types and models of equipment to be acquired, or the identity, financial condition and creditworthiness of the companies who will lease its equipment. Investors must rely upon the judgment and ability of the Manager in its selection of equipment to purchase, the evaluation of equipment manufacturers, the selection of lessees and the negotiation of leases.

     Investors will have limited voting rights and must rely on management for the success of the Fund. ATEL, as the Manager, will make all decisions in the management of the Fund. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its equipment. Investors are not permitted to take part in the management of the Fund and have only limited voting rights. An affirmative vote by holders of a majority of the Units is required to remove the Manager. No person should purchase Units unless he is willing to entrust all aspects of management of the Fund to the Manager and has evaluated the Manager's capabilities to perform such functions.

     The Manager will receive substantial compensation which may result in conflicts of interest. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.

      The Fund does not guarantee its distributions or the return of investors' capital. Accordingly, investors must rely on the performance of the Fund's equipment leasing portfolio investments to generate distributions in return of capital and a return on their invested capital.

       The Fund may lease equipment outside of the United States and foreign leases may involve greater difficulty in enforcing lease term and a less predictable legal system. The Fund may lease equipment to foreign subsidiaries of United States corporations and to foreign lessees. The Fund may also lease equipment to U.S. lessees, which is to be used outside the United States. The Manager will seek to limit the Fund's total cash investment in equipment under foreign leases or used primarily outside the United States to not more than 20% of its capital. The laws, courts and tax authorities of a foreign country may govern the Fund's equipment leased or used in that country. The Fund will attempt to require foreign lessees to consent to the jurisdiction of U.S. courts if disputes should arise under the lease. Even if the Fund is successful in this effort, if a foreign lessee defaults, the Fund may find it difficult or impossible to enforce judgments against foreign lessees, recover leased equipment or enforce the Fund's rights under the lease. Also, the use and operation of equipment in foreign countries may result in unanticipated taxes or confiscation without fair compensation. See "Investment Objectives and Policies
- Foreign Leases."

     If lease payments or other lease terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund's overall profit on an investment. Many countries also have laws regulating the transfer and exchange of currencies, and these laws may affect a foreign lessee's ability to comply with lease terms. Finally, certain depreciation or cost recovery methods used in calculating taxable income may not be available for equipment leased by a foreign lessee or "used predominantly outside the United States."

     Demand for equipment fluctuates and periods of weak demand could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio while periods of high demand could adversely affect the prices the Fund has to pay to acquire its investments. The Fund's ability to keep the equipment leased and the terms of its purchase, lease and sale of equipment depend on various factors, many of which neither the Manager nor the Fund can control. Factors that have an effect on the demand for equipment include the effects of inflation or recession, and fluctuations in supply and demand resulting from, among other things, technological and economic obsolescence. In this regard, it should be noted that the total investment in equipment by U.S. businesses and the total volume of equipment leasing financing declined in 2001, from an all time high in 2000, and declined again in 2002 from the volume of investment and leasing in 2001. There was a slight increase in the volume of investment and leasing in 2003, and ATEL management anticipates there will be a modest increase in 2004. (See "Leasing Industry and Competition.") There can be no assurance that demand for equipment may not decline further in future years.

         The equipment leasing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the Fund has to pay to acquire its investments. Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms that vary widely depending on the lease term and type of equipment. In seeking leases, the Fund will compete with financial institutions, manufacturers and public and private leasing companies, many of which may have greater financial resources than the Fund.

     Many Fund lease investments may depend for profit on the equipment value at the end of the lease. Most of the Fund's leases will provide for total lease payments that are less than the original price of the equipment. At the end of these leases, the Fund must either renew the lease, find a new lessee or sell the equipment to cover its investment and make a profit.

     Equipment may be damaged or lost. Fire, weather, accident, theft or other events can cause the damage or loss of equipment. Not all potential casualties can be insured, and, if insured, the insurance proceeds may not be sufficient to cover a loss.

     Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell. The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities. Regulations may impose restrictions and financial burdens on the Fund's ownership and operation of equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale value of equipment.

     Certain types of equipment, such as railcars, marine vessels and aircraft, are subject to extensive safety and operating regulations imposed by government and/or industry organizations which may make these types of equipment more costly to acquire, own, maintain under lease and sell. These agencies or organizations may require changes or improvements to equipment and the Fund may have to spend its own capital to comply. These changes may also require the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. The Fund may then have reduced operating revenues from the leases for these items of equipment. If the Fund did not have the capital to make a required change, it might be required to sell the affected equipment or to sell other items of its equipment in order to obtain the necessary cash; in either event, the Fund could suffer a loss on its investment and might lose future revenues, and the Fund might also have adverse tax consequences.

     A portion of the Fund's equipment portfolio will consist of financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default. The Fund will primarily lease equipment to large and established corporations. However, the Fund may invest a portion of its capital in providing financing to companies that do not have substantial operating histories or records of profitability, and that are developing products or services prior to bringing them to market, including development of some new and untested technologies. Because of their stage of development and the types of products and technologies they are seeking to develop, these companies will be more subject to changes and fluctuations in financial, technology and product markets. These lessees and borrowers therefore will involve greater risks of default than financing, and investment in, more established, profitable or investment grade entities.

     Lending activities involve a risk that a court could deem the Fund's financing rates usurious and unenforceable. In addition to credit risks, the Fund may be subject to other risks in equipment financing transactions in which it is deemed to be a lender. Some courts have held that certain loan features, such as equity interests, constitute additional interest. State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined and how it is calculated. Although the Fund will generally seek assurances and or opinions to the effect that its transactions do not violate applicable usury laws, a finding that an equity interest is additional interest could result in a court determining that the rate of interest charged by the Fund is usurious, the "interest" obligation under the Fund's loan could be declared void, and the Fund could be deemed liable for damages or penalties under the applicable state law.

     The Fund will be subject to the risk of claims asserting theories of "lender liability" resulting in Fund liability for damages incurred by borrowers. Various common law and statutory theories have been advanced to hold lenders liable to their borrowers. The general principle underlying this theory of liability is that lenders have a form of duty similar to a quasi fiduciary duty to their borrowers, regardless of the terms of the loan agreements and other financing documents. Breach of that duty by the lender can lead to liability for damages to the borrower. The Fund and its Manager intend to act in good faith in all dealings with the Fund's borrowers and in a manner designed to mitigate any potential for such liability, and to date no prior investment programs managed the Manager and its Affiliates has incurred any such liability nor has any prior program been otherwise adversely affected by the imposition of duties to borrowers. Nevertheless, this area of law is rapidly changing and there can be no assurance that actions the Fund believes are appropriate to take in protecting the Fund's interests as lender might not cause it to be liable for a deemed breach of a duty to a borrower.

     The Fund may not be able to register aircraft or marine vessels, which could limit the Fund's ability to invest in these types of assets or could affect the value realized by the Fund from such investments. The Fund may invest in aircraft or marine vessels. Aircraft or marine vessels operated in the United States must be registered with the Federal Aviation Administration ("FAA") or the U.S. Coast Guard ("USCG"), which limit registration to aircraft or marine vessels owned by U.S. Citizens and Resident Aliens. The FAA's and USCG's Rules are not clear on the status of certain forms of entity that own aircraft or marine vessels. The Fund will acquire aircraft or marine vessels only if they are appropriately registered. If registration were later revoked for any reason, the aircraft or marine vessel could not be operated in the United States airspace or territorial waters, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft or marine vessel, possible uninsured casualties, the loss of benefits of the central recording system under federal law and a breach by the Fund of leases or financing agreements.

     The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund. These include potential conflicts relating to the following matters:

     --  The Manager engages in other, potentially competing activities

     -- The Fund may be in competition for investments with prior programs sponsored by the Manager

     -- The Fund expects to borrow up to 50% of the aggregate cost of equipment, and this will result in higher Asset Management Fees than if less debt were incurred

     -- Agreements between the Fund and the Manager and its Affiliates are not at arm's length

     -- No independent managing underwriter has been engaged for the distribution of Units

     -- The Fund, the Manager and prospective holders are not represented by separate counsel

     -- The Fund may, under certain conditions and restrictions, enter into joint ventures with other programs affiliated with the Manager

See the discussion under "Conflicts of Interest" for a more complete description of the foregoing matters.

     The amount and terms of debt available to the Fund for the purchase of equipment may also determine the amount of cash distributed to investors and the amount of tax benefits they receive. The Fund has not entered into any loan agreements, and it cannot guarantee the availability or terms of any possible debt financing.

     The Fund may borrow on terms that provide for a lump sum payment on the due date, which might increase the risk of default by the Fund. The Fund may have debt that is not repaid in regular installments over the term of the loan, but requires a large payment of principal and interest on the final due date. This "balloon payment" debt is riskier than debt that is repaid in regular installments over the term of the loan, because the Fund's ability to repay the loan when it becomes due may depend on its ability to find a new loan or a buyer when the lump sum payment is due. If the economy is not favorable at that time or the value of the equipment has fallen, the Fund might default on its loan and lose the equipment.

     The amount of capital actually raised by the Fund may determine its diversification and profitability. The Fund's offering will be not less than $1,200,000 nor more than $150,000,000. If the Fund receives only the minimum capital, it will be more difficult to diversify its equipment and lessees, and any single lease transaction will have a greater impact on its potential profits. The Fund has no minimum number of lease transactions nor is there any restriction on the percentage of the minimum capital that it may use to buy equipment of a single type or equipment leased to a single lessee.

     The Fund is a newly-formed entity. The Fund was formed in June 2004, and has no operating history.

     A delay in the investment could affect the Fund's ability to meet its investment objectives. Any overall decline in corporate expansion or demand for capital goods could delay investment of the Fund's capital, and its production of lease revenues. As of September 30, 2004, the most recent prior ATEL program, ATEL Capital Equipment Fund X, LLC had a total of approximately $22,055,000 available to invest in equipment but not yet committed to any identified transactions. The Manager cannot predict the course of the U.S. economy, and there can be no assurance that the Fund will not experience delays in investment should demand for equipment decline or fail to recover in the future.

     Investment by the Fund in joint ownership of equipment may involve risks in coordinating its interests with those of its joint venture partner. Some of the Fund's investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, programs related to the Fund or the Manager, or as co-owners with such parties. The investment by the Fund in joint ownership of equipment, instead of investing in the equipment directly or as the sole owner, may involve risks such as:

     -- the Fund's co-venturer might become bankrupt,

     -- the co-venturer may have interests or goals that are inconsistent with those of the Fund,

     -- the parties may reach an impasse on joint venture decisions,

     -- the co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund's policies or objectives, or

     -- actions by a co-venturer might have the result of subjecting equipment owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund.

Risks Relating to Tax Matters

     In determining whether to invest in the Units, a prospective investor should consider possible tax consequences, which may include:

     -- the Fund could be taxed as a corporation. If so, the yield to an investor would be substantially reduced. See "Federal Income Tax Consequences - Classification as a Partnership."

     -- the IRS could disallow or reduce the Fund's deductions. If so, Fund income would increase or Fund losses would decrease. See "Federal Income Tax Consequences."

     -- the IRS could reallocate Fund income, gain, deduction and loss in a manner that is different from the provisions of the operating agreement. If so, an investor's share of such items would be different from that described in this prospectus. See "Federal Income Tax Consequences - Allocations of Profits and Losses."

     -- a tax-exempt organization will have unrelated business taxable income from an investment in the Fund. IRAs and other retirement plans are tax-exempt entities. See "Federal Income Tax Consequences - Investment by Qualified Retirement Plans and IRAs."

     -- changes in the tax law or regulations may adversely affect the Fund, the investors and the value of the Fund's equipment. See "Federal Income Tax Consequences - Future Federal Income Tax Changes."

     -- the opinion of tax counsel is limited in scope and qualified by certain assumptions. There can be no assurance that the IRS will not challenge the Fund's tax positions. An IRS challenge, if successful, could have a detrimental effect on the Fund's ability to realize its investment objectives. See "Preface" and "Opinion of Derenthal & Dannhauser LLP" in "Federal Income Tax Consequences."

     -- investors may have tax liability greater than their distributions. See "Federal Income Tax Consequences."

     -- an investor's share of losses incurred by the Fund will be subject to the passive loss limitation on deductibility. An investor may be unable to deduct Fund losses until termination of the Fund. See "Federal Income Tax Consequences - Limitation on Deduction of Losses."

     -- investors may have tax liability from Fund portfolio income. Portfolio income may not be offset by passive activity losses. See "Federal Income Tax Consequences - Limitation on Deduction of Losses."

     -- an audit of an investor's tax return could result from the audit of the Fund's tax return. See "Federal Income Tax Consequences - Audit of Tax Returns."

     -- investors may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund. See "Federal Income Tax Consequences - State and Local Taxes."

     -- investors may be subject to withholding. See "Federal Income Tax Consequences - State and Local Taxes."

     Each investor is urged to consult his tax advisor regarding his own tax situation and potential changes in the tax law.

Retirement Plan Risks

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in Units. An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code. If not, the investment could be subject to penalties.

Retirement plans investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in Units should be satisfied that the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Civil penalties and excise taxes may be imposed on prohibited transactions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. Fiduciary standards include the following:

     -- whether the investment is made in accordance with the documents and instruments governing the retirement plan;

     -- whether the investment satisfies the prudence and diversification requirements of ERISA and the Internal Revenue Code;

     -- whether the investment will impair the liquidity of the retirement plan;

     -- whether the investment will produce "unrelated business taxable income" for the retirement plan; and

     --  whether the assets of the plan can be valued annually.

For a discussion of these matters please see "ERISA Considerations."

                                WHO SHOULD INVEST

     The Units represent a long-term investment, the primary benefit of which is expected to be cash distributions. A purchase of Units is suitable only for persons who meet the financial suitability standards described below and who have no need for liquidity from this investment. In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is attached as Exhibit C. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

     The Fund has established suitability standards which require that an investor:

     -- have an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000; or

     -- have a net worth (determined with the same exclusions) of at least $150,000.

     Certain state securities commissioners have established suitability standards different from the above for their states. The following states have imposed additional conditions on investments in such jurisdictions:

     Arizona. Each Arizona investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or
(ii) have a net worth (determined with the same exclusions) of at least
$225,000.

     California. Each California investor must (i) have an annual gross income of at least $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of a least $75,000; or (ii) have a net worth (determined with the same exclusions) of at least $150,000. California investors may not invest in Units an amount in excess of 10% of the investor's net worth, determined exclusive of the investor's home, home furnishings and automobiles.

     Indiana. Each Indiana investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or
(ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

     Iowa. Each Iowa investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000.

     Kansas. Each Kansas investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or
(ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital. No Kansas investor may invest in Units an amount in excess of 10% of the investor's liquid net worth.

     Massachusetts. Each Massachusetts investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

     Michigan. Each Michigan investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or
(ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital. An investor in Michigan may not invest in Units any amount in excess of 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).

     Missouri. Each Missouri investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or
(ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital. No Missouri investor may invest in Units an amount in excess of 10% of the investor's liquid net worth.

     New Hampshire. Each New Hampshire investor must (i) have an annual gross income of at least $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $125,000 in excess of his Original Invested Capital; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 in excess of his Original Invested Capital.

     North Carolina. Each North Carolina investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

     Ohio. An Ohio investor may not invest in Units an amount in excess of 10% of the investor's liquid net worth.

     Oregon. Each Oregon investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or
(ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

     Pennsylvania. In addition to the investor suitability standards set forth under "Who Should Invest," an investor in Pennsylvania may not invest in Units an amount in excess of 10% of the investor's net worth (with such net worth calculated exclusive of home, home furnishings and automobiles). Furthermore, Pennsylvania subscriptions will be subject to a separate escrow and will be released to the Fund only when the Fund has received aggregate subscriptions from all investors equal to not less than $7.5 million.

     By executing the Subscription Agreement, an investor represents that he meets the suitability standards applicable to him, and agrees that such standards may be applied to any proposed transferee of his Units. Each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Selected Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, must execute a representation in the Subscription Agreement regarding such suitability, and must maintain information concerning suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser, based on relevant information concerning the investor, including the investor's age, investment objectives, investment experience, income, net worth, financial situation, and other investments, as well as any other pertinent factors.

     The minimum number of Units that an investor may purchase is 500, representing a total minimum investment of $5,000. Additional investments may be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units after his initial investment may be subject to the securities or "Blue Sky" laws of the state in which the transfer is to take place.

     Fund income realized by an IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan will be taxable to the plan as "unrelated business taxable income" under the Internal Revenue Code. In considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Internal Revenue

Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prudent investment standards generally imposed on plan fiduciaries. Also, in certain circumstances, the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets." To the extent necessary to avoid this result, the Fund will limit the sale and transfer of Units to any IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan so that less than 25% of the total outstanding Units are held by these investors at all times. Each investor must make a representation at the time of his subscription as to the record and beneficial ownership of the Units subscribed.

     Investors should also note that the Fund is required by the Operating Agreement to distribute its available cash to the extent necessary to allow a Holder in a 31% federal income tax bracket to pay the federal income taxes due on his income from the Fund for the year. So it is possible that a Holder in a higher tax bracket might not receive enough cash from the Fund to pay his tax liabilities. However, the Manager is also required to make cash distributions in certain minimum amounts prior to any reinvestment in equipment and must distribute all available revenues after the sixth year following the year the offering closes. The Manager expects distributions will be in amounts that will exceed the expected tax liabilities resulting from allocations of income regardless of the investors' tax brackets. Distributions to nonresident or foreign investors may be subject to withholding taxes, which would reduce the amount of cash actually received by such investors.

     Under federal law, certain types of equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens or Resident Aliens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Manager will not permit more than 20% of the outstanding Units to be held by persons other than U.S. Citizens and Resident Aliens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen or Resident Alien may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under "Summary of Operating Agreement -- Repurchase of Units." A UNIT HOLDER WHO FAILS TO CONFORM TO HIS REPRESENTATIONS ABOUT CITIZENSHIP OR MISREPRESENTS HIS CITIZENSHIP MAY FORFEIT AND NO LONGER BE ENTITLED TO CASH DISTRIBUTIONS, TAX ALLOCATIONS, RECEIPT OF REPORTS AND VOTING PRIVILEGES, ALTHOUGH HE MAY REALIZE PROCEEDS UPON THE TRANSFER OF HIS UNITS TO AN ELIGIBLE INVESTOR, WHO WOULD BE ENTITLED TO THE FULL ECONOMIC BENEFITS AND OTHER PRIVILEGES ATTRIBUTABLE TO SUCH UNITS.

                            ESTIMATED USE OF PROCEEDS

     Many of the figures set forth below, such as the amount of offering and organization expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of the Units and the operations of the Fund. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of Equipment. At least an additional one-half of one percent of its initial capital will be held as capital reserves.


                                                                Minimum Offering          Maximum Offering
                                                          -------------------------   -------------------------
                                                               Amount     Percent         Amount       Percent
                                                          --------------- ---------   --------------- ---------
Gross Offering Proceeds                                       $1,200,000    100.00%    $150,000,000    100.00%
Less Offering and Organization Expenses:
         Selling Commissions                                     108,000      9.00%      13,500,000      9.00%
         Other Offering and Organization Expenses                 30,000      2.50%       5,250,000      3.50%
                                                          --------------- ---------   --------------- ---------
Net Offering Proceeds                                          1,062,000     88.50%     131,250,000     87.50%
Capital Reserves                                                   6,000      0.50%         750,000      0.50%
                                                          --------------- ---------   --------------- ---------
Amount Available for Cash Payments for Equipment              $1,056,000     88.00%    $130,500,000     87.00%
                                                          =============== =========   =============== =========

     The Fund will pay selling commissions equal to 9% of the selling price of Units to ATEL Securities Corporation, a subsidiary of the Manager acting as the dealer manager for the group of selling broker-dealers. ATEL Securities Corporation will in turn pay to participating broker-dealers selling commissions equal to 7.5% of the price of Units sold by them, retaining the balance of 1.5%. Total selling commissions, disbursements and reimbursements to participating broker-dealers may not exceed an amount equal to 10% of the Gross Proceeds, except that an additional 0.5% of the Gross Proceeds may be paid for accountable, bona fide due diligence expenses. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel and ATEL's outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL's books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

     Certain persons, including the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, and others may purchase Units in this offering with reduced selling commissions under specific circumstances described under "Plan of Distribution - Investments By Certain Persons." In such event, the amount of "Gross Offering Proceeds" and "Selling Commissions" would be reduced, but such reduced commissions would not affect the amount of "Net Offering Proceeds."

     Other offering and organization expenses are expenses incurred in the organization of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees and disbursements and reimbursements to broker-dealers participating in the sale of Units. The Manager has agreed to pay all Organization and Offering Expenses, without reimbursement from the Fund, that exceed an amount equal to:

     -- 15% of the offering proceeds up to $25,000,000, and

     -- 14% of the offering proceeds in excess of $25,000,000.

If the Fund's final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 12% of the total. Payment of these expenses by the Manager will be without reimbursement by the Fund.

     The Fund will initially establish capital reserves in an amount equal to 0.5% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund in the exercise of its business judgment. Any net offering proceeds not used to acquire portfolio investments or needed as capital reserves will be returned to Unit holders as described under "Investment Objectives and Policies - General Policies" below.

     The line item for "Amounts Available for Cash Payments for Equipment" is the amount available to pay the cash portion of the purchase price of equipment plus related acquisition expenses, which are treated for tax and accounting purposes as capitalized costs added to the basis of the items of equipment to which they relate.

                             MANAGEMENT COMPENSATION

Summary Table

     The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under "Narrative Description of Compensation." The terms of the Manager's compensation were not determined by arm's-length negotiation. The Operating Agreement does not permit the Manager or its related entities to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.


Entity Receiving                                                           Estimated Amount Assuming
 Compensation                       Type of Compensation                   Maximum Units Sold
-------------------------           -------------------------              -------------------------
The Dealer Manager                  Selling Commissions (Up to 1.5%        Total selling commissions to be
                                    of offering proceeds to be retained    retained by the Dealer Manager are
                                    by the Dealer Manager)                 not expected to exceed $2,250,000.


Manager and Affiliates              Reimbursement of Organization          $5,250,000
                                    and Offering Expenses (when
                                    added to selling commissions, not
                                    to exceed a total equal to 15% of
                                    all offering proceeds up to $25
                                    million and 14% of any additional
                                    offering proceeds)


                                               OPERATIONAL STAGE


Manager and Affiliates              Asset Management Fee (a fee equal      Not determinable at this time
                                    to 4% of Operating Revenues,
                                    subject to limitations based on
                                    Fund operations)


Manager and Affiliates              Reimbursement of Operating             Not determinable at this time
                                    Expenses, subject to certain
                                    limitations


                                           CARRIED INTEREST IN FUND


Manager and Affiliates              Interest equal to 7.5% of all Fund     Not determinable at this time
                                    taxable income, tax losses and cash
                                    distributions

Narrative Description of Compensation

         Selling Commissions. The Dealer Manager will receive selling commissions on all sales of Units equal to 9% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers 7.5% of the Gross Proceeds from Units sold by them. It is not anticipated that the Dealer Manager or other Affiliates of the Manager will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services.

         Reimbursement of Organization and Offering Expenses. The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed:

     -- 15% of all offering proceeds up to $25,000,000, plus

     -- 14% of all offering proceeds in excess of $25,000,000.

     Asset Management Fee. The Fund will pay the Manager an Asset Management Fee in an amount equal to 4% of all:

     -- revenues from the Equipment, other than security deposits paid by lessees, and

     -- cash remaining from the sale or refinancing of any equipment after payment of all expenses related to the transaction.

The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit, as described below. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies and generally managing or supervising the management of the equipment. The Manager will supervise performance of all management activities, including, among other activities: the acquisition and financing of the equipment portfolio; the collection of lease revenues; monitoring compliance by lessees with the lease terms; assuring that equipment is being used in accordance with all operative contractual arrangements; paying operating expenses and arranging for necessary maintenance and repair of equipment in the event a lessee fails to do so; monitoring property, sales and use tax compliance; and preparation of operating financial data.

     Reimbursement of Operating Expenses. The Fund will reimburse the Manager and its Affiliates for expenses it pays on the Fund's behalf. These reimbursements will include:

     -- the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; and

     -- the cost of administrative services provided by Affiliates of the Manager and necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of

          -- the actual cost of such services, or

          -- the amount that the Fund would be required to pay to independent parties for comparable services.

      Beginning with the first full year after the termination of this offering, the total and annual amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term will in no event exceed, as of any date, the sum of 1% per annum of the total capital raised.

      The Manager estimates that the total amount of Reimbursable Administrative Expenses during the Fund's first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, will be approximately $650,000 to $750,000.

     Carried Interest in Fund Net Income, Net Loss and Distributions. The Fund Manager will have a Carried Interest in the Fund as a Member equal to 7.5% of all allocations of Net Income, Net Loss and Distributions. The Carried Interest in the Fund will compensate the Manager for organizing the Fund and arranging for supervision of Fund administration (e.g., investor communications and services, regulatory reporting, accounting and transfers of Units). The relative capital contributions and interests in Fund Net Income, Net Loss and Distributions is set forth in the following bar chart (Figure 1):

Figure 1







                               [GRAPHIC OMITTED]







Limitations on Fees

     The Fund has adopted a single Asset Management Fee plus the Carried Interest as a means of compensating the Manager for sponsoring the Fund and managing its operations. While this compensation structure is intended to simplify management compensation for purposes of investors' understanding, state securities administrators use a more complicated compensation structure in their review of equipment program offerings in order to assure that those offerings are fair under the states' merit review guidelines. The total of all Front End Fees, the Carried Interest and the Asset Management Fee will be subject to the Asset Management Fee Limit in order to assure these state administrators that Fund will not bear greater fees than permitted under the state merit review guidelines. The North American Securities Administrators Association, Inc. ("NASAA") is an organization of state securities administrators, those state government agencies responsible for qualifying securities offerings in their respective states. NASAA has established standards for the qualification of a number of different types of securities offerings and investment products, including its Statement of Policy on Equipment Programs (the "NASAA Equipment Leasing Guidelines"). Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines establish the standards for payment of reasonable carried interests, promotional interests and fees for equipment acquisition, management, resale and releasing services to equipment leasing program sponsors. Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines set the maximum compensation payable to the sponsor and its affiliates from an equipment leasing program such as the Fund. The Asset Management Fee Limit will equal the maximum compensation payable under Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines as in effect on the date of the Fund's prospectus (the "NASAA Fee Limitation"). Under the Asset Management Fee Limit, the Fund will calculate the maximum fees payable under the NASAA Fee Limitation and guarantee that the Asset Management Fee it will pay the Manager and its Affiliates, when added to its Carried Interest, will never exceed the fees and interests payable to a sponsor and its affiliates under the NASAA Fee Limitation.

     Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund's term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of the maximum compensation payable under the NASAA Fee Limitation, including the Manager's Carried Interest, as described below. To the extent that the amount paid as Front End Fees, the Asset Management Fee, and the Carried Interest for any year would cause the total fees to exceed the aggregate amount of fees calculated under the NASAA Fee Limitation for the year, the Asset Management Fee and/or Carried Interest for that year will be reduced to equal the maximum aggregate fees under the NASAA Fee Limitation . To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Asset Management Fee Limit for that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation.

     Under the NASAA Equipment Leasing Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's equipment; or (ii) 75% of such Gross Proceeds. The Fund intends to incur total indebtedness equal to 50% of the aggregate cost of its equipment. The Operating Agreement requires the Fund to commit at least 85.875% of the Gross Proceeds to Investment in Equipment. Based on the formula in the NASAA Guidelines, the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x ..0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Fee Limitation minimum by 9%.

     The amount of the Carried Interest permitted the Manager under the NASAA Fee Limitation will be dependent on the amount by which the percentage of Gross Proceeds the Fund ultimately commits to Investment in Equipment exceeds the minimum Investment in Equipment under the NASAA Fee Limitation. The NASAA Fee Limitation permits the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875%, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%). At the
lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their adjusted invested capital, as calculated under the NASAA Guidelines and, thereafter, the promotional interest may increase to 15% of all Distributions.

     With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Asset Management Fee Limit provided in Section
8.3 of the Agreement, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the NASAA Fee Limitation.

     Upon completion of the offering of Units, final commitment of offering proceeds to acquisition of equipment and establishment of final levels of permanent portfolio debt, the Manager will calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Fee Limitation and compare such total permitted fees to the total of the Asset Management Fee and Manager's Carried Interest. If and to the extent that the Asset Management Fee and Manager's Carried Interest would exceed the fees calculated under the NASAA Fee Limitation, the fees payable to the Manager and its Affiliates will be reduced by an amount sufficient to cause the total of such compensation to comply with the NASAA Fee Limitation. The adjusted Asset Management Fee Limit will then be applied to the Asset Management Fee and

Carried Interest as described above. A comparison of the Front End Fees actually paid by the Fund and the NASAA Fee Limitation maximums will be repeated, and any required adjustments will be made, at least annually thereafter.

Defined Terms Used in Description of Compensation

     Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager, and used in the alternative fee schedule for purpose of calculating the Asset Management Fee Limitation, are as follows:

          "Asset Management Fee Limit" means the total fees calculated pursuant to the NASAA Fee Limitation plus the Carried Interest, determined in the manner described therein.

          "Carried Interest" or "Interest in Distributions" means the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Operating Agreement.

          "Distributions" means any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

           "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including organization and offering expenses, leasing fees, acquisition fees, acquisition expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are Affiliates of the Manager.

          "Net Income" or "Net Loss" means the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

          "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

           "Reimbursable Administrative Expenses" means the ordinary and annually recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses do not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

                       INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

     The Fund's principal objectives are to invest in a diversified portfolio of primarily low-technology, low-obsolescence equipment that will:

          (i) preserve, protect and return the Fund's invested capital;

          (ii) generate regular cash distributions to Unit holders, any balance remaining after required minimum distributions to be used to purchase additional equipment during the first six years after the year the offering terminates; and

          (iii) provide additional cash distributions after the end of the reinvestment period and until all equipment has been sold.

     Distributions will be made only if cash is available after payment of Fund obligations (including payment of administrative expenses, debt service and the Asset Management Fee) and allowance for necessary capital reserves. Distributions are expected to begin as of the quarter in which the minimum offering amount is achieved. However, there can be no assurance as to the timing of distributions, or that any specific level of distributions or any other objectives will be attained.

General Policies

     The Fund intends to acquire various types of new and used equipment subject to leases. The Fund's investment objective is to acquire primarily low-technology, low-obsolescence equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio will include some more technology-dependent equipment such as certain types of communications equipment, medical equipment, manufacturing equipment and office equipment.

     While there is no widely understood definition of "high technology" versus "low obsolescence, low technology" types of equipment, the Fund uses these terms to distinguish between those types of equipment which can be expected to retain little or no residual value after completion of the lease term (so called "high technology" equipment) and those types of equipment which may be expected to retain some material value for extended useful lives (so called "low technology, low obsolescence" equipment). Some "low technology, low obsolescence" equipment may involve relatively sophisticated technology, but would be included in this category because the technology involved would not be considered as rendering the equipment vulnerable to the same type of rapid obsolescence as would be the case with equipment in the "high technology" category. It should also be noted that equipment cannot always be clearly characterized as in one category or the other, but will fall somewhere on a scale of relative technology and vulnerability to obsolescence

     In a lease of high technology equipment, the lessor must negotiate a lease rate that both recovers the full capital investment plus the target rate of return before the lease expires or the asset reaches the end of its useful life due to obsolescence. With low technology, low obsolescence equipment, the lessor can structure lease terms and rates based on an assumed residual value, and can seek to acquire equipment that will enjoy a strong resale market in order to achieve the return of invested capital plus targeted profit on the investment. The Operating Agreement does not limit the Fund's ability to invest in high-technology equipment, but the Manager estimates that approximately 20% of the Fund's portfolio, by equipment cost, will consist of high technology equipment types.

     Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor, such as the Fund, tries to negotiate lease terms based in part on its estimate of the value the leased equipment will have when the lease ends. The lessor will negotiate a lease rate designed to generate enough rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will receive both a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the Fund's assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

     The Fund will be subject to fluctuations in interest rates and inflation as it establishes its portfolio. Lease rates tend to move in concert with interest rates, so the Fund's lease rates may reflect changes in interest rates. To the extent that rates drop over the course of the Fund's term, favorable lease rates will typically be locked in for the balance of the lease term. On the other hand, if interest rates rise, the rates available to the Fund on reinvestment of its cash flow or on lease renewals and re-leases upon lease expirations will provide a hedge against rising interest rates as the lease rates may be expected to rise accordingly. As the portfolio will consist substantially of capital assets, the residual values of these assets may be expected to rise with increases in the rate of inflation during the Fund's term. While this may cause equipment prices to increase for new portfolio acquisitions, the existing portfolio will act as a hedge against the effects of inflation as the residual values realized by the Fund on the renewal, re-lease and sale of equipment upon the termination of leases may be expected to keep pace with increases in the prices for new and used equipment generally.

     The Manager will seek to maintain an appropriate balance and diversity in the types of equipment acquired and the types of leases entered into by the Fund. Its guidelines will include the following policies:

     -- When all the offering proceeds are committed to equipment and all permanent debt has been put in place, at least a majority of the equipment, based on the aggregate purchase price, will be subject to leases with scheduled lease payments returning at least 90% of the purchase price of the equipment.

     -- The Manager will seek to invest not more than 20% of the aggregate purchase price of equipment in equipment acquired from a single manufacturer. However, this limitation is a general guideline only, and the Fund may acquire equipment from a single manufacturer in excess of the stated percentage during the offering period and before the offering proceeds are fully invested, or if the Manager deems such a course of action to be in the Fund's best interest.

     A number of factors will determine the actual composition of the Fund's equipment portfolio; for example, the amount of offering proceeds actually received will be a significant factor in determining the Fund's ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of equipment will be available and at what prices at the time the Fund is ready to invest its capital.

     In structuring leases, the Fund's lease rate and return on investment objectives will vary based on:

     --    the type of equipment,

     --    the terms of the lease,

     --    the credit quality of the lessee, and

     --    prevailing lease and financial market conditions.

     The Manager will commit to a particular lease transaction only if it believes that, in the context of the Fund's overall equipment portfolio, the transaction will contribute to the satisfaction of the Fund's investment objectives. The Fund does not have any specific "minimum rate of return." As noted above, the Fund's objectives are to acquire a diversified portfolio of equipment that will generate sufficient net cash flow to permit regular distributions to investors and additional funds to reinvest in equipment. Reinvestment of revenues is permitted only after certain minimum rates of distributions are made.

     The Manager will seek to structure a portfolio that is:

     -- diversified as to equipment type, industry, lessee and geographic location;

     -- capable of generating sufficient net cash flow to meet the minimum distribution requirements to permit reinvestment; and

     -- capable of generating sufficient cash flow to provide funds for additional investment in equipment.

     The rates of return necessary to meet these objectives through the end of the reinvestment period will depend on a number of variables that cannot be predicted this far in advance.

     As set forth above under "Principal Investment Objectives," it will be the Fund's objective to reinvest in additional equipment any revenues remaining after payment of certain minimum distributions during the reinvestment period. The Fund will not acquire equipment after the reinvestment period, ending six years after the offering is completed, except if necessary to satisfy obligations entered into prior to the end of the reinvestment period or to maintain or improve equipment already owned at that time.

     Other than as set forth in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any equipment, and, as a result, there can be no assurance as to when the proceeds from the offering will be fully invested. Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the equipment to be acquired.

     Before completing any acquisition of a single item of equipment that has a contract purchase price more than $1,000,000, the Fund will obtain a future value appraisal for the equipment from a qualified independent third party appraiser. The Manager may also, in its discretion, obtain appraisals for certain smaller acquisitions if it deems an appraisal to be appropriate because of the type of equipment, the size of a transaction or otherwise. It should be noted, however, that appraisals represent only the appraiser's opinion of the value of the equipment, and do not necessarily represent the actual amount the Fund might receive on sale of the equipment.

     The Manager may purchase equipment in its own name, the name of a related entity or the name of a nominee, a trust , or other special purpose entity, or otherwise and hold title to the equipment temporarily (generally not more than six months) for any purpose related to the business of the Fund, provided, however that:

     --  the transaction is in the best interest of the Fund;

     -- the equipment is purchased by the Fund for a purchase price no greater than the cost to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement;

     -- there is no difference in interest terms of the loans secured by the equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund;

     -- there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and

     -- all income generated by, and all expenses associated with, equipment so acquired shall be treated as belonging to the Fund.

     Any offering proceeds received by the Fund during the first twelve months of the offering that have not been committed to investment in equipment by a date eighteen months after the beginning of the offering, and any offering proceeds received during a second year of the offering that have not been committed to investment by a date six months after the end of the offering (except for amounts used to pay operating expenses or required as capital reserves) will be returned pro rata by the Fund to investors. In addition, in order to refund to investors the amount of Front End Fees attributable to any returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund's capital will be available for general use during the offering period and may be expended in operating equipment that has been acquired. Offering proceeds will not be segregated or held separate from other capital of the Fund pending investment, and no interest will be payable to investors if uninvested offering proceeds are returned to them. Offering proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of these periods, regardless of whether the investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any equipment, regardless of whether any such payments are ever made.

Types of Equipment

     The Fund intends to acquire and lease a diversified portfolio of equipment. The Fund intends to invest primarily in what it deems to be relatively low-technology, low-obsolescence types of equipment. These types of equipment would include a variety of items that are not dependent on high-technology design or applications for their usefulness to lessees, and are expected to be less subject to rapid obsolescence than types that are so dependent.

     Equipment acquisition will be subject to the Manager or its agents obtaining information and reports, and undertaking inspections and surveys the Manager deems appropriate to determine the probable economic life, reliability and productivity of the equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either under a purchase agreement for large quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers. In addition, the Fund may enter into sale/leaseback transactions in which the Fund will purchase equipment from companies that will then simultaneously lease the equipment from the Fund. In some cases, the Fund may purchase equipment jointly with other Affiliates or with unaffiliated third parties, and hold title directly or through special purpose entities, in which case the Fund would co-own the special purpose entity with such other Affiliates of unaffiliated third parties. See "Joint Venture Investments" under this caption below.

     The following is a more detailed description of the various types of equipment that the Fund may purchase and lease. The types of equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund's acquisition policies. The final mix of equipment types in the Fund's portfolio will depend on the factors discussed above under "General Policies."

     Aircraft. The Fund may invest in cargo and freight aircraft, corporate aircraft and aircraft used for medical evacuation and rescue purposes. The Manager anticipates that the Fund's cash investments in all types of aircraft will not exceed an amount equal to 20% of the maximum offering amount (or $30,000,000). Cargo and freight aircraft are used by commercial freight carriers and national and international mail and package delivery services exclusively for the hauling of cargo. Corporate aircraft, including both helicopters and fixed-wing aircraft, are used by many businesses to move employees from city to city or to locations without scheduled air service and for the express delivery of personnel, components and products at various manufacturing and service facilities. The Fund may invest in commercial passenger aircraft, but not more than 10% of its maximum offering amount (or $15,000,000) will be committed to the purchase of commercial passenger aircraft and any debt used to acquire or maintain commercial passenger aircraft will either be secured by the obligations of an "investment grade" lessee, or will not involve the other assets of the Fund as collateral. Commercial passenger aircraft consist of aircraft used in the day to day operation of scheduled passenger air carriers.

     All domestic corporate and commercial aircraft are registered with the Federal Aviation Administration ("FAA"). Under the Federal Aviation Act of 1958, as amended (the "Act"), it is unlawful to operate an unregistered aircraft in the United States. In order to be eligible for registration, the rules and regulations of the FAA provide, in effect, that aircraft is eligible for registration only if it is owned by a United States Citizen or a Resident Alien. A literal reading of the Act could lead to the conclusion that aircraft in which the Fund has an interest are not eligible for registration because the term United States Citizen is defined in the Act to include a partnership in which each member is an "individual" who is a citizen of the United States or one of its possessions, and the Fund has a corporate Manager. The FAA has indicated informally that it will permit registration of an aircraft under the Act and the regulations thereunder in the name of a trustee of a trust in which a partnership is the sole beneficiary if the partnership's partners are United States Citizens (whether or not they are all individuals) or Resident Aliens. However, such representations are not binding on the FAA; therefore, the possibility exists that the FAA would challenge such a registration. In addition, a registration may be challenged and rendered invalid if a Member is not, contrary to his representation to the Fund, a United States Citizen or a Resident Alien or if a Member ceases to be a United States Citizen or a Resident Alien. Any challenge, if successful, could result in an inability to operate the aircraft, substantial penalties, the premature sale of the aircraft, the loss of the benefits of the central recording system under federal law thereby leaving the aircraft exposed to liens or other interests not of record with the FAA, and a breach by the Fund of lease agreements entered into in connection with the aircraft. Accordingly, the Manager will limit the ownership of Units or interests therein by any persons who are not United States Citizens or Resident Aliens to not more than 20% of the outstanding Units.

     It is anticipated that any aircraft lease will provide, as a condition precedent to the transaction, that application for registration shall have been duly made and that the prospective lessee will have temporary or permanent authority to operate the aircraft. If such authority were not obtainable because of failure of registration, the lessee might be entitled to void the transaction and the lease would not take effect.

     Computer and Computer-related High Technology Equipment. This type of equipment includes a variety of items including:

          Small Computer Systems, Personal Computers and Workstations. Small computer systems and personal computers are used alone or in networks by a variety of businesses for various functions, including accounting, sales management, administration and inventory control. Workstations are generally high performance engineering and design systems that are more complex than small computer systems and personal computers.

          Computer Peripheral Equipment. Devices used with a computer system's mainframe or central processing unit.

          Mainframe Computers. Large central processing units, typically manufactured by IBM and compatible with software designed by IBM.

          CAE/CAD/CAM Equipment. Computer aided engineering, design and manufacturing systems housing advanced computer and communications technologies and sophisticated product data management software.

     Construction Equipment. Construction equipment includes bulldozers, haulers, cranes, graders, backhoes, front-end loaders, scrapers and asphalt and cement spreaders used in a wide variety of applications including building construction and road, bridge and other civil engineering construction projects.

     Energy Equipment. Energy equipment includes cogeneration facilities, transmission lines, generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems.

     General Purpose Plant/Office Equipment. Plant/office equipment includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

     Graphic Processing Equipment. Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment that is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors. Phototype setters are used for the setting of type for publications such as newspapers and magazines. Computerized type-setters have become common in recent years, as they simplify type-setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings, which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

     Machine Tools and Manufacturing Equipment. Machine tools and manufacturing equipment include a wide variety of metalworking machinery, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. Some form of machine tool is used in virtually every production process of a metal product or component. While some machine tools and metalworking equipment are built for a particular end product, the majority of machine tools can be used in a variety of applications. Manufacturing equipment can also include some high technology equipment.

     Maritime Equipment. Maritime equipment is widely used in the shipping industry as the most cost-effective way of transporting large quantities of commodities. Marine vessels include tankers, which are designed to carry liquid commodities, and dry bulk carriers, which are designed to carry homogenous commodities. In addition, certain vessels have been designed as combination carriers that have the capacity to carry both liquid and dry cargoes. Such equipment also includes supply vessels, tug boats, hopper barges, tank barges and intermodal containers.

     Marine vessels may be registered in countries other than the United States and may operate in international and foreign seas and waterways. Certain types of marine vessels must be registered prior to operation in the waterways of the United States. Marine vessel registration can be challenged and rendered invalid under circumstances similar to those discussed with regard to aircraft above. Any successful challenge with respect to a marine vessel may result in substantial penalties, including the forced sale of the vessel, the potential for uninsured casualties, and a breach by the Partnership of the lease or financing agreements related to the vessel.

     In addition, certain U.S. federal statutes and regulations provide for the forfeiture to the U.S. Government of transportation equipment, including marine vessels, found to be used in the transportation of illegal drugs and other contraband. Upon the acquisition of vessels, the Manager will seek to cause the vessel owner to enter into the Sea Carrier Initiative Agreement with the U.S. Customs Service, whereby the vessel owner agrees to take affirmative steps to deter illegal access to and use of such vessels by those engaged in trafficking of items deemed to be illegal contraband, including illegal drugs. The law provides for an exception with respect to the owners of vessels, whereby the illegal activity has occurred without the owner's knowledge, consent or willful blindness. However, there can be no assurance that if a marine vessel owned by the Fund and leased to a third party was found to be engaged in such illegal activities, that it would not be seized or detained by the U.S. Government. In that event, the Fund's insurance coverage may mitigate its loss of income or pecuniary damages.

     Materials Handling Equipment. Materials handling equipment includes many varieties of fork lift trucks. They are either battery-powered or gas-powered, and are used in warehouses and factories for the movement of products and materials from one work station to another or from a warehouse to a truck for shipment, or for the storing of products and materials. The equipment comes in a variety of styles, depending on the design of the items to be moved and the design of the shipping or warehouse facility. However, this type of equipment is generally of standard design and can be used by a variety of industries.

     Medical Equipment. Medical equipment includes a wide variety of testing and diagnostic equipment including:

          Radiology Equipment. This category includes x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

          Laboratory Equipment. This category includes blood analysis equipment and other automated medical laboratory equipment.

          Other Medical Equipment. This general category includes equipment using ultrasound technology, patient monitoring systems and a variety of other equipment used in hospitals, clinics and medical laboratories.

     Photocopying Equipment. The Fund may acquire and lease photocopying and other document duplicating or reproduction equipment.

     Plant and Production Facilities. Plant and production facilities for manufacturing, such as, air separation plants, production lines, bottling lines, storage tanks. Large facility lease financing are likely to include an interest in the underlying real property where the equipment is located, and in certain cases, the cash flows generated from the project and the value of the equipment will become a significant factor in the credit analysis and investment decision by the Fund.

     Railroad Rolling Stock. Railroad rolling stock includes gondolas, tank cars, boxcars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their tracks. Flatcars and boxcars have a variety of designs, some of which are general purpose and some of which are special purpose. Special purpose flatcars and boxcars are used for the shipment of specific products whereas a general purpose car can be used for the shipment of a wide variety of products. Many electric utilities lease hopper cars for the shipment of coal from the mine to the generating plant. Tank cars are used to transport liquids. Locomotives are the engines, generally diesel powered, that drive trains of railcars from one location to another. Locomotives come in a variety of designs, which vary in the amount of horsepower produced.

     Research and Experimentation Equipment. Research and experimentation equipment includes various types of analyzers, spectrometers, oscilloscopes, measuring instruments, gas and liquid chromatographs, physical testing centrifuges, graphic plotters and printers, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems, and other general laboratory instruments and equipment used in businesses for the development of ongoing research programs.

     Telephone and Telecommunications Equipment. Communications equipment is used for voice and data transmission. Its applications include, but are not limited to, telephone communication, radio and television broadcasting, cable television and satellite communications. The Fund may acquire and lease communications equipment including telephone equipment and systems, data communication terminals, cables, transmission wires, transmitters, control and amplification equipment, repeaters, monitoring equipment, teleprinters, connector and switching equipment, satellite and microwave transmission facilities and support equipment.

     Tractors, Trailers and Trucks. Tractors, trailers and trucks are used for the shipment of various products and goods from one location to another. Tractor-trailer rigs are often used for longer shipments and delivery of larger pieces; whereas heavy-duty trucks are generally used for the more local delivery of large products. A "tractor" refers to the power unit of a tractor-trailer combination. The tractor cab is generally manufactured by one company and the engine and drive train by another. The engine may use gasoline or diesel fuel. Trailers are the container portion of a tractor-trailer rig and come in a variety of sizes and designs depending on the product to be shipped. Trailers may be designed for intermodal use so they can either be pulled by tractors or transported on railroad flatcars. Trailers may be up to 45 feet long in most states and most commonly have a set of twin axles (eight wheels) to carry the load. A trailer may be enclosed on a flatbed for the shipment of large or oversized products, and may be refrigerated for the shipment of perishable products. The Fund intends to invest in trailers that can be used for the shipment of a wide variety of goods and are not limited to specific applications. Heavy-duty trucks are large trucks in which the engine and load carrying components are mounted on a single frame. The trucks can be used for the local delivery of large products or for the hauling of construction materials.

     Miscellaneous Equipment. The Fund may also acquire various other types of equipment, including, but not limited to, oil drilling equipment, mining and ore-processing equipment, electronic test equipment, office automation equipment, furniture and fixtures, automobiles, dairy production equipment, video projection and production equipment, store fixtures, display cases and freezers.

     Incidental Property Acquisitions. Incidental to an acquisition of equipment, the Fund may acquire certain rights (including, by way of example, puts, calls, options or warrants), interests in real property, mineral rights or other tangible or intangible property or financial instruments. The Fund may acquire ownership of an item of equipment by acquiring the beneficial interests of a trust or the equity interest in a special purpose entity formed for the purpose of holding title to leased equipment, which special purpose entity could be in the form of a limited partnership, limited liability company, or corporation. Nothing in the Operating Agreement prohibits the Fund from acquiring any such incidental property rights or indirect ownership interest, provided that the primary purpose and objective is the acquisition and leasing of equipment as described herein, the acquisition of the incidental rights does not alter the essential character of the transaction as an acquisition and lease which otherwise satisfies the investment objectives and policies of the Fund, and the acquisition does not otherwise violate or circumvent any provision of the Operating Agreement.

Prior Program Diversification

     The prior public equipment leasing programs sponsored by the Manager and its Affiliates have had equipment portfolio objectives substantially identical to those of the Fund. The first chart set forth below (Figure 2) represents the actual equipment portfolio diversification by equipment type for all prior ATEL public programs as of December 31, 2004; the second chart set forth below (Figure 3) represents the actual equipment portfolio diversification by lessee industry for all prior ATEL public programs as of December 31, 2004; and the third chart set forth below (Figure 4) represents the actual portfolio diversification by the lessees' geographic location for all prior ATEL public programs as of December 31, 2004. Diversification of the Fund's portfolio will depend on a number of variables, including the amount of capital raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be one of the primary investment objectives and policies of the Fund.

                               [GRAPHIC OMITTED]








                                    Figure 2

                               [GRAPHIC OMITTED]







                                    Figure 3













                               [GRAPHIC OMITTED]




                                    Figure 4



     Diversification of an investor's portfolio across several asset classes can reduce overall investment portfolio risk in the same manner as accomplished by ATEL Funds with respect to their equipment portfolios by diversifying among equipment type, industry and geographic location. Ibbotson Associates, Inc. has published the following graph (Figure 5) representing reduction of investment portfolio risk, measured by standard deviation, based on the number of randomly selected assets in a portfolio.

                               [GRAPHIC OMITTED]








                                    Figure 5


Furthermore, many investment professionals believe asset allocation is one of the most important factors in determining the performance of an investor's investment portfolio. The following graphic (Figure 6) illustrates the results of one study of investment portfolio performance published in 2004.






                                [GRAPHIC OMITTED]







                                    Figure 6

Borrowing Policies

     The Fund expects to incur debt to finance the purchase of a portion of its equipment portfolio. The amount of borrowing in connection with any equipment acquisition transaction will be determined by, among other things, the credit of the lessee, the terms of the lease, the nature of the equipment and the condition of the money market. There is no limit on the amount of debt that may be incurred in connection with any single acquisition of equipment. However, the Fund may not incur aggregate outstanding indebtedness in excess of 50% of the total cost of all equipment as of the date of the final commitment of offering proceeds and, thereafter, as of the date any subsequent indebtedness is incurred. The Fund intends to borrow amounts equal to such maximum debt level in order to finance its equipment portfolio, regardless of the amount of equity capital raised from the sale of Units. While the Manager maintains short-term lines of credit, there can be no assurance that such short-term credit or permanent financing will be available to the Fund in the amounts desired or on terms considered reasonable by the Manager at the time the Fund seeks to finance a specific acquisition.

     Financing for the Fund may consist of both recourse and nonrecourse debt. Nonrecourse borrowing, in the context of the type of business to be conducted by the Fund, means that the lender providing the funds would only be able to look to the equipment purchased with such funds and the proceeds derived from the leasing or reselling of such equipment as security. Recourse debt, in the context of the type of business to be conducted by the Fund, means that the lender can look beyond the specific asset financed by the loan to all of the assets of the borrower, or a specified pool of assets, as collateral for repayment of its debt obligation. The Fund anticipates that a significant portion of its debt will be recourse debt incurred using all or a portion of its equipment portfolio as collateral. The Fund may participate with other affiliated programs and the Manager in a common recourse debt facility to provide temporary or short-term bridge financing of transactions approved for acquisition by the Fund and such Affiliates. In such instances, lease transactions may be held in the name of an Affiliate of ATEL for convenience, notwithstanding that the transaction has been approved for one or more participants. The ultimate acquisition of the financed transaction will depend on many factors, including without limitation, the Fund's available cash, portfolio makeup and investment objectives at the time of closing.

     The Fund may also incur long-term recourse debt in the form of asset securitization transactions in order to obtain lower interest rates or other more desirable terms than may be available for individual nonrecourse debt transactions. In an "asset securitization," the lender would receive a security interest in a specified pool of "securitized" Fund assets or a general lien against all of the otherwise unencumbered assets of the Fund. The Manager expects that an asset securitization financing would involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to limit the Fund's exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund.

     Other than short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest that may vary with the prime or reference rate of interest of a lender. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund's interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for distributions. Historically, the prime rates charged by major banks have fluctuated; as a result, the precise amount of interest that the Fund may be charged under such circumstances cannot be predicted.

     In the case of any recourse bridge financing or asset securitization, the lender would not be entitled to look to the individual assets of any investor, or, in many cases, of the Manager, for repayment of such loans. If, under tax principles, it is determined that the Manager or one of its Affiliates bears the economic risk of loss for such recourse debt, then the recourse debt will be allocated to the Manager or its Affiliate for tax basis purposes and all deductions attributable to the recourse debt will be allocated to the Manager or its Affiliate.

     Fund indebtedness may provide for amortization of the principal balance over the term of the loan through regular payments of principal and interest or may provide that all or a substantial portion of the principal due will be payable in a single "balloon payment" upon maturity. Such balloon payment indebtedness involves greater risks than fully amortizing debt.

     In the event that the Fund does not have sufficient funds to purchase an item of equipment at the time it is acquired, the Fund may borrow from third parties on a short-term basis, and repay the loans out of the proceeds from the subsequent sale of Units. Any short-term loans may be unsecured or secured by the assets acquired and/or other assets of the Fund.

     Although the Operating Agreement does not prohibit the Manager or its related entities from lending to the Fund, the Fund does not have any intention or arrangements to borrow from these parties. If the Fund were to borrow from the Manager or its related companies, the terms may not permit the Manager or its affiliates to receive a rate of interest or other terms that are more favorable than those generally available from commercial lenders under the circumstances. Neither the Manager nor its affiliates may provide financing to the Fund with a term in excess of twelve months.

Description of Lessees

     The Fund will only purchase equipment for which a lease exists or for which a lease will be entered into at the time of purchase.

     The Fund's objective is to lease a minimum of 75% of the equipment (by cost), as of the date of the final commitment of its proceeds from the sale of Units, to lessees that the Manager deems to be high quality corporate credits, of which:

     -- at least half of the high quality corporate credits satisfying the 75% minimum requirement will have either an average credit rating by Moody's Investors Service, Inc. of "Baa" or better, or the credit equivalent as determined by the Manager, with the average rating weighted to account for the original equipment cost for each item leased; and

     -- the balance will be public and private corporations with substantial revenues and histories of profitable operations, as well as established hospitals with histories of profitability or municipalities.

     The Manager may determine that the credit equivalent of a Moody's Baa rating applies to those lessees that are not rated by Moody's, but which:

     -- have comparable credit ratings as determined by other nationally recognized credit rating services;

     -- although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or

     -- in the Manager's opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund's interest in the equipment that the risk is equivalent to that involved in a lease to a company with a credit rating of Baa.

     The remaining 25% of the initial equipment portfolio may include equipment financed for companies which, although deemed creditworthy by the Manager, would not satisfy the specific credit criteria for the portfolio described above. Included in this 25% of the portfolio may be one or more growth capital leasing investments, which are described below under "Growth Capital Equipment Financing." No more than 20% of the initial portfolio, by cost, will consist of these growth capital leasing investments.

     In arranging lease transactions on behalf of corporate investors and securing institutional financing for such transactions, the Manager and its Affiliates have been required to analyze and evaluate the creditworthiness of potential lessees. However, neither the Manager nor any of its Affiliates is in the business of regularly providing credit rating analyses as an independent activity. In order to analyze whether a prospective lessee's credit risk is comparable or equivalent to a Moody's Baa rating, the Manager will attempt to apply the standards applicable to securities qualifying for the Baa rating. Such securities are generally deemed to be of "investment grade," neither highly protected nor poorly secured, with earnings and asset protection which appear adequate at present, but which may be questionable over any great length of time. Notwithstanding the Manager's best efforts to assure the lessees' creditworthiness, there can be no assurance that lease defaults will not occur.

     It is not anticipated that the Fund's lessees will be located primarily in any given geographic area. The Manager will use its best efforts to diversify lessees by geography and industry, and will apply the following policies:

     -- The Manager will seek to limit the amount invested in equipment leased to any single lessee to not more than 20% of the aggregate purchase price of equipment owned at any time during the reinvestment period; and

     -- In no event will the Fund's equity investment in equipment leased to a single lessee exceed an amount equal to 20% of the maximum capital from the sale of Units (or $30,000,000).

Foreign Leases

     There is no limit on the amount of equipment that may be leased to foreign subsidiaries of United States corporations, to foreign lessees or that may otherwise be permitted to be used predominantly outside the United States. The Manager does not have any specific objective with regard to the amount of equipment to be subject to foreign leases, but intends to pursue desirable foreign leasing opportunities for the Fund to the extent consistent with the Fund's overall investment objectives.

     Of the total purchase price of equipment leased to foreign lessees, the Manager will require that a minimum of 75% must represent equipment leased to lessees which have a credit risk equivalent to a credit rating by Moody's Investors Service, Inc. of "Baa" (investment grade) or better, as determined by a credit rating agency which is generally recognized in the financial services industry or, if no such credit rating is available, as determined by the Manager. Any leases to foreign lessees that do not meet the foregoing credit standard will either be guaranteed by a U.S. parent company of the lessee, or will involve lessees that have assets located in the United States with a value equal to or greater than the original purchase cost of the equipment subject to the lease.

     The Manager will seek to limit the aggregate amount of the Fund's equity invested in all equipment leased to foreign lessees or that is otherwise to be used primarily outside the United States to not more than 20% of the Gross Proceeds. For this purpose, a lessee under a lease guaranteed by a United States corporation will not be deemed a foreign lessee.

     Furthermore, in order to attempt to mitigate certain risks relating to foreign leases, the Fund will attempt to negotiate lease provisions, which require:

     -- payment in U.S. currency;

     -- reimbursement for any foreign taxes billed to the Fund; and

     -- insurance covering the risk of confiscation.

There can be no assurance, however, that the Fund will be successful in negotiating such provisions.

Description of Leases

     Generally, in a lease involving new equipment, the lessee will express an interest in lease financing for equipment and the Manager will attempt to create a lease package for the prospective lessee. In formulating the lease package, the Manager will consider the following factors, among others:

     --  the type of equipment;

     --  the anticipated residual value of the equipment;

     --  the business of the lessee;

     --  the lessee's credit rating;

     --  the cost of alternative financing services; and

     --  competitive pricing and other market factors.

     The initial lease terms will vary as to the type of equipment, but will generally be for 36 months to 84 months. The Fund may lease some equipment to federal, state or local governments, or agencies thereof. Many of such leases will be subject to renewal each year, because many governmental lessees must obtain appropriations for funds for their leases on an annual basis. In addition, the Fund may, under appropriate circumstances, engage in other short-term or "per diem" leases when the Manager deems it in the best interest of the Fund and consistent with its overall objectives.

     The equipment will be leased to third parties primarily pursuant to leases with scheduled rents that will return less than the purchase price of the equipment during the initial term of the lease. These include leases where rental payments are based upon equipment usage. However, as of the date the final offering proceeds are committed and all permanent debt is placed, a majority of the leases, based on equipment purchase price, will provide for lease payments and other payments by the lessee equal to at least 90% of the original equipment purchase price. Lease rentals during comparable terms are ordinarily higher under leases that provide rents that are less than the full purchase price than those that return the full purchase price to the lessor. As a result, the Manager believes that well-structured leases of this type will help the Fund satisfy its investment objectives.

     The Fund will seek initial lease terms during which a lessee may not cancel the lease or avoid the lease obligation. However, where the Manager deems it to be in the Fund's best interest, because of favorable lease terms, anticipated high demand for particular items of equipment or otherwise, it may permit an appropriate cancellation clause.

     The Manager believes that the Fund will be able to lease or sell its equipment profitably after the initial lease terms although no assurances can be given that it will. Many of the Fund's initial lessees may be expected to renew their leases or purchase the equipment they are leasing and using in their business. See Figure 10 in Exhibit A for a graphic presentation of prior programs' experience in this regard. Because of potential replacement costs on the open market, and the costs avoided by continuing to use the equipment they already have under lease, a lessee may generally be expected to pay substantially greater than the wholesale value of the equipment on a re-lease or purchase of the equipment under lease. The Fund's ability to renew or extend the terms of its leases or to re-lease or sell the equipment on expiration of the initial lease terms is dependent on many factors, including possible economic or technological obsolescence of the equipment, competitive practices and conditions and generally prevailing economic conditions.

     The Fund's leases will generally be "net leases," which provide that the lessee must bear the risk of loss of the equipment, provide adequate insurance, pay taxes on the equipment, maintain the equipment and indemnify the Fund against any liability that may arise from any act or omission by the lessee or its agents. In some leases, the Fund may be responsible for certain of these obligations, such as certain insurance and maintenance expenses, but generally only during a period when the equipment is not under lease.

     Most of the Fund's lease agreements will require the lessees to maintain:

     -- casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount set forth in the lease, and

     -- liability insurance naming the Fund as an additional insured with a minimum limit of $1,000,000 in coverage.

     The Fund may enter into remarketing agreements with manufacturers of equipment on terms that are customary in the industry. A remarketing agreement is an agreement whereby the manufacturer agrees with the lessor to assist the lessor in finding a new lessee at the termination of the original lease. The

Manager will determine, in its sole discretion, whether to enter into such agreements and with which manufacturers to do so. Most remarketing agreements call for the manufacturer to find a second user only on a "best efforts" basis. Thus, a remarketing agreement does not assure the lessor that the equipment can or will be re-leased at the end of the initial lease term. The monthly rental payments under a new lease or the sale price of such equipment would be subject to the final approval of the Manager. Under a remarketing agreement, the manufacturer would participate with the Fund in revenues on an incentive basis. The manufacturer would typically receive a percentage of the revenue derived by the Fund from the equipment under the agreement, which would increase after the Fund received a specified return on its investment.

Growth Capital Equipment Financing

     At least 75% of the Fund's equipment portfolio, by cost, as of the final commitment of offering proceeds, will consist of transactions financing equipment for high quality corporate lessees. In the rest of its portfolio, the Fund intends to finance some equipment for a variety of public and non-public companies, and to obtain terms from some non-public lessees and borrowers that may include, as consideration to the party providing financing, the granting of warrants, options or other rights to purchase equity securities of the lessee or borrower, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Prospectus as the "equity interests"). Growing young companies often have more difficulty obtaining financing for equipment essential to the development and growth of their business, and, as a result, must offer lessors and lenders substantial cash deposits, equity participation or other extraordinary consideration to obtain financing for the equipment. The Fund intends to focus up to 20% of its initial portfolio in this market to achieve investment returns from both its direct lease and loan revenues and gains it may realize from the equity interests.

     The Manager will look for those companies that show solid potential for consistent profitability within a specific time period, and that have obtained or are expected to attract sufficient equity venture capital to finance their operations through expected profitability. The Manager will seek to identify potential lessees that are at an early enough stage in their capitalization to require these types of financing solutions, but which demonstrate the potential to both satisfy their lease terms and provide attractive equity participation to the Fund as lessor. The Manager will also seek to identify more mature, privately-held companies that seek creative financing solutions involving the granting of equity interests to the Fund. The Fund would expect these transactions to involve as collateral more high technology, low residual value equipment than the leases in the primary portion of its portfolio. As noted above, the Fund's equipment portfolio will consist primarily of low obsolescence equipment that will be expected to retain significant residual value upon expiration of the initial leases. In contrast, the portion of the Fund's portfolio invested in growth capital financing transactions is expected to be relatively high-technology equipment, and to return invested capital and a targeted return on investment through the regular cash payments due during the initial lease term.

     The Fund will only acquire equity interests in conjunction with the Fund's secured financing transactions, including leases and loans to the issuer of the equity interests or to a parent, subsidiary or affiliate of the issuer. In many cases, the Fund expects to acquire equity interests, such as warrants and options to purchase securities, in consideration of its financing and without any other cash investment by the Fund at the time it acquires such rights (such rights granted as part of the financing transaction are referred to here as "warrant coverage"). In such cases, cash investment by the Fund would be made upon exercise of the rights, and the Fund expects to use operating cash flow to fund such exercises. In other cases, the Fund may obtain the right to make a direct cash investment in the lessee's or borrower's securities at the time the equipment financing is provided, for which the Fund would use proceeds from the offering of Units. In order to assure that the Fund will not be deemed an "investment company" under the Investment Company Act of 1940, the Manager will in no event during the life of the Fund permit the aggregate value of the equity interests and any other investment securities held by the Fund to exceed 40% of the value of the Fund's total assets.

     In addition to true lease financing, the Fund's growth capital leasing investments may be in the form of "leases intended for security" and secured loan transactions with equipment and other assets as the collateral. In a true lease transaction, the Fund as lessor would be considered the owner of the equipment for tax purposes, and is therefore entitled to cost recovery deductions allocable to the equipment. A "lease intended for security" or finance lease may be nominally structured as a lease, but is analogous to an installment sale contract or loan agreement, and is treated as a loan for tax purposes, with the "lessor" as lender and the "lessee" as the borrower. In a secured loan agreement, the Fund would be the lender and the user of the equipment would be the borrower. In each case, the borrower would be deemed the owner of the equipment for tax purposes and would retain, as part of the economic structure of the lease, all of the rights to cost recovery deductions and other tax aspects of ownership. In these transactions, the borrower will typically have an obligation to make fixed periodic installments of principal and interest over a specified term. The Manager will attempt to structure these transactions so that the payments of principal and interest, together with any equity interests involved, will return the Fund's investment and provide a desirable rate of return on investment in view of the associated financing risks. In addition to financing equipment, the Fund's secured loan transactions may also provide working capital to a borrower.

     In finance leases and secured loans, the Fund will have a security interest in any equipment financed in the transaction, as well as receivables and proceeds under any lease or rental agreement relating to the equipment. Collateral for the Fund's secured loan transactions may also include the borrower's receivables or its other tangible or intangible assets. The Fund's security interest may be a senior lien on the financed assets, providing the Fund with the right, on any default under the financing arrangement, to foreclose on the assets that are collateral, and to take possession and or sell the assets in order to satisfy the borrower's obligation. The Fund may also provide financing as a junior or subordinate lender under appropriate circumstances. In such cases, the Fund's right to enforce its obligations against the collateral would be subject to the priority of any senior lender's rights. To secure working capital loans, the Fund will generally seek a blanket lien on all of a borrower's assets, or all assets except certain excluded assets. Borrowers may need to exclude intellectual property rights as collateral in order to comply with the terms of other outstanding or future financing obligations.

     In conjunction with its lease of equipment to lessees, the Fund will negotiate the acquisition from the lessees, or their parents or affiliates, rights to purchase the equity securities of such entities, or, in some cases, the securities themselves. The equity interests may be in the form of warrants or options to purchase equity securities, common shares, preferred shares, convertible equity, convertible debt, or any other form of interest which is structured to give the Fund the right to benefit from growth in the market value of the lessee's equity capital. At some time in the future, typically at the time of, or soon after, the lessee's equity securities become publicly registered or tradeable, generally through an initial public offering, merger or reorganization, the Fund would exercise its rights represented by the equity interests, acquire the lessee's publicly-traded securities and seek to dispose of the securities at a profit. The equity interests may also mature upon the negotiated sale of the lessee through the sale of all of the lessee's equity securities or a sale of all its assets and liquidation of the proceeds to the equity holders.

     The Fund's management will determine when and whether to exercise rights to convert or acquire securities subject to the equity interests. To exercise warrant or option rights the Fund will pay an exercise price, which may be financed out of the disposition proceeds to be realized upon an immediate resale of the purchased securities. There can be no assurance that the issuers of the equity interests will achieve capital growth and that the equity interests will generate any profit, or that such growth and profits will be achieved during the Fund's anticipated holding period.

Leasing Industry and Competition

     Leasing has become one of the major methods by which American businesses finance their capital equipment needs. According to information published by the Equipment Leasing Association (the "ELA"), a leasing industry trade association, total U.S. business investment in equipment increased annually from $376.2 billion in 1992 to a peak of $796 billion in 2000, before declining to $668 billion in 2003 and an estimated $709 billion in 2004. The ELA estimates that over 80% of U.S. companies lease some or all of their capital equipment. The total U.S. equipment leasing volume, according to the ELA, increased annually from $121.7 billion in 1992 to a peak of $247 billion in 2000, before declining to $208 billion in 2003 and an estimated $218 billion in 2004. The volume of equipment lease financing reflects general economic conditions, and as the economy slows or builds momentum, the demand for productive equipment generally slows or builds, and equipment lease financing volume generally decreases or increases. The U.S. economy experienced recession during 2001 and 2002 and the volume of equipment financing contracted as a result.

     In addition to fluctuations in demand for equipment, investment returns from equipment leasing may be affected by prevailing interest rates, as alternative financing structures and costs affect lease pricing. The U.S. economy has recently experienced a period of relatively low interest rates. While low interest rates may initially enhance the value of existing long term lease investments with higher locked in lease rates, lower interest rates will potentially reduce the lease rates available on new lease financing transactions.

     Although ATEL anticipates growth in the economy and in demand for equipment in the future, many uncertainties may affect the equipment financing industry. These uncertainties range from the potential near term effects of conflict in the Middle East, to the potential long term effects of the many new accounting and disclosure rules and regulations imposed on public companies by Congress, the Securities and Exchange Commission and accounting regulators in the wake of highly publicized business failures and accounting scandals. ATEL is unable to predict what, if any, effect these and other developments will have on the economy in general and on capital investment in equipment by U.S. business and lease financing in particular.

     See Figure 7 for a graphic presentation of the components of U.S. corporate financing and the role played by equipment leasing (according to the ELA). Please note that this chart reflects equipment lease financing from all sources, including manufacturers, financial institutions and private and public lease financing companies, and not just public equipment leasing programs such as the Fund. Public programs like the Fund represent only a relatively small portion of the total lease financing industry. The ELA estimates that each increase of $1 billion in equipment investment by U.S. industry reflects an increase of approximately 30,000 jobs.




                               [GRAPHIC OMITTED]





                                    Figure 7


     In obtaining lessees, the Fund will compete with manufacturers of equipment that provide leasing programs and with established leasing companies and equipment brokers. Manufacturers of equipment may offer certain incentives including maintenance services and trade-in or replacement privileges that the Fund cannot offer. The Fund may also be competing with manufacturers and others who offer leases that provide for longer terms and lower rates than leases that the Fund will offer. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to purchase equipment subject to leases. Major national and international leasing companies are much larger than the Fund and the manager, with greater financial and personnel resources, and may therefore be able to offer lessees a broader range of lease and financing options than the Fund. The Fund, on the other hand, may be able to react more quickly and flexibly to lessee needs than larger leasing organizations.

Joint Venture Investments

     The Fund may purchase certain of its equipment by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate, which owns the equipment. The controlling interest requirement may be satisfied by ownership of more than 50% of the venture's capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that any other party to the venture should decide to sell, refinance or change the assets owned by the venture. The Fund may not acquire equipment jointly with others unless:

          (i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the equipment that the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement, and

          (ii) the transaction does not result in payment of duplicate fees.

     The Fund may also acquire equipment by joint venture or as co-owner with an Affiliate if the following conditions are met:

          (i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund;

          (ii) there are no duplicate fees;

          (iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;

          (iv) the Affiliate must have a compensation structure substantially identical to that of the Fund;

          (v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into under Section 15.2.15 of the Operating Agreement or similar provisions governing the Affiliate; and

          (vi) the Fund has a right of first refusal should a co-venturer decide to sell the property owned by the venture.

     Because both the Fund and its Affiliate will be required to approve decisions pertaining to the equipment, a management impasse may develop. If one party, but not the other, wishes to sell the equipment, the party not desiring to sell will have a right of first refusal to purchase the other party's interest in the equipment. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

General Restrictions

     The Fund will not: (i) issue any Units after the offering terminates or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) invest in or underwrite the securities of other issuers, (iv) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase or lease any equipment from nor sell or lease property to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties that would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates.

     The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing.

Changes in Investment Objectives and Policies

     Unit holders have no right to vote on the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

                              CONFLICTS OF INTEREST

     The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. These conflicts include, but are not limited to, the following:

     The Manager engages in other, potentially competing, activities. The Manager serves in the capacity of manager or general partner in other public programs engaged in the equipment leasing business, and it and its Affiliates also engage in the business of purchasing and selling equipment and arranging leases for their own account and for the accounts of others. The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for its own account. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity. This conflict results in a potential benefit to the Manager and its Affiliates by permitting them to make more efficient use of their personnel and resources, but may impose a burden on them by requiring the Manager and its Affiliates to maintain sufficient staff to discharge their responsibilities to all parties.

     Competition for Investments. The Manager will have conflicts of interest to the extent that its prior or future investment programs may compete with the Fund for opportunities in the acquisition and leasing of equipment. Prior public programs currently in operation and expected to acquire additional equipment investments include: ATEL Capital Equipment Fund VII, L.P. ("ACEF VII"); ATEL Capital Equipment Fund VIII, LLC ("ACEF VIII"); ATEL Capital Equipment Fund IX, LLC ("ACEF IX"); and ATEL Capital Equipment Fund X, LLC ("ACEF X") (together collectively referred to as "Prior Programs"). The Prior Programs have investment objectives substantially identical to those of the Fund and may have funds available for investment in additional equipment at a time when the Fund is also active in seeking to invest or reinvest in equipment. Certain of the equipment owned and to be acquired by the Prior Programs and the Fund may be similar and may be purchased from the same manufacturers. Furthermore, the Manager and its Affiliates may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

     Any time two or more investment programs (including the Fund) affiliated with the Manager have capital available to acquire and lease the same types of equipment, conflicts of interest may arise as to which of the programs should proceed to acquire available items of equipment. In such situations, the Manager will analyze the equipment already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the equipment based upon such factors, among others, as:

     (i) the amount of cash available in each program for such acquisition and the length of time such funds have been available,

     (ii)  the current and long-term liabilities of each program,

     (iii) the effect of such acquisition on the diversification of each program's equipment portfolio,

     (iv) the estimated income tax consequences to the investors in each program from such acquisition, and

     (v)   the cash distribution objectives of each program.

If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager will purchase such equipment for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available equipment allocated first to the program that has had funds available for investment the longest. This potential conflict may represent a benefit to the Manager and its Affiliates as the availability of a number of different investment programs may permit the Manager to more aggressively seek leasing transactions which may be suitable for a variety of portfolios. It may also result in difficulty in determining which program will participate in which transactions.

     The Manager and Affiliates will receive substantial fees and other compensation. Fund operations will result in certain compensation to the Manager and its Affiliates. The Manager has absolute discretion in all decisions on Fund operations. Because the amount of such fees may depend, in part, on the debt structure of equipment acquisitions and the timing of these transactions, the Manager and its Affiliates may have conflicts of interest. For example, the acquisition, retention, re-lease or sale of equipment and the terms of a proposed transaction may be less favorable to the Fund and more favorable to the Manager under certain circumstances. It should be noted that the Manager intends to cause the Fund to incur aggregate acquisition debt in an amount approximately equal to 50% of the total cost of equipment.

     In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, the Manager or its Affiliate will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. The ability to determine the amount or timing of a transaction could nevertheless be a benefit to the Manager and increase the costs incurred by the Fund.

     Agreements are not Arm's-Length. Agreements between the Fund and the Manager or any of its Affiliates are not the result of arm's-length negotiations and performance by the Manager and its Affiliates will not be supervised or enforced at arm's-length. This is a benefit to the Manager, as it has unilaterally determined the terms of such agreements. It could be adverse to the interests of Unit holders, as they will not have the opportunity to negotiate terms or change terms of such agreements.

     No independent managing underwriter has been engaged for the distribution of the Units. ATEL Securities Corporation is an Affiliate of the Manager and will perform wholesaling services for the Fund as the Dealer Manager. It may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

     The Fund, the Manager and prospective Holders have not been represented by separate counsel. In the formation of the Fund, drafting of the Operating Agreement and the offering of Units, the attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates. The Fund expects that this dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel.

     The Fund may enter into joint ventures with programs managed by the Manager or its Affiliates. The Manager may face conflicts of interest as it may control and owe fiduciary duties to both the Fund and the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held equipment at a time when it is in the best interest of the other to hold the equipment. Nevertheless, these joint ventures are restricted to circumstances whereby the co-venturer's investment objectives are comparable to the Fund's, the Fund's investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

                             ORGANIZATIONAL DIAGRAM

     The following diagram (Figure 8) shows the relationships among the Fund, the Manager and certain Affiliates of the Manager that may perform services for the Fund (solid lines denote ownership and control and dotted lines denote other relationships).

Figure 8

                              -----------------------------------------------------------

                                              ATEL Capital Group ("ACG")

                              -----------------------------------------------------------
                                                           |
                                                           |
            -------------------------------------------------------------------------------------------------
            |                              |                               |                                |
            |                              |                               |                                |
--------------------------    ---------------------------      --------------------------    -------------------------
     ATEL Equipment            ATEL Financial Services,         ATEL Investor Services             ATEL Leasing
   Corporation (AEC")              LLC ("Manager")                      ("AIS")                Corporation ("ALC")
--------------------------    ---------------------------      --------------------------    -------------------------
  |                                |                  |             |                                          |
  |                                |                  |             |                                          |
  |                                |                  |             |                                          |
  |                                |                  |             |                                          |
  |                                |                  |             |                                          |
  |                                |                  |             |                                          |
  |                                |                  |             |                                          |
  |                                |                  |             |                                          |
  |     ---------------------------------------       |             |                                          |
  |          ATEL Securities Corporation              |             |                                          |
  |             (the "Dealer Manager")                |             |                                          |
  |     ---------------------------------------       |             |                                          |
  |                                                   |             |                                          |
  |                                                   |             |                                          |
  |                                                   |             |                                          |
  |                                                   |             |                                          |
  |                           -----------------------------------------------------------                      |
  |                                                                                                            |
  |---------------------------           ATEL Capital Equipment Fund XI, LLC             ----------------------|
                                                     (the "Fund")

                              -----------------------------------------------------------

Dean L. Cash holds 100% of ATEL Capital Group's outstanding voting stock. ATEL Capital Group controls 100% of the outstanding capital stock of each of the Manager, ALC, AIS and AEC. The Manager owns 100% of the outstanding capital stock of the Dealer Manager. See "Management" for further information concerning the above entities and their respective officers and directors.

                          FIDUCIARY DUTY OF THE MANAGER

     The Manager is accountable to the Fund as a fiduciary and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

     Under California law and subject to certain conditions, a Member may file a lawsuit on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may sue on behalf of himself and all other Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to class action procedural rules. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel.

     The Operating Agreement does not excuse the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the "business judgment rule," that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, a manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating Agreement that the Manager has no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager's standard of care.

     The Operating Agreement also provides that, to the extent permitted by law, the Fund is to indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys' fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager will not be indemnified against any liabilities arising under the Securities Act of 1933. In addition, the Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement.

     Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under California law. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law.

                                   MANAGEMENT

The Manager

     The Manager is ATEL Financial Services, LLC (the "Manager" or "AFS"), formed as a California corporation in 1977 under the name All Type Equipment Leasing, Inc., and converted to a limited liability company in 2001 as described below. The Manager's offices are located at 600 California Street, 6th Floor, San Francisco, California 94108, and its telephone numbers are 415/989-8800 and 800/543-ATEL. Its officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment, as more fully described below and in Exhibit A hereto. The Manager and its Affiliates are sometimes collectively referred to below as "ATEL" for convenience. The Fund itself will have no employees, but will use the services of ATEL and its Affiliates and their employees to fulfill the Fund's administrative and operating needs.

     Since its organization in 1977, ATEL has been active in several areas within the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, and (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations.

     The Manager has organized ten prior public programs to acquire and lease equipment. During the past 20 years, ATEL has participated in structuring and/or arranging lease transactions involving aggregate equipment costs in excess of $1.8 billion.

     In April 2001, ATEL Financial Corporation converted from a California corporation to a California limited liability company, and changed its name to ATEL Financial Services, LLC ("AFS" or "Manager"). AFS remains a subsidiary of ATEL Capital Group ("ACG"), with all of the equity interest in AFS indirectly controlled by ACG through its subsidiaries. The managing member of AFS is ATEL Leasing Corporation ("ALC"), and its members are ALC and ATEL Business Credit, Inc. ("ABC"). Each of ALC, ABC, ATEL Equipment Corporation ("AEC") and ATEL Investor Services ("AIS") is a wholly-owned subsidiary of ATEL Capital Group. ALC, AEC and AIS will perform services for the Fund under the direction of the Manager. Acquisition services will be performed for the Fund by ALC, equipment management and asset disposition services will be performed by AEC, and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation ("ASC"), is a wholly-owned subsidiary of AFS. ACG had a net worth as of July 31, 2002, its most recent fiscal year end, well in excess of the NASAA Guidelines minimum of $1,000,000. ACG is responsible for all aspects of the performance by its affiliates of services necessary to the operation of the Fund and for the facilities, personnel, equipment, financial and other resources used by its affiliates in the performance of those services.

     The officers and directors of ACG, AFS and their Affiliates are as follows:

Name                     Positions
----                     ---------

Dean L. Cash             Chairman of the Board, President and Chief Executive
                         Officer of ACG, AFS and AEC; Director, President and
                         Chief Executive Officer of ALC, AIS and ASC

Paritosh K. Choksi       Director, Executive Vice President, Chief Financial
                         Officer and Chief Operating Officer of ACG, AFS, ALC,
                         AIS and AEC

Vasco H. Morais          Senior Vice President and General Counsel for ACG, AFS,
                         ALC, AIS and AEC

Philip Litchenstein      Senior Vice President of ALC

Donald E. Carpenter      Controller of ACG, AFS, ALC, AEC and AIS; Chief
                         Financial Officer of ASC

Elif A. Kuvvetli         Corporate Controller of ACG, AFS, ALC, AEC and AIS

Russell H. Wilder        Vice President, Chief Credit Officer of ACG, AFS, ALC
                         and AEC

Steven R. Rea            Executive Vice President of ATEL Ventures, Inc.

Thomas P. Monroe, Jr.    Senior Vice President of AEC

Merriah Harkins          Executive Vice President of ASC

Ernest C. Goggio         Director of ACG


     Dean L. Cash, age 54, became chairman, president and chief executive officer of ATEL in April 2001. Mr. Cash joined ATEL as director of marketing in 1980 and served as a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with the NASD.

     Paritosh K. Choksi, age 51, joined ATEL in 1999 as a director, senior vice president and its chief financial officer, and has been its chief financial officer, executive vice president and chief operating officer since April 2001. Prior to joining ATEL, Mr. Choksi was chief financial officer at Wink Communications Inc. from 1997 to 1999. From 1977 to 1997, Mr. Choksi was with Phoenix American Incorporated, a financial services and management company, where he held various positions during his tenure, and was senior vice president, chief financial officer and director when he left the company. Mr. Choksi was involved in all corporate matters at Phoenix and was responsible for Phoenix's capital market needs. He also served on the credit committee overseeing all corporate investments, including its growth capital lease portfolio. Mr. Choksi was part of the executive management team which caused Phoenix's portfolio to grow from $50 million in assets to over $2 billion. Mr. Choksi has served as a member of the board of directors of Syntel, a public company, since 1997. Mr. Choksi received a Bachelor of Technology degree in mechanical engineering from the Indian Institute of Technology, Bombay in 1975; and an M.B.A. degree from the University of California, Berkeley in 1977.

     Vasco H. Morais, age 46, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL's legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America's equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais, an active member of the State Bar of California since 1986, currently serves as co-chair of the Uniform Commercial Code Committee of the Business Law Section of the State Bar of California.

     Philip Litchenstein, age 56, joined ATEL in 2004 and is Senior Vice President of ATEL Leasing Corporation. He is responsible for managing the national sales and sydications teams. Prior to joining ATEL, Mr. Litchenstein was an Executive Vice President at Security Pacific Leasing, from 1975 to 1992, where he headed the big ticket, aviation and syndications groups. After Security Pacific Leasing merged with Bank of America in 1992, Mr. Litchenstein became a Managing Director of Bank of America Leasing & Capital Corp. where he managed the Energy and Utilities sales team until 2002. From 2003, until joining ATEL, Mr. Litchenstein was Western Regional Manager at GMAC Commercial Finance. He received his B.A. in Economics from the University of California at Berkeley in 1970, and his M.B.A. from San Francisco State University in 1975.

     Donald E. Carpenter, age 55, joined ATEL in 1986 as controller. Prior to joining ATEL, Mr. Carpenter was employed as an audit supervisor with Laventhol & Horwath, certified public accountants in San Francisco, California, from 1983 to 1986. From 1979 to 1983, Mr. Carpenter was employed by Deloitte Haskins & Sells, certified public accountants in San Jose, California. From 1971 to 1975, Mr. Carpenter was a supply officer in the U.S. Navy. Mr. Carpenter received a B.S. degree in mathematics (magna cum laude) from California State University, Fresno in 1971 and completed a second major in accounting in 1978. Mr. Carpenter has been a California certified public accountant since 1981. He is qualified as a registered principal with the NASD.

     Elif A. Kuvvetli, age 35 joined ATEL in 2004 as corporate controller. Prior to joining ATEL, Ms. Kuvvetli worked at Epicentric, Inc. as corporate controller, from 2002 to 2003. From 2001 to 2002, Ms. Kuvvetli was employed as corporate controller at Repeater Technologies, Inc. From 1991 to 2001 Ms. Kuvvetli held various audit positions (audit senior to audit manager) in Assurance and Business Advisory Services Group of PricewaterhouseCoopers LLP. Ms. Kuvvetli received a BA in business majoring in accounting and finance from Istanbul University. Ms. Kuvvetli has been an Associate Chartered Accountant of the Institute of Chartered Accountants in Australia since 1993.

     Russell H. Wilder, age 51, joined ATEL in 1992 as Vice President of ATEL Business Credit, Inc. and in 1995 became its Senior Vice President of Operations. He has also served as Chief Credit Officer to ATEL Financial Corporation since October 1992. From 1990 to 1992 Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. Prior to 1990, Mr. Wilder had numerous assignments in the credit and operations departments for small, mid-size and big ticket lease transactions with Westinghouse Credit, Wells Fargo Leasing and Fireside Thrift Co., a Teledyne subsidiary. Mr. Wilder holds a BS with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the United Association of Equipment Lessors.

     Steven R. Rea, age 37, joined ATEL in 2000 and serves as Executive Vice President of ATEL Ventures, Inc. Prior to joining ATEL, Mr. Rea was employed at Imperial Bank (now Comerica) from 1999 to 2000, where he managed the venture leasing department for the emerging growth division. From 1997 to 1999, Mr. Rea was employed at LINC Capital, Inc., a specialty finance and venture leasing company, where he was responsible for originating, structuring and negotiating equipment leasing and other asset-backed financing for emerging growth companies. From 1994 to 1997, Mr. Rea was an Account Executive and later Vice

President of Business Development at Interlease Group Ltd., a diversified financial services company, specializing in financings for venture backed companies. From 1992 to 1994, Mr. Rea was with Automatic Data Processing as a senior district sales manager. Mr. Rea received a B. S. degree in finance from San Diego State University in 1991.

     Thomas P. Monroe, Jr., age 40, joined ATEL in 1998 as a portfolio manager in the asset management department. In July 2002, Mr. Monroe was named Vice President and in 2004 Senior Vice President of ATEL Equipment Corporation. In this function, Mr. Monroe manages ATEL's asset management department, which is responsible for residual valuation, due diligence, equipment inspections, negotiating renewal and purchase options and remarketing offlease equipment. Prior to joining ATEL, Mr. Monroe was employed by GE Capital for six years as a portfolio manager in the computer leasing division. Mr. Monroe received a B.A. degree in Psychology from the University of California, Berkeley in 1987 and an M.B.A. degree with a concentration in International Marketing from the University of Notre Dame in 1990. Mr. Monroe is a candidate member of the American Society of Appraisers and has successfully completed four course levels required for the Machinery and Equipment Valuation specialty.

     Merriah Harkins, age 34, joined ATEL in February of 2002 and as Executive Vice President of ATEL Securities Corporation is responsible for managing the securities division of ATEL Capital Group. Ms. Harkins started with ATEL as Senior Vice President of the northwest region. She began her financial services career in 1994 with Mass Mutual as an advisor, and in 1995 joined The Vanguard Group and held various managerial positions with Aetna Retirement Services (now part of ING) in 1996. Ms. Harkins' most recent position prior to joining ATEL was with Charles Schwab in 1999. As a Director of Institutional Services she was responsible for the national sales support teams for advisors with greater than $250 million under management at Schwab and she specialized in Schwab's managed account products. She holds the Series 7, 9, 10, 6, 63 and 26 qualifications. She attended the University of Georgia and has a BSBA in Finance.

     Ernest C. Goggio, age 81, joined the board of ATEL in April of 2001. Since June 1988, he has been chairman at Invivo Corp., a publicly held medical device company. Since June, 1966, he has served as chairman and has been a major stockholder in Pillar Corp., PHSI and other privately held companies. Mr. Goggio has been active for many years in the startup, acquisition and investment in a variety of privately held companies primarily in the manufacturing sector. He is also currently managing a portfolio of passive investments. Prior to starting his own companies he held management positions with Westinghouse Electric and Louis Allis (a division of Litton Industries). Mr. Goggio graduated with a degree in Math and Physics from the University of Toronto in 1944, and subsequently served as a radar officer in the Pacific theater while attached to the British Navy during World War II.

Management of the Fund's Operations and Administration

     ATEL Leasing Corporation has the primary responsibility for selecting and negotiating potential acquisitions and leases of equipment, subject to the Manager's supervision and approval. The Manager's Investment Committee will approve any acquisition before it is consummated. The Investment Committee with respect to standard lease portfolio investments currently consists of Dean L. Cash, Paritosh K. Choksi, Donald E. Carpenter and Russell Wilder. The Investment Committee for growth capital portfolio investments currently consists of Dean L. Cash, Paritosh K. Choksi and Russell Wilder

     ATEL Equipment Corporation will manage the Fund's portfolio of equipment, subject to the Manager's supervision. Management services to be provided by AEC include collection of lease payments from the lessees of equipment, re-leasing services upon termination of leases, inspection of equipment, acting as a liaison between lessees and vendors, general supervision of lessees and vendors to ensure that the equipment is being properly used and operated by lessees, arranging for maintenance and related services with respect to the equipment and the supervision, monitoring and review of others performing services for the Fund. Third parties who are not Affiliates of the Manager may participate in managing or may separately manage equipment for which they will receive a fee from the Fund which is in addition to the fees paid to the Manager. AEC will be responsible for supervision, monitoring and review of all such third party management services.

The Manager will be primarily responsible for Fund administration and reporting. The Manager will be responsible for the design and operation of the Fund's disclosure controls and procedures to comply with federal securities law reporting requirements, and will be responsible for performing periodic evaluations of these controls and procedures. As disclosed in all active prior programs' annual reports on Form 10-K for the year ended December 31, 2003, the chief executive and chief financial officers of the Manager had identified certain enhanced controls needed to facilitate a more effective closing of these programs' financial statements. Specifically, the programs' auditors advised management of a material weakness surrounding the financial statement closing process that they believe arose because ATEL's accounting resources were not adequate to complete the closing of the books and preparation of financial statements in a timely manner. However, it should be noted that all of these financial statements were issued with unqualified opinions. Since the beginning of 2004, ATEL hired a new corporate controller, added two assistant controllers and additional accounting staff personnel, and has instituted new procedures or revised existing procedures to ensure that these programs' and the Fund's ability to execute internal controls in accounting and reconciliation in the closing process is adequate in all respects. In connection with management's review of the effectiveness of internal disclosure controls and procedures of the Fund and prior programs as of December 31, 2004, including communication with its auditors regarding the audit process, ATEL management has determined that it has successfully taken all steps necessary to resolve any outstanding issues with respect to its annual financial statement closing process and that its accounting resources are adequate to perform this process in a timely and accurate manner. In connection with their audit of the Fund and prior programs for the year ended December 31, 2004, the independent accountants issued a no material weakness letter which indicates that no matters were noted involving internal control and its operation that the auditor considered to be material weaknesses as defined by the public company accounting oversight board (United States). Furthermore, all financial statements for the Fund and prior programs for 2004 were issued with unqualified opinions of the independent accountants. The Manager will continue to review its accounting procedures and practices to determine their effectiveness and adequacy and will take any steps deemed necessary in the opinion of the Manager's chief executive and chief financial officers to ensure the adequacy of the Fund's disclosure and accounting controls and procedures.

Management Compensation

     The Fund does not pay the officers or directors of the Manager or its Affiliates any compensation. However, the Fund will pay the Manager and its Affiliates the fees and other compensation described under "Management Compensation" above in this Prospectus. . Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future.

Changes in Management

     The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

     The by-laws of the Manager provide for a maximum of three directors. The by-laws can be amended to increase the number of directors either by a vote of stockholders or of directors. In the event of a vacancy or increase in the number of members of the board of directors, the remaining directors may elect the members to serve until the next annual meeting of directors. Directors are otherwise elected annually by vote of the stockholders, and the directors appoint corporate officers to serve at the will of the board.

The Dealer Manager

     ATEL Securities Corporation (the "Dealer Manager") was organized in October 1985 principally for the purpose of assisting in the distribution of securities of programs to be sponsored by the Manager and its Affiliates. The Dealer Manager became a member of the NASD in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL. The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby.

                            PRIOR PERFORMANCE SUMMARY

     THE INFORMATION PRESENTED IN THIS SECTION AND IN THE TABLES INCLUDED AS EXHIBIT A TO THIS PROSPECTUS REPRESENTS HISTORICAL RESULTS OF PRIOR EQUIPMENT LEASING PROGRAMS SPONSORED BY THE MANAGER AND ITS AFFILIATES. INVESTORS IN THE FUND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE INVESTMENT RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PROGRAMS.

     Since July 28, 1977, the Manager and its Affiliates have financed, structured or arranged equity and debt participation for equipment leasing transactions involving total equipment costs in excess of $1.8 billion. The Manager has sponsored and syndicated ten prior public equipment leasing programs (collectively referred to as the "Prior Programs"). In addition, ATEL has sponsored three prior privately placed equipment leasing programs, including two formed to engage exclusively in "growth capital leasing," a different primary investment objective than that of the Fund or the Prior Programs.

     The first Prior Program, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997. Through its liquidation, ACDF made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital.

     The second Prior Program, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998. ACDF II made total cash distributions to its investors in the aggregate amount of $1,222.63 per $1,000 invested. Of this amount a total of $335.43 represents investment income and $887.20 represents return of capital.

     The third Prior Program, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000. ACDF III made cash distributions to its investors in the aggregate amount of $1,329.76 per $1,000 invested. Of this amount a total of $379.10 represents investment income and $950.66 represents return of capital.

         The fourth Prior Program, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. Of such equipment, items representing an original purchase cost of $103,274,568 had been sold as of September 30, 2004. Through September 30, 2004, ACDF IV had made cash distributions to its investors in the aggregate amount of $1,216.49 per $1,000 invested. Of this amount a total of $320.17 represents investment income and $896.32 represents return of capital.

         The fifth Prior Program, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $186,995,157 as of September 30, 2004. Of such equipment, items representing an original purchase cost of $145,817,223 had been sold as of September 30, 2004. Through September 30, 2004, ACDF V had made cash distributions to its investors in the aggregate amount of $989.88 per $1,000 invested. Of this amount a total of $188.55 represents investment income and $801.33 represents return of capital.

         The sixth Prior Program, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,275,158. Of such equipment, items representing an original purchase cost of $149,031,165 had been sold as of September 30, 2004. Through September 30, 2004, ACDF VI had made cash distributions to its investors in the aggregate amount of $829.60 per $1,000 invested. Of this amount a total of $109.03 represents investment income and $720.57 represents return of capital.

           The seventh Prior Program, ATEL Capital Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $302,698,648. Of such equipment, items representing an original purchase cost of $119,102,193 had been sold as of September 30, 2004. Through September 30, 2004, ACEF VII had made cash distributions to its investors in the aggregate amount of $713.88 per $1,000 invested. Of this amount a total of $99.39 represents investment income and $614.49 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VII. See Table VI - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF VII.

       The eighth Prior Program, ATEL Capital Equipment Fund VIII ("ACEF VIII"), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $249,040,775 as of September 30, 2004. Of such equipment, items representing an original purchase cost of approximately $99,918,539 had been sold as of September 30, 2004. Through September 30, 2004, ACEF VIII had made cash distributions to its investors in the aggregate amount of $494.85 per

$1,000 invested. Of this amount a total of $22.37 represents investment income and $472.38 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VIII. See Table VI - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF VIII.

         The ninth Prior Program, ATEL Capital Equipment Fund IX ("ACEF IX"), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment with a total purchase cost of $87,892,538 as of September 30, 2004. Of such equipment, items representing an original purchase cost of approximately $8,426,990had been sold as of September 30, 2004. Through September 30 2004, ACEF IX had made cash distributions to its investors in the aggregate amount of $294.46 per $1,000 invested. Of this amount a total of $24.01 represents investment income and $270.45 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF IX. See Table VI - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF IX.

       The tenth prior public program, ATEL Capital Equipment Fund X ("ACEF X"), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. As of September 30, 2004, the offering was still in progress. As of that date, $97,932,450 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X terminated its offering on March 12, 2005. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $26,623,768 as of September 30, 2004. Sales of such equipment were not significant as of September 30, 2004. Through September 30 2004, ACEF X had made cash distributions to its investors in the aggregate amount of $95.09 per $1,000 invested. All of this amount represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF IX. See Table VI - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF X.

         As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. ACEF IX is in the process of leveraging its gross offering proceeds for the purchase of its initial equipment portfolio. ACEF X is in the process of committing the balance of its gross offering proceeds to its initial equipment portfolio. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on ACEF IX and ACEF X. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit ACEF IX and ACEF X to pursue their investment objectives.

         Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACDF V, ACDF VI, ACEF VII and ACEF VIII to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have in the recent past adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, finally, the lowest interest rates in forty years have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs' investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program's debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

         As of September 30, 2004, the Prior Programs have acquired equipment with a total purchase cost of approximately $1.34 billion during a period of over 18 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $7 million, or approximately 0.53% of the assets acquired, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

     The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in Exhibit A -- "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

     In Tables I through III, information is presented with respect to all Prior Programs sponsored by the Manager and its Affiliates that completed their offerings of interests within the five-year period ended December 31, 2003, except that ACDF X had not completed its offering as of that date, so the tabular information concerning ACDF X does not reflect results of an operating period after completion of its funding. Table IV includes information concerning the three Prior Programs that had completed their respective operations as of September 30, 2004. Table V includes information regarding all acquisitions of equipment by the three most recently formed Prior Programs. Table VI includes information regarding all dispositions of equipment by Prior Programs during the five year period ended September 30, 2004.

     The following is a list of the tables set forth in Exhibit A:

     Table I   --    Experience in Raising and Investing Funds

     Table II  --    Compensation to the Manager and Affiliates

     Table III --    Operating Results of Prior Programs

     Table IV  --    Results of Completed Programs

     Table V   --    Acquisition of Equipment by Prior Programs

     Table VI  --    Sales or Disposals of Equipment

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 California Street, 6th Floor, San Francisco, California 94108 or by calling the Manager at (415) 989-8800.

     In addition to the Prior Programs, the Manager and its Affiliates have during the past ten years sponsored two private programs with investment objectives that are significantly different than those of the Prior Programs. Both of these prior private programs were formed to engage exclusively in growth capital leasing.

   ATEL Venture Fund ("AVF"), commenced a private placement of up to $25,000,000 of its limited liability company member interests in September, 1999. AVF terminated its placement as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from approximately 147 investors. All of the proceeds were committed to financing transactions, organization and offering expenses and capital reserves. AVF had acquired financing transactions with a total purchase cost of $11,011,489 as of September 30, 2004. Of such equipment, items representing an original purchase cost of approximately $7,523,517 had been sold as of September 30, 2004.

      ATEL Growth Capital Fund ("AGCF"), commenced a private placement of up to $25,000,000 of its limited liability company member interests on June 1, 2003. As of the date of the prospectus, the placement was still in progress. As of September 30, 2004, $7,781,000 of offering proceeds had been received from approximately 129 investors. All of the proceeds were committed to financing transactions, organization and offering expenses and capital reserves. AGCF had acquired financing transactions with a total purchase cost of $5,290,400 as of September 30, 2004. None of such financing transactions had been sold as of September 30, 2004.

                        INCOME, LOSSES AND DISTRIBUTIONS

     The taxable income and taxable loss of the Fund (the "Net Income and Net Loss") and all Fund cash distributions shall be allocated 92.5% to investors and 7.5% to the Manager as the Carried Interest.

Allocations of Net Income and Net Loss

     The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and cash distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter will be allocated to Units repurchased by the Fund during such quarter, and such Units will not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing and Method of Distributions

     Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may, during each fiscal quarter, designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter. Distributions will be made by check payable to the record Holder unless another payee is designated in writing executed by the Holder. Holders may elect in writing to have distributions paid by wire transfer to designated accounts. Wire transfer instructions may be given upon subscription or may be provided at any time thereafter for subsequent distributions.

Allocations of Distributions

     Distributions will be allocated among investors on the same basis as Net Income and Net Loss. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of capital reserves deemed appropriate by the Manager, and, to the extent permitted, reinvestment in additional equipment.

     The Fund anticipates that income taxes on a portion of its distributions will be deferred by depreciation available from its equipment. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital. Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

     The Fund is intended to be self-liquidating. After the sixth year following the end of the offering, the Fund will distribute all available cash, other than reserves deemed required for the proper operation of its business, including reserves for the upgrading of equipment to preserve its value or to purchase equipment the Fund has committed to buy prior to the end of the reinvestment period. During this liquidation stage, rates of distributions may vary and distributions may be suspended while Fund debt is repaid from disposition proceeds before net disposition proceeds are distributed to Unit holders.

     When the Fund liquidates, and after the Fund pays its creditors (including investors who may be creditors), the Fund will distribute any remaining proceeds of liquidation in accordance with each Member's positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation to investors of gain from the sale of equipment, which could equalize their Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those investors who are admitted at end of the offering. As noted above, any differences would be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through special allocations of gain from the sale of equipment.

Reinvestment

     The Fund has the right to reinvest revenues during the period ending six years after the offering ends. Before the Fund can reinvest in equipment, however, the Fund must, at a minimum, distribute

          (i) enough cash to allow an investor in a 31% federal income tax bracket to meet the federal and state income taxes due on income from the operations of the Fund;

          (ii) through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of:

               (a) a rate of return on their original capital contribution equal to 2.5% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 8% per annum and a maximum of 10% per annum, or

               (b) 90% of the total amount of cash available for distributions; and

          (iii) for each quarter during the rest of the reinvestment period, an amount equal to 8% per annum on their original capital contribution.

     The following chart (Figure 9) illustrates the anticipated cycle of distributions to investors during the Fund's three basic stages, funding, operations and liquidation. The amount of distributions is expected to vary during the initial funding stage of the Fund, as it raises equity capital through the sale of Units, acquires its initial equipment leasing transaction portfolio and leverages its portfolio. Then, distributions are expected to become level as the Fund is required during its six year operations stage to make minimum distributions to investors prior to any reinvestment of the Fund's operating cash flow. There can be no assurance, however, as to the rate or availability of distributions during any period, or the rate of reinvestment, if any, during the operations stage. The availability of cash for distributions, and the rate of distributions, if any, during all stages will be dependent on the success of Fund operations and the Fund's need to pay operating expenses, to repay debt, the terms of which may require suspension of distributions during some periods, and to establish necessary capital reserves. After the operations stage, the Fund is expected to enter into a two to four year liquidation stage during which all cash flow not required for Fund obligations, including repayment of debt and establishment of capital reserves, will be distributed to investors. Distributions during this period are expected to fluctuate as amounts vary depending on the rate of liquidation of the portfolio, the residual values realized upon expiration of leases, the amount of remaining lease revenues, the amount of operating expenses incurred, the need to repay portfolio debt, and the establishment of necessary capital reserves. Investors should note that there can be no assurance as to the amount or timing of any distributions, which, as described above, will depend on a number of factors affecting Fund operations.




                                [GRAPHIC OMITTED]




                                    Figure 9



Return of Unused Capital

     Any net offering proceeds received by the Fund during the first twelve months of the offering not committed to investment in equipment by eighteen months after the beginning of the offering, and any offering proceeds received in a second year of the offering not committed to investment by a date six months after the end of the offering (except amounts used to pay operating expenses or required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund will distribute to investors pro rata, the amount by which the unused capital so distributed, divided by the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the amount of unused capital distributed.

Cash from Capital Reserve Account

     The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than 1/2 of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $750,000 if the maximum Units are sold). Any cash reserves used need not be restored, and, if restored, may be restored from the operating revenues of the Fund. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales of equipment. Cash reserves that the Manager deems no longer required as capital reserves may be distributed or invested by the Fund.

Sources of Distributions -- Accounting Matters

     The amount of cash the Fund will distribute to investors each year is not the same as the amount of taxable income that is passed through to the investor. For example, the Fund may have tax deductions that do not represent direct cash expenses, so the Fund may have more cash available to distribute than it has taxable income. When an investor receives a distribution of more cash in a year than his share of income, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized differently for tax, accounting and economic purposes as a return of capital, investment income or a portion of each.


                                 CAPITALIZATION

     The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 15,000,000 Units are sold, is as follows:


                                                             As of         Minimum        Maximum
                                                           the Date        120,000      15,000,000
                                                            hereof         Units          Units
                                                          ----------    -----------     -----------
  Units of Member Interest ($10 per Unit)                      500        1,200,500     150,000,500
                                                              ====     ==============  =============
  Total Capitalization                                       $ 500       $1,200,500    $150,000,500
  Less Estimated Organization and Offering Expenses             --          138,000      18,750,000
                                                              ----     --------------  -------------
  Net Capitalization                                         $ 500       $1,062,000    $131,250,500
                                                              ====     ==============  =============


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

     After the minimum capital is received, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,062,000. As additional subscriptions for Units are received, the Fund will experience a relative increase in liquidity and a relative decrease in liquidity as capital is expended in the purchase and lease of equipment.

     The Fund will acquire equipment with cash and debt. The Fund may borrow on a secured or unsecured basis amounts up to 50% of the aggregate purchase price of equipment, and intends to borrow the maximum amount permitted. The Fund currently has no arrangements with, or commitments from, any lender with respect to debt financing. The Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. Except as discussed below in connection with asset securitization financing, the Fund does not currently anticipate that it will engage in any material hedging transactions.

     Until required for the acquisition or operation of equipment, the offering proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of 1/2 of 1% of the Gross Proceeds.

     For financial reporting purposes, equipment on operating leases will generally be depreciated using the straight-line method, over periods equal to the terms of the related leases to the equipment, down to an amount equal to the estimated residual value of the equipment at the end of the related leases. The treatment for financial reporting purposes differs from cost recovery for tax purposes in which the IRS prescribes certain useful lives for each type of equipment and the Code provides specific accelerated rates of depreciation over those useful lives.

     The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. The cost of equipment acquisitions could increase with inflation, but cost increases could be offset by the Fund's ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund's leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

     Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

     The Fund may incur short-term bridge financing bearing a variable interest rate, but this borrowing would involve little exposure to increased interest rates because of its limited term. However, the Manager expects that any asset securitization financing by the Fund will involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to mitigate the Fund's exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund. The Manager's policy will be to incur variable rate financing only under conditions and terms which limit the potential adverse effect on the Fund's anticipated return on the related lease transactions. Other than in short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund's interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in interest rates may increase borrowing costs and reduce the amount of income and cash available for Distributions. Historically, the interest rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.


                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes all material federal income tax considerations which may be relevant to the offering of Units.

     Derenthal & Dannhauser LLP has reviewed this section of the Prospectus. Derenthal & Dannhauser LLP believes that, to the extent the summary of Federal income tax consequences to the investors set forth in this section involves matters of law, such statements are accurate in all material respects under the Internal Revenue Code, Treasury Regulations and existing interpretations thereof and address fairly the principal aspects of each material Federal income tax issue relating to an investment in the Fund. It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect an investment in the Fund. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation and of counsel's opinion contained herein is based on the Internal Revenue Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Prospective investors are urged to consult their own tax advisers, attorneys and/or accountants with specific reference to their own tax situations and the effect thereon of an investment in the Units.

     The Fund's management will prepare its income tax information returns. The Fund will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized, the allocation of acquisition costs between equipment and management fees, and other similar items. Such matters will be handled by the Fund. Tax counsel to the Fund will not prepare or review the Fund's income tax information returns.

Opinions of Derenthal & Dannhauser LLP

     Based on the assumptions and representations described herein, and as more fully set forth hereinafter, Derenthal & Dannhauser LLP is of the opinion that for Federal income tax purposes:

     -- the Fund will be classified as a partnership and not as an association taxable as a corporation;

     --  the Fund will not be treated as a publicly traded partnership;

     -- it is more likely than not that the allocations of profits and losses included in the operating agreement would not be significantly modified if challenged by the IRS;

     -- to the extent the Fund enters into true leases, such activities will constitute passive activities.

     The opinions of Derenthal & Dannhauser LLP are based upon the facts described in this Prospectus, ATEL's representation of facts to Derenthal & Dannhauser LLP, and the assumption that the Fund will operate its business as described in this Prospectus. Any alteration of the facts may adversely affect the opinions rendered.

     Each prospective investor should note that the opinions described herein represent only Derenthal & Dannhauser LLP's best legal judgment. They have no binding effect or official status of any kind. The Fund has not requested an IRS ruling on any matter. There can be no assurance that the IRS will not challenge any of Derenthal & Dannhauser LLP's opinions.

     Treasury Regulations impose standards regarding tax shelter opinions. For this purpose, a tax shelter is an investment that has, as a significant or intended feature, the generation of tax losses or tax credits to shelter taxable income or tax liability from other sources. The Fund is not a tax shelter within that meaning. Derenthal & Dannhauser LLP's opinion does not follow the standards applicable to tax shelter opinions.

     There are certain issues upon which Derenthal & Dannhauser LLP cannot express an opinion because:

     -- the issue is subject to facts that are not presently known and cannot readily be determined,

     --  the issue is subject to future events, or

     -- there is insufficient judicial or other authority upon which a conclusive opinion can be based.

     Such factual determinations may include:

     -- whether a lease is a true lease or a financing or other type of arrangement; or

     -- the tax treatment resulting from the receipt, the holding or the disposition of equity interests.

Classification as a Partnership

     The Fund will not apply for an IRS ruling regarding its classification for Federal income tax purposes. ATEL has represented that the Fund will not elect to be treated as a corporation for Federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Derenthal & Dannhauser LLP has rendered its opinion that the Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for Federal income tax purposes. Derenthal & Dannhauser LLP's opinion is based upon the foregoing representation of ATEL and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Fund would not qualify as a partnership under the amended regulations.

     Notwithstanding the preceding, if Units are considered publicly traded the Fund will be treated as a corporation under the publicly traded partnership provisions of Internal Revenue Code Section 7704. The Fund will be treated as publicly traded if Units are traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for an entity's interests generally is indicated by the existence of a person standing ready to make a market in the interests, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of the entity is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership's governing documents impose no meaningful limitation on the holders' ability to readily transfer their interests. A partnership's right to refuse to recognize transfers is not a meaningful limitation unless such right actually is exercised.

     Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed readily tradable on a secondary market or the substantial equivalent thereof if any of the safe harbors included in the Treasury Regulations is satisfied. One of these is the 2% safe harbor. If the sum of the interests in Fund capital or profits that are sold or otherwise transferred during a tax year does not exceed 2% of the total interests in capital or profits, then a secondary market or its equivalent in Units will not exist.

     Neither the Fund nor ATEL will have any control over an independent third person establishing a secondary market in Units. However, the Fund's operating agreement requires that an investor obtain the consent of ATEL prior to any transfers of Units. ATEL intends to exercise its discretion in granting and withholding its consent to transfers so as to fall within the parameters of the 2% safe harbor. If the Fund complies with the 2% safe-harbor provision of the Treasury Regulations, Derenthal & Dannhauser LLP is of the opinion that the Fund will not be considered a publicly traded partnership.

     If the Fund were treated for federal income tax purposes as a corporation in any year, (i) instead of there being no tax at the Fund level, the Fund would be required to pay federal income taxes upon its taxable income; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the investors on their personal income tax returns; (iv) any distributions would be taxable to an investor as (a) ordinary income to the extent of current or accumulated earnings and profits, and (b) gain from the sale of the investor's Units to the extent any distribution exceeded such earnings and profits and the tax basis of such Units; (v) distributions would be classified as portfolio income which would not be available to offset passive activity losses. See "Limitation on Deduction of Losses -- Passive Loss Limitation" below. Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of the liabilities of the Fund over the adjusted basis of his Units.

     Any of the foregoing would substantially reduce the effective yield on an investment in Units.

     The following discussion is based upon the assumption that the Fund will be classified as a partnership for federal income tax purposes.

Allocations of Profits and Losses

     In general, a partner's distributive share of partnership income, gain, deduction or loss will be determined in accordance with the operating or partnership agreement. However, if such allocations do not have substantial economic effect, distributive shares will be determined in accordance with the partners' interests in the partnership.

     An allocation has economic effect under the Treasury Regulations if: (i) each partner's share of partnership items is reflected by an increase or decrease in the partner's capital account; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit.

     An allocation can have economic effect even if a partner is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero; and (ii) if the operating or partnership agreement contains a qualified income offset. An agreement contains a qualified income offset if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

     Special rules apply to the allocation of deductions attributable to nonrecourse debt. Such allocations will be respected under the Treasury Regulations if the partners who are allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating or partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect; (ii) all other material allocations and capital account adjustments under the operating or partnership agreement are recognized under the Treasury Regulations, and (iii) the operating or partnership agreement contains a minimum gain chargeback.

     A minimum gain chargeback provides that, if there is a net decrease in partnership minimum gain during a tax year, all partners will be allocated items of partnership income and gain in proportion to, and to the extent of, an amount equal to the portion of such partner's share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain, if any, that would be realized by the partnership if it disposed of the property subject to the nonrecourse liability in full satisfaction thereof.

     The Fund's operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor's share of Fund minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, Derenthal & Dannhauser LLP is of the opinion that it is more likely than not that the allocations included in the operating agreement would not be significantly modified if challenged by the IRS.

     The economic effect of the Fund allocations also must be "substantial." The meaning and scope of the substantiality requirements under the Treasury Regulations are unclear at this time. Based on current Treasury Regulations, Derenthal & Dannhauser LLP does not believe the Fund allocations present any material substantiality issues. Consequently, as stated above, Derenthal & Dannhauser LLP is of the opinion that it is more likely than not that the Fund's allocations would not be significantly modified by the IRS. However, no assurance can be given that the IRS will not disagree. If the IRS were successful in challenging the Fund's allocations, the investors' shares of tax loss could decrease or their shares of taxable income could increase.

Income Recognition

     The Fund will prepare its tax returns using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

     Some leases provide for varying rental payments over the years. Section 467 of the Internal Revenue Code can require a lessor to take such rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. Certain of the Fund's leases may provide for varying rental payments. If so,

Section 467 requires the Fund to accrue the rental payments on such leases at a constant level rate. This could result in investors receiving increased allocations of taxable income or reduced allocations of loss in earlier years, without any increase in distributions until subsequent years. An additional consequence could be a conversion of a portion of the Fund's rental income from any such lease to interest income. Rental income generally constitutes passive income. Interest income generally constitutes portfolio income. See "Limitation on Deduction of Losses -- Passive Loss Limitation."

Taxation of Investors

     As long as the Fund is treated as a partnership for federal income tax purposes, it will not be subject to any federal income taxes. Nonetheless, the Fund will file federal partnership information tax returns for each calendar year.

     Each investor will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction or credit. An investor will be subject to tax on his distributive share of Fund income whether or not any distribution is made to him.

     If the amount of a distribution to an investor for any year exceeds the investor's share of the Fund's taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor's Units. Any amounts in excess of such tax basis generally will be taxable as a gain from the sale of a capital asset. However, all or a portion of a distribution to an investor in exchange for:

          (i) an interest in inventory items which have substantially appreciated in value, or

          (ii) unrealized receivables

will generally result in the receipt of ordinary income. The terms inventory items and unrealized receivables are specially defined for this purpose. The term unrealized receivables includes depreciation recapture.

Limitation on Deduction of Losses

     There are limitations on an investor's ability to deduct his distributive share of Fund losses. Among them are: (i) losses will be limited to the extent of the investor's tax basis in his Units; (ii) losses will be limited to the amounts for which the investor is deemed at risk; and (iii) losses will be limited to the investor's income from passive activities. Deduction of losses attributable to activities not engaged in for profit also are limited.

     Tax Basis. Initially, an investor's tax basis for his Units will be equal to the price paid for the Units. Each investor will increase the tax basis for his Units by (i) his allocable share of the Fund's taxable income, and (ii) any increase in his share of the Fund's nonrecourse liabilities, and will decrease the tax basis for his Units by

     -- his allocable share of the Fund's tax loss,

     -- the amount of any distributions, and

     -- any reduction in his share of Fund nonrecourse liabilities.

If the tax basis of an investor should be reduced to zero, the amount of any distributions and any reduction in Fund nonrecourse liabilities will be treated as gain from the sale or exchange of the investor's Units.

     Subject to the other limitations discussed below, on his own federal income tax return an investor may deduct his share of the Fund's tax loss to the extent of the tax basis for his Units. Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

     At Risk Rules. Under Internal Revenue Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from equipment leasing activities cannot exceed the amount which the investor has at risk with respect to such activities. A closely-held corporation is a corporation more than 50% of which is owned directly or indirectly by not more than five individuals.

     The amount at risk is generally equal to the sum of money invested in the activity. In addition, an investor will be at risk with respect to any qualified nonrecourse financing used in the investment. An investor's at risk amount will be decreased by his share of Fund losses and distributions. An investor's at risk amount will be increased by his share of Fund income.

     The total amount of money paid by each investor for his Units will be considered at risk. Fund indebtedness is not expected to be considered at risk. Accordingly, an investor will only be able to deduct his share of Fund losses under the at risk rules in an amount equal to the purchase price of his Units, as adjusted for Fund income, losses and distributions. Any losses in excess of an investor's at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. An investor must recapture previously allowed losses if the investor's amount at risk at the end of the year is reduced below zero.

     Even if an investor can claim Fund losses under the at risk rules, the investor is still subject to the other limits on deduction discussed herein.

     Under the Internal Revenue Code, the Fund will be permitted to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. This could limit an investor's deduction for losses with respect to certain equipment, even though the investor must recognize income with respect to other equipment.

     Passive Loss Limitation. Internal Revenue Code Section 469 limits the amount of losses that individuals and certain other taxpayers may claim from an activity in which the taxpayer does not materially participate. Under this limitation, net losses from a passive activity may only be deducted against net income from passive activities. Passive activity losses may not be used to offset compensation income or other forms of active income. Also, passive activity losses may not be used to offset interest, dividends and other forms of portfolio income.

     To the extent the Fund enters into true leases for Federal income tax purposes, the equipment leasing activities of the Fund will be passive activities. See "Tax Status of Leases" below in this section. Fund losses from passive activities are considered to be passive activity losses. Most investors will only be able to deduct their share of Fund passive activity losses to the extent they have passive income from other sources. Any excess Fund passive activity losses will be suspended and carried forward indefinitely. Suspended passive activity losses may be used to offset passive activity income in future years. Suspended passive activity losses also may be claimed in full against all types of income if an investor disposes of all of his Units in a fully taxable transaction to an unrelated person.

     The Fund will have portfolio income:

     -- to the extent its investments constitute financing leases or secured loans, rather than true leases, and

     -- to the extent of any dividends it receives from equity interests in growth capital lease investments.

The Fund's receipt of the equity interests themselves may constitute a taxable event. The income therefrom could be passive or portfolio, depending upon the circumstances. Therefore, investors may be required to recognize taxable portfolio income and pay tax thereon in years in which they also are allocated passive losses which cannot be used by them. Counsel has rendered no opinion regarding the classification of financing leases, secured loans or equity interests.

     The passive loss limitation is applied after the at risk limitation. Thus, if a loss is disallowed under the at risk rules for a particular year, it will not again be disallowed by the passive loss limitation for such year. Rather, for the year in which the investor becomes at risk in the activity, the suspended at risk loss will become subject to the passive loss limitation.

     Hobby Losses. Section 183 of the Internal Revenue Code limits deduction of losses from activities not engaged in for profit. Whether an activity is engaged in for profit is based on the facts and circumstances from time to time. Although one of the objectives of the Fund is to provide investors with distributions, there can be no assurance that the Fund will be deemed to be engaged in an activity for profit. It is conceivable that the IRS may assert that the Fund is not engaged in an activity for profit. Prospective investors should consult their own tax advisers regarding the impact of Internal Revenue Code Section 183 on their particular situations.

Tax Status of Leases

     Whether a specific lease is categorized as a lease rather than as a sale or a financing for federal income tax purposes involves a factual determination. Accordingly, no assurance can be given that the Fund's leases of equipment will be treated as leases by the IRS. If they are treated as sales or financings rather than leases, the Fund and the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable to the Fund.

     The Fund does not intend to apply to the IRS for a ruling that any leases of equipment will be treated as leases for federal income tax purposes. No opinion of counsel has been rendered in this regard.

Cost Recovery

     MACRS. Under the Modified Accelerated Cost Recovery System, the cost of depreciable personal property placed in service after 1986 may be recovered using specified recovery methods over specified recovery periods.

     Under MACRS the cost of most recovery property is recovered using the 200% declining balance method. For some recovery property, the 150% declining balance method is utilized. The recovery periods generally range from three to 20 years.

     The Internal Revenue Code contains provisions to prevent taxpayers from utilizing MACRS on property placed in service prior to January 1, 1987. The cost of such property is recovered under the Accelerated Cost Recovery System in effect prior to 1987. In such cases, cost recovery deductions could be less in the early years and greater in later years than the cost recovery deductions allowable under MACRS.

     The amount by which cost recovery deductions using the 200% declining balance method exceeds the amount that would have been allowed using the 150% declining balance method will be an item of tax preference. See "Alternative Minimum Tax."

     Recapture. All cost recovery deductions claimed by Fund investors will be subject to recapture at ordinary income rates upon the disposition of the equipment or the investor's Units.

     Limitations on the Use of MACRS. Under certain circumstances, in addition to those set forth above, a taxpayer is required to recover the cost of property over a period longer than its MACRS recovery period. These circumstances include:

     --  property used predominantly outside the United States,

     --  property used by a foreign or tax-exempt entity, and

     -- property owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as holders, unless certain exceptions apply.

Tax Consequences Respecting Equity Interests

     The Internal Revenue Code includes a myriad of rules respecting the tax treatment of stock, stock options, stock warrants and similar items. A discussion of those provisions is beyond the scope of this prospectus. Investors should consult with their own tax advisors if they desire more information in that regard.

     The Fund will have taxable income on the receipt of cash lease payments. Similarly, the Fund could have taxable income on the receipt of equity interests. However, the Fund's receipt of equity interests will not provide cash for distribution to the investors. Any tax liability would be paid from an investor's own funds.

     Whether the Fund's receipt of equity interests will result in income recognition will depend upon various factors, including

     -- whether or not the transfer of the equity interests by the Fund is subject to restriction, and

     -- the nature of the equity interests. For example, the receipt of marketable stock for no payment would almost always result in the recognition of income.

These factors will also determine the amount of income, if any, and its character for purposes of the passive activity rules. See "Limitation on Deduction of Losses -- Passive Loss Limitation" above.

     The Fund's exercise of stock options, warrants and similar securities could result in the recognition of income.

     No opinion of counsel has been rendered with regard to the tax treatment of equity interests.

Deductibility of Management Fees

     The Fund will pay asset management fees for services to be rendered by ATEL. The Fund intends to deduct the asset management fees. It is possible that the IRS may challenge the deductibility of all or a portion of the asset management fees on the basis that

     --  the amount thereof is excessive,

     -- all or a portion thereof is payment for other services performed by, or other value provided by, the recipient thereof, or

     --  payments for such services is not deductible.

If such a challenge by the IRS were successful, the asserted deductions would be reduced or eliminated.

Tax Liabilities in Later Years

     It is possible that after some years of Fund operations an investor's tax liabilities may exceed cash distributions to him in corresponding years. Such a situation would typically arise if the Fund's nondeductible loan amortization payments on its equipment exceeded its depreciation deductions. It is possible in such a situation that an investor's tax liabilities could exceed cash distributions. If so, such excess would be a nondeductible out-of-pocket expense to an investor. Based on historical experience with similar programs, ATEL does not believe these events are likely to occur.

Sales or Exchanges of Fund Equipment

     On the disposition of equipment, the Fund will realize gain in an amount equal to the proceeds received minus the basis in the equipment. As a result of cost recovery deductions, most equipment is expected to have a zero basis. Proceeds received include any debt assumed by the transferee.

     Gain realized by the Fund on a disposition of equipment will be taxed as ordinary income to the extent of prior cost recovery deductions taken by the Fund on the equipment. Unless the Fund is a dealer in the property sold, any other gain generally will be treated as capital gain.

     A dealer is one who holds property primarily for sale to customers in the ordinary course of business. Whether property is so held as dealer property depends upon all of the facts and circumstances of the particular transactions. The Fund intends:

     --    to purchase equipment for investment only,

     --    to engage in the business of owning and operating such equipment, and

     --    to make occasional sales thereof.

Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its equipment. However, there is no assurance that the IRS will not take the contrary position.

     As stated above, the Fund's gain on a disposition of equipment will be measured by the difference between the disposition proceeds, and the Fund's basis in the equipment. Disposition proceeds include the amount of any debt encumbering the property. Consequently, the amount of tax payable by an investor as a result of the disposition may exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on equipment owned by the Fund, the Fund would realize gain equal to the excess of such indebtedness over its adjusted tax basis of the equipment. In such event the investors would realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

     The amount of gain which an investor will realize upon the disposition of his Units will equal the excess of

     --    the amount realized by the investor, over

     --    the investor's tax basis in the Units.

Conversely, the amount of loss which an investor will realize upon the disposition of his Units will equal the excess of

     --    the investor's tax basis, over

     --    the amount realized for the Units.

The amount realized on the sale of the Units will include the investor's share of any Fund liabilities. As a result, a disposition of Units may result in a tax liability in excess of the cash proceeds.

     Such gain or loss generally will be capital gain or loss. In the case of an individual, any such gain will be subject to tax at a maximum rate of 15%, if the Units have been held for more than 12 months. However, any gain realized on the disposition of a Unit by an investor which is attributable to unrealized receivables or inventory items will be taxed at ordinary income rates. Unrealized receivables would include the investor's share of previous Fund cost recovery deductions. An investor must recognize such cost recovery recapture in the year of disposition, regardless of the amount of proceeds received in the year of disposition.

Liquidation of the Fund

     The operating agreement provides that on liquidation of the Fund its assets will be sold. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of Fund assets. In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his Units. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or loss. However, gain attributable to the recapture of cost recovery deductions will be taxable as ordinary income. See "Sales or Exchanges of Fund Equipment." It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

Fund Elections

     Section 754 of the Internal Revenue Code permits an entity such as the Fund to elect to adjust the tax basis of its property

     -- upon the transfer of units by sale or exchange or on the death of a holder, and

     -- upon the distribution of property by the fund to a holder.

This is known as a Section 754 election. If the Fund were to make such an election, then transferees of Units would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in Fund assets. Furthermore, under certain circumstances, the Fund would be required to make the foregoing adjustments.

     A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, ATEL does not intend to cause the Fund to make a Section 754 election, unless required to do so. If not, then an investor may have greater difficulty in selling his Units.

     The Internal Revenue Code includes other elections. The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

     Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. There are exceptions to the general rule. If a gift of a Unit were made at a time when the investor's allocable share of the Fund's nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such investor would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units also would result in income or gain to the extent that the transferor's share of nonrecourse liabilities exceeded the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules applicable to all gifts of property.

Investment by Qualified Retirement Plans and IRAs

     Qualified pension, profit-sharing, stock bonus plans, Keogh Plans and IRAs are generally exempt from taxation. A qualified retirement plan or an IRA will have tax liability to the extent that its unrelated business taxable income exceeds $1,000 during any fiscal year. Unrelated business taxable income is determined in accordance with Sections 511-514 of the Internal Revenue Code. The Fund will be engaged in the business of equipment leasing. The share of a qualified retirement plan or an IRA of the Fund's business income will constitute unrelated business taxable income. A qualified retirement plan or IRA will be required to report its pro rata share of the Fund's business income as unrelated business taxable income if and to the extent that the investor's unrelated business taxable income from all sources exceeds $1,000 in any taxable year.

     A portion of the gain from the sale of equipment subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity. Indebtedness is acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of the equipment. In addition,

     -- gain which is characterized as ordinary income due to the recapture of cost recovery, or

     -- gain from equipment which is inventory or property held primarily for sale to customers in the ordinary course of a trade or business will be unrelated business taxable income.

     If a qualified retirement plan or IRA has unrelated business taxable income in excess of $1,000 for any year,

     --  it is subject to income tax on the excess, and

     --  it is obligated to file a tax return for such year.

Notwithstanding the preceding, a charitable remainder trust that recognizes unrelated business taxable income will be required to pay tax on all income recognized, whether or not such other income is unrelated business taxable income. Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

     All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in Units.

Individual Tax Rates

     General. The highest individual tax rate currently is 35%.

     Capital Gains and Losses. The excess of net long-term capital gains over short-term capital losses is referred to in the Internal Revenue Code as net capital gain. Net capital gain of individuals is taxed at a 15% maximum rate for most types of capital assets.

     Capital losses of individuals may offset capital gains plus only $3,000 of ordinary income in a year. Capital losses of corporations may offset capital gains only. Any remaining capital loss may be carried forward indefinitely.

     Two Percent Floor on Miscellaneous Itemized Deductions. Noncorporate investors may deduct itemized expenses only to the extent they exceed 2% of adjusted gross income. Itemized deductions include expenses paid or incurred

     --    for the production or collection of income,

     -- for the management, conservation, or maintenance of property held for the production of income, or

     --    in connection with the determination, collection or refund of a tax.

Alternative Minimum Tax

     In addition to the regular income tax, the Internal Revenue Code includes an alternative minimum tax for noncorporate and corporate taxpayers. The base upon which the alternative minimum tax is imposed is equal to

     --    the taxpayer's taxable income,

     --    subject to alternative minimum tax adjustments,

     --    increased by items of tax preference, and

     --    reduced by an exemption,

all as described below.

     Under the alternative minimum tax, depreciation deductions on personal property are computed using the 150% declining balance method rather than the 200% declining balance method. A less favorable net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

     The itemized deductions allowable in computing alternative minimum taxable income include the following:

     --    charitable contributions,

     --    medical deductions in excess of 10% of adjusted gross income,

     --    casualty losses,

     --    interest on personal housing, and

     --    other interest to the extent of net investment income.

No standard deduction is allowed, but an exemption amount is available as discussed below.

     The Internal Revenue Code eliminates an incentive for married taxpayers to file separate returns by increasing the amount of alternative minimum taxable income by the lesser of:

     -- 25% of the excess of alternative minimum taxable income over $165,000, or

     --    $22,500.

     For corporations, the Internal Revenue Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

     In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of items of tax preference. Tax preferences include excess depletion deductions, excess intangible drilling costs, tax-exempt interest, and the difference between the fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

     Most tax credits cannot be used to offset alternative minimum tax. Any excess tax credits are first carried back one year and then forward 20 years.

     The alternative minimum tax for individuals is equal to:

     -- 26% of so much of the taxable excess as does not exceed $175,000, plus

     --    28% of so much of the taxable excess as exceeds $175,000.

For this purpose, taxable excess means the amount by which alternative minimum taxable income exceeds the exemption amount. Subject to special increases for 2005, the exemption amounts are:

     -- $45,000 for a married couple filing a joint return or a surviving spouse,

     --    $33,750 for a single individual, and

     -- $22,500 for a married individual filing a separate return or for an estate or trust.

     However, the exemption is reduced by 25% of the amount by which the alternative minimum taxable income exceeds:

     --    $150,000 in the case of a married couple filing a joint return,

     --    $112,500 in the case of a single individual, and

     -- $75,000 in the case of a married individual filing a separate return or for an estate or trust.

     The corporate alternative minimum tax is the amount, if any, by which:

     --    20% of the excess of

           --   the corporation's alternative minimum taxable income, over

           --   the exemption amount, exceeds

     --    the corporation's regular tax for the year.

The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to corporations which have elected to be subject to Subchapter S of the Internal Revenue Code. Rather, the alternative minimum tax applies to the shareholders of an S corporation.

     The corporate alternative minimum tax has been repealed for small business corporations. A corporation that had average annual gross receipts of less than $5,000,000 for the three-year period beginning after December 31, 1993 is a small business corporation for its first taxable year beginning after December 31, 1997. A corporation that meets the $5,000,000 gross receipts test will continue to be treated as a small business corporation so long as its average gross receipts do not exceed $7,500,000.

     Because the impact of the alternative minimum tax is dependent upon each investor's particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in the Fund will have on the calculation of his alternative minimum tax liability.

Fund Tax Returns and Tax Information

     The Fund will use the accrual method of accounting. The Fund will adopt the calendar year as its tax year. The Fund's operating agreement requires the Fund to provide tax information to the investors within 75 days after the close of each Fund tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

     Each investor must file his tax return either

     -- consistently with the information provided on the Fund's informational return or

     -- in a manner which notifies the IRS of any inconsistency.

Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

     An investor will be required to inform the Fund of the sale or exchange of his Units within the earlier of

     -- 30 days of the transaction, or

     -- January 15 of the calendar year following the calendar year in which the transaction occurs.

The Fund will be required to inform the IRS of each such transfer. The failure of an investor or of the Fund to file these notices may result in substantial penalties. The Fund also must inform both the seller and the buyer of Units of the proportionate interest of the transferred Units in the unrealized receivables and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Audit of Tax Returns

     The IRS could audit the Fund's tax information returns. Any such audit could result in the audit of an investor's tax return. An audit of an investor's return could result in adjustments to items related to the Fund as well as items not related to the Fund.

     The Internal Revenue Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership's treatment of partnership tax items at the partnership level. In general, a partnership's tax matters partner represents the partnership and its partners in the event of an audit of the partnership's tax returns. ATEL is the Fund's tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

     If the IRS proposes any adjustments to the tax returns filed by the Fund or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. The Fund will not bear any expense that may be incurred by an investor in connection with:

     --  the investor's participation in an audit of the Fund,

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


     --  the audit of his tax returns, or

     -- the determination or redetermination of his tax liability even though resulting solely from adjustments to the Fund's tax returns.

Tax Shelters and Reportable Transactions

     Under the American Jobs Creation Act of 2004, the rules requiring tax shelter registration have been repealed. Instead, "material advisers" to "reportable transactions" are required to file an information return for each reportable transaction. The information return must include a description of the transaction, a description of the potential tax benefits expected therefrom, and other information required by the Treasury Department. A "material advisor" is a person who (i) provides material aid, assistance or advice in organizing, managing, promoting, selling, implementing, carrying out, or insuring a reportable transaction, and (ii) derives gross income in excess of $250,000 or another amount as prescribed by the Treasury Department.

     In addition, taxpayers must report on their individual returns or statements any information with respect to a reportable transaction which is required under Section 6011 of the Code.

     Under current Regulations, a "reportable transaction" is one which satisfies any of the following:

(a) A listed transaction, which a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a tax avoidance transaction.

(b) A confidential transaction, which is one that is offered by an advisor who places a limitation on disclosure by the taxpayer of the tax treatment or tax structure of the transaction and the limitation on disclosure protects the confidentiality of the advisor's tax strategies.

(c) A transaction with contractual protection, which is one for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained.

(d) A loss transaction, which is any transaction resulting in the taxpayer claiming a loss under Code Section 165 of at least (1) $10 million in any single year or $20 million in any combination of years for corporations; (2) $10 million in any single year or $20 million in any combination of years for partnerships that have only corporations as partners, or $2 million in any single year or $4 million in any combination of years for all other partnerships; (3) $2 million in any single year or $4 million in any combination of years for individuals, S corporations, or trusts; or (4) $50,000 in any single year for individuals or trusts if the loss arises from foreign currency transactions.

(e) A transaction with a significant book-tax difference, which is a transaction where the amount for tax purposes of any item or items of income, gain, expense, or loss from the transaction differs by more than $10 million on a gross basis from the amount of the item for book purposes.

(f) A transaction involving a brief holding period, which is a transaction resulting in the taxpayer claiming a tax credit exceeding $250,000 if the underlying asset giving rise to the credit is held by the taxpayer for 45 days or less.

     The Fund Manager does not believe that investment in the Fund will constitute a reportable transaction pursuant to the foregoing.

Penalties and Interest

     The penalty for a taxpayer's failure to disclose a reportable transaction is $10,000 for a natural person and $50,000 for other persons, provided that for reportable transactions which are listed transactions, the foregoing amounts are increased to $100,000 and $200,000, respectively. These amounts are payable whether or not the transaction results in an underpayment of tax. In addition to such monetary penalty for failure to report, taxpayers subject to the reporting requirements of the Securities and Exchange Act of 1934 would be required to disclose in those reports such failure to report the reportable transaction, as well as any understatement penalty or gross valuation misstatement penalty (as described below) that result from the failure to report the listed or reportable transaction.

     Additionally, Section 6662 of the Code provides for uniform penalties at a flat rate of 20% in cases of negligence, substantial underpayments of tax and substantial valuation overstatements. In particular, a penalty may be imposed on any "substantial understatement of tax liability" equal to 20% of the amount of the underpayment of tax attributable to the understatement. For a corporation, a substantial understatement occurs when the understated tax liability exceeds the lesser of 10% of the correct tax required to be shown on the return (or if greater, $10,000), or $10,000,000.

     In applying the 10%/$10,000,000 test (or in calculating any resulting penalty), the tax attributable to a particular item will generally not be included if (a) there is, or was, substantial authority for the tax treatment of that item by the taxpayer, or (b) the relevant facts affecting the item's tax treatment were adequately disclosed in the return or in a statement attached to the return on the required IRS Form and there is a reasonable basis for the tax treatment. Treasury Regulations provide that substantial authority exists with respect to the treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authorities supporting contrary treatment. Regulations also provide that reasonable basis is a relatively high standard of tax reporting, that is significantly higher than not frivolous or not patently improper.

     Neither the substantial authority nor the full disclosure exceptions are applicable to deductions attributable to investments in a tax shelter claimed by corporations. For this purpose, a "tax shelter" includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. The Fund Manager does not believe that the principal purpose of the Fund is or will be the avoidance or evasion of federal income tax. If the Fund is found to be a "tax shelter" for purposes of Section 6662, the tax under
Section 6662 would be operative unless, as required by Code Section 6664, there was reasonable cause for taking the position relating to the understatement and the Member acted in good faith with respect to that position. Regulations under
Section 6662 provide that receipt of advice of a professional tax advisor may constitute reasonable cause.

     The foregoing provisions of Section 6662 do not apply, and the more stringent reasonable cause and good faith rules of new Section 6662A apply, in the case of an understatement resulting from an adequately disclosed listed transaction or reportable avoidance transaction. Taxpayers who do not adequately disclose the transaction would be not be eligible for the reasonable cause exception and would be subject to a strict liability penalty equal to 30% of the understatement.

     Interest rates for an underpayment of tax are set quarterly at the federal short-term rate plus 3%, except that the interest rate is set at the federal short-term rate plus 5% in the case of certain underpayments of tax by a C corporation. The rate for refunds on overpayments is set quarterly at the federal short-term rate plus 2%. Interest on underpayments or refunds is compounded daily. The Code provides that interest will be imposed on penalties from the due date of the return (without regard to extensions) which gave rise to the penalty.

Miscellaneous Fund Tax Aspects

     --  Fees for the syndication of the Fund must be permanently capitalized.

     -- Fund organization fees must be capitalized and may be amortized over a 180-month period.

     -- Fund start-up expenditures must be capitalized and may be amortized over a period of 180 months, beginning with the date on which the business begins.

Foreign Tax Considerations for U.S. Investors

     As noted above, the Fund may acquire equipment which is operated outside the United States. If so, investors may be required to file returns and pay taxes in foreign jurisdictions with respect to the income from such equipment.

The income taxed by the foreign jurisdiction would be calculated according to the tax laws of the foreign jurisdiction. These tax laws may or may not correspond with applicable United States standards.

     Investors who have foreign tax liabilities as a result of the purchase of Units may be entitled to a credit or a deduction for foreign taxes on their U.S. tax returns. The calculation of the foreign tax credit is quite complex. No assurance can be given that a credit or a deduction will be available. For example, a taxpayer generally cannot claim a credit for taxes on foreign source income in an amount greater than the taxes which would have been due had the taxes been computed under U.S. law. This could result in higher taxes for income from equipment located in a foreign jurisdiction than income from equipment located in the U.S. Each investor should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

U.S. Taxation of Foreign Persons

     Special rules govern the U.S. federal income taxation of

     -- nonresident alien individuals,

     -- foreign corporations,

     -- foreign partnerships, and

     -- other foreign investors.

The rules are complex. No attempt is made herein to discuss the relevant rules. Foreign investors should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws, including laws requiring withholding on Partnership income and/or distributions.

Future Federal Income Tax Changes

     No one can predict what additional legislation, if any, may be proposed by

     -- members of Congress

     -- the current Administration, or

     -- any subsequent administration.

No one can predict which proposals, if any, might ultimately be enacted. Moreover, no one can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in IRS ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

     In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. An investor's distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident investors. The tax on nonresident investors generally is determined with reference to the pro rata share of Fund income derived from such states. Any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

     California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. The Fund cannot estimate the percentage of its income that will be from states which have adopted such withholding tax procedures. Therefore, the Fund cannot estimate the required withholding tax, if any.

     Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor.

     Investors may be subject to state tax rules which are less favorable than federal tax rules.

Need for Independent Advice

     The foregoing summary is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of Units is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

                              ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Code

     Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code. "Disqualified persons" include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other "disqualified persons."

     "Prohibited transactions" include any direct or indirect transfer or use of a Qualified Plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

     If the Fund's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

     Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except from the application of the "look-through" principle investments in entities in which equity participation in the entity by benefit plan investors is not significant.

     In order to qualify for the exception described above, "benefit plan investors" must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a "benefit plan investor") who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A "benefit plan investor" is any of the following:

     -- any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), whether or not it is subject to the provisions of Title I of ERISA,

     -- any plan described in Section 4975(e)(1) of the Code (which description includes Qualified Plans and IRAs), and

     -- any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity.

The sale of Units during this offering and the subsequent transfer of Units will be limited to the extent that the Manager deems it necessary to qualify for this exception. Therefore, the Fund's assets should not be "plan assets" of any Qualified Plan or IRA investor; and no prohibited transaction should occur based on treatment of the Fund's underlying assets as "plan assets" of Qualified Plan or IRA investors.

Other ERISA Considerations

     In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether

     -- the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA,

     -- the purchase is prudent in light of the potential difficulties that may exist in liquidating Units,

     -- the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments,

     -- after an acquisition of Units, the Qualified Plan's investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,

     -- the investment is made solely in the interests of plan participants, and

     -- the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan's rules and policies.

Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan's interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity's underlying assets are treated as "plan assets" for the purpose of ERISA's and the Code's prohibited transaction and other fiduciary duty rules.

                       SUMMARY OF THE OPERATING AGREEMENT

     The Operating Agreement (attached as Exhibit B) is the governing instrument establishing the Fund's right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. The Operating Agreement will be executed on behalf of each subscriber upon his admission to the Fund by the Manager acting pursuant to the power of attorney contained in the Subscription Agreement.

     The following is a brief summary of the material provisions of the Operating Agreement. It is a summary only and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus (See the discussions in this Prospectus under the captions "Income, Losses and Distributions" above and "Reports to Holders" below.)

The Duties of the Manager

     ATEL Financial Services, LLC is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain equipment acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition. In addition, Section 15.4 imposes a variety of other restrictions on the Manager's authority in governing the Funds operations, including limits on transactions between the Manager and its Affiliates and the Fund, limits on Fund borrowing, and limits on Fund investments and reinvestment of cash flow,

     The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote. The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote.

Liability of Holders

     A Holder's capital is subject to the risks of the Fund's business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

     The Fund will continue for a maximum period ending December 31, 2025, but may be dissolved at an earlier date if certain contingencies occur. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth calendar year following the Final Closing Date) with final liquidation expected to occur approximately ten to eleven years after the Final Closing Date. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See "Repurchase of Units" below under this caption. The contingencies whereupon the Fund may be dissolved are as follows:

     --   The Fund becomes insolvent or bankrupt;

     -- The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of the Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or
          (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;

     -- An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or

     -- The disposition of all interests in equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

     In order to effect an orderly liquidation of the Fund's assets in its liquidation stage, the Manager may cause the Fund to sell Equipment to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an affiliate, all of the following conditions have been met:

     -- the Fund has obtained, at its cost, two independent appraisals of the fair market value of the item or items of Equipment to be sold;

     -- the sales price of the Equipment is at least equal to the average of the two appraised values;

     -- the original cost of the Equipment sold in this manner does not represent in excess of 10% of the original cost of all Equipment acquired by the Fund during the term of the Fund;

     -- such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and

     --- the Equipment so sold is not resold to another investor program sponsored by the Manager or its Affiliates.

Voting Rights of Members

     In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be "outstanding" for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

          (a) Removal or voluntary withdrawal of the Manager;

          (b) Election of a successor Manager;

          (c) Termination and dissolution of the Fund;

          (d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

          (e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

          (f) The extension of the term of the Fund.

     Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to

     -- convert a Holder into a Manager;

     -- modify the limited liability of a Holder;

     -- alter the interest of the Members in Net Income, Net Loss and Distributions; or

     -- affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters' Rights and Limitations on Mergers and Roll-ups

     Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member's interest at a price equal to its fair market value.

Meetings

     The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

     The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

          (i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member;

          (ii) A copy of the articles of organization and all amendments;

          (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

          (iv) Copies of the original of the Operating Agreement and all amendments;

          (v) Financial statements of the Fund for the six most recent fiscal years; and

          (vi) The Fund's books and records for at least the current and past three fiscal years.

     Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Member, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager's breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status of Units

     Each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

     The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

          (i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

          (ii) the transferee not being a minor or an incompetent;

          (iii) the transfer or assignment not violating federal or state securities laws;

          (iv) the transferor or the transferee not holding Units representing Original Invested Capital of less than $5,000;

          (v) such assignee or transferee being a Citizen of the United States;

          (vi) such assignment or transfer not constituting a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

          (vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

          (viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

     In connection with state securities laws restrictions on transfer, Section
260.141.11 of the Rules of the California Commissioner of Corporations states:

          (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

          (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in Subdivision (i) of
     Section 25102 of the Corporations Code of the State of California or
     Section 260.105.14 of the Rules of the California Corporations Commissioner; (4) to the transferor's ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner's written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or (15) by the California State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of Section 25102.

          (c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

     Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

     An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the month following the later of
(i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

     All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

     An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager's sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

     The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under "Voting Rights of Members."

Repurchase of Units

     In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund's interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price equal to the Unit Holder's capital account, computed in accordance with federal tax accounting principles, allocable to the repurchased Units as of the last day of the quarter during which the precipitating event occurs.

     The Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units upon the request of a Unit holder in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence. It is the Fund's intention that any voluntary redemption would be for a price equal to the original capital invested in the redeemed Units less the amount of cash distributed on the Units prior to redemption. The Fund may, however, redeem Units on any other terms it may deem appropriate and in the best interests of the Fund under the circumstances surrounding the redemption. Unit Holders will have no right to any redemption. There will be no appraisal of Units, no fixed order for redemption, with redemption in the discretion of the Manager in the exercise of its fiduciary duty, and no redemption of any Units held by the Manager and its Affiliates until all Member requests have been met. Only available Fund cash flow and reserves will be used to redeem Units. Redemption of a Member's Units will be deemed a disposition of the investment and the consequences of dispositions of Units are discussed under "Federal Income Tax Consequences - Disposition of Units" above in this Prospectus. There are no time periods for consideration of redemption requests, though the Manager will attempt to respond promptly to any inquiry in this regard. There is no procedure for allocating funds for multiple requests, and no specific formal procedure for requesting redemption, though all such requests must be in writing.

     Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly.

Indemnification of the Manager

     The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys' fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund's capital assets by the amount paid.

     The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

     The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund.


                              PLAN OF DISTRIBUTION

Distribution

     The Units will be offered and sold on a "best efforts minimum/maximum" basis through ATEL Securities Corporation (the "Dealer Manager"), a broker-dealer which is an Affiliate of the Manager (see "Conflicts of Interest" and "Management"), and through other participating broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate in this offering directly effecting, any significant sales of the Units. The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates.

     The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $150,000,000 (15,000,000 Units).

     The minimum subscription is 500 Units ($5,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.

     The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

     Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

     The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or re-qualification in all those jurisdictions requiring such renewal or requalification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date hereof, all funds received will be promptly returned together with any interest earned thereon.

Selling Compensation and Certain Expenses

     The Dealer Manager will receive selling commissions in an amount equal to 9% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions equal to 7.5% of the Gross Proceeds attributable to Units sold by them. Out of the 1.5% of the selling commissions retained by the Dealer Manager, it will pay wholesaling compensation in the form of salaries and commissions to its personnel.

     The Fund (up to a maximum amount equal to 1% of the Gross Proceeds) may pay or reimburse the Dealer Manager and participating dealers a portion of their expenses incurred in presenting sales seminars and meetings in connection with this offering. The Fund may pay or reimburse participating dealers for their bona fide, accountable due diligence expenses. Subject to NASD approval and compliance with Rule 2810(b)(4)(E) of the NASD's Conduct Rules, the Fund, the Manager or the Dealer Manager may establish noncash sales incentive programs for sales representatives of participating dealers, provided that the aggregate value of any noncash incentive awards to any individual by the Manager or any of its Affiliates during any year does not exceed the sum of $100. The total of all selling compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, seminar expenses, non-cash incentive payments and any other forms of compensation paid to the Dealer Manager or participating broker-dealers, will not exceed 10% of the Gross Proceeds, except that up to an additional 0.5% of the Gross Proceeds may be paid in connection with accountable, bona fide due diligence activities. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel, and ATEL's outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL's books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

     The Manager has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

     The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

     Until the minimum number of subscriptions are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, U.S. Bank Trust National Association, San Francisco, California (the "Bank"). Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

     Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

     Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

     The Original Invested Capital of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned.

     The Bank's sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments by Certain Persons

     The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by such Persons will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers. Units purchased by participating broker dealers or their Affiliates will be counted in determining satisfaction of the minimum offering amount.

     The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 7.5% retail selling commissions at a per Unit price of $9.25. In addition, clients of an investment advisor which is registered under the Investment Advisors Act of 1940 may also purchase Units with reduced selling commissionsif

     -- the client has been advised by such advisor over a continuous course of time on investments other than the purchase of Units,

     -- the client is not being charged by the advisor or its Affiliates, other than as described herein, for the advice rendered by such advisor specifically in connection with the purchase of Units; and

     -- either (i) the investment advisor is an Affiliate of a participating broker-dealer, and the transaction has the express approval of such participating broker-dealer Affiliate, or (ii) the investment advisor is not affiliated with any participating broker dealer and the Dealer Manager agrees to act as broker of record for the investment advisor's client with respect to the investment in Units.

In no event will the net contribution to the Fund by such persons be less than $9.25 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the NASD's Rules of Fair Practice.

State Requirements

     In addition to the investor suitability and minimum investment standards established by the Fund and described under "Who Should Invest" above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

                               REPORTS TO HOLDERS

     The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund's best interest.

         The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members' equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported "Cash from Operations" is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

         The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns; (iii) a report of the business of the Fund, which shall include for each piece of Equipment which individually represents at least 10% of the Fund's total investment in Equipment, a status report to indicate: (a) the condition of the Equipment, (b) how the Equipment is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the Equipment leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year,
(b) Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. In addition to the foregoing, the Manager will disclose in each annual report distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

         The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 45 days after the end of each quarterly period.

         The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

         The Manager shall have prepared, at Fund expense, after the end of each quarter in which equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 45 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

         The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

         The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

                           SUPPLEMENTAL SALES MATERIAL

     In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning equipment leasing.

     The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, and is required to present a balanced discussion of the risks and rewards of investing in the Fund, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

                                 LEGAL OPINIONS

     The legality of the Units has been passed upon and the statements under the captions "Income Tax Consequences" and "ERISA Considerations" as they relate to federal income tax and ERISA matters have been reviewed and passed upon by Derenthal & Dannhauser LLP, San Francisco, California.

                                     EXPERTS

     Ernst & Young LLP, independent registered public accounting firm, have audited the Fund's balance sheet as of December 31, 2004, and the related statements of changes in members' capital and cash flows for the period from June 25, 2004 (inception) through December 31, 2004, as set forth in their report. The Fund has included its financial statements in the prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated balance sheet of ATEL Financial Services LLC as of July 31, 2004, as set forth in their report. The Fund has included the consolidated balance sheet in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements concerning the Fund's objectives, plans, intentions, strategies, expectations, and predictions concerning the Fund's future investment activities, results of operations and other future events or conditions based on views and opinions of the Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "believes," "may," "will," "could," "intends," "estimates," "expects" or "might," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

     It is important to note that actual results or activities or actual events or conditions could differ materially from those estimated or anticipated in such forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Fund. See "RISK FACTORS" and "MANAGEMENT - Conflicts of Interest" for a discussion of certain material factors which could cause the actual results or activities or actual events or conditions to differ from those anticipated. Although estimates and assumptions concerning potential investments are believed by the Manager to be reasonable, such estimates and assumptions are uncertain and unpredictable. To the extent that actual events differ materially from the Manager's assumptions and estimates, actual results will differ from those expected.


                             ADDITIONAL INFORMATION

     The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission and its Public Reference Room at 450 Fifth Street, Northwest, Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission's electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

                                    GLOSSARY

     The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

     "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

     "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

     "Affiliate" of a Person shall mean

     -- any Person directly or indirectly controlling, controlled by or under common control with such Person;

     -- any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person;

     --  any officer, director, trustee or partner of such Person; and

     -- if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

     "Asset Management Fee" shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement.

     "Asset Management Fee Limit" means the limit on fees calculated pursuant to
Section 8.3 of the Operating Agreement.

     "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

     "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

     "ATEL" shall mean ATEL Financial Services, LLC, a California limited liability company.

     "California Act" shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

     "Capital Account" shall mean, with respect to any Member, such Member's Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

     "Carried Interest" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement, for which cash consideration has neither been paid nor is to be paid.

     "Cash from Operations" shall mean the excess of Gross Revenues (which excludes revenues from equipment sales or refinancing) over cash disbursements (including the Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

     "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of equipment, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

     "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any equipment after payment of all expenses related to the transaction.

     "Closing Date" shall mean such date designated by the Manager for the termination of the offering of Units, but not later than April 11, 2007. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

     "Distributions" shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Equipment Management" shall mean personnel and services necessary to the leasing activities of the program, including but not limited to leasing and releasing of program equipment, arranging for necessary maintenance and repair of the equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of the program equipment.

     "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

     "Full Payout Lease" shall mean a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

     "Fund" shall mean ATEL CAPITAL EQUIPMENT FUND XI, LLC, the California limited liability company created under the Operating Agreement.

     "Fund Manager" or "Manager" shall mean ATEL Financial Services, LLC ("ATEL"), a California limited liability company, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as "ATEL" or the "Manager."

     "Fund Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(d)(1).

     "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

     "Gross Lease Revenues" shall mean all revenues attributable to the equipment other than from security deposits paid by lessees thereof. The term "Gross Revenues" shall not include revenues from the sale, refinancing or other disposition of equipment.

     "Holders" shall mean owners of Units who are either Members or Assignees of Record, and reference to a "Holder" shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

     "IRA" shall mean an individual retirement account qualifying under Section 408 of the Code.

     "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

     "Members" shall mean the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a "Member" shall refer to any one of them.

     "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

     "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

     "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the equipment leased.

     "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

     "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of equipment.

     "Original Invested Capital" shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

     "Operating Agreement" or "Agreement" shall mean the Amended and Restated Limited Liability Company Operating Agreement of ATEL CAPITAL EQUIPMENT FUND XI, LLC, as it may be amended from time to time.

     "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

     "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

     "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment including all liens and mortgages on the equipment, but excluding points and prepaid interest.

     "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

     "Regulations" or "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending six calendar years after the Final Closing Date occurs.

     "Reimbursable Administrative Expenses" shall mean the ordinary and annually recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

     "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

     "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

          (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

          (b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

          (i) the Members' voting rights;

(ii) the term of existence of the Fund;

          (iii) the terms of compensation of the Manager and its Affiliates; or

          (iv) the Fund's investment objectives.

     "Service" shall mean the United States Internal Revenue Service or its successor.

     "Substantially All of the Assets" shall mean, unless the context otherwise dictates, equipment representing 66 2/3% or more of the net book value of all equipment as of the end of the most recently completed fiscal quarter.

     "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

     "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL Capital Equipment Fund XI, LLC
-----------------------------------

Report of Ernst & Young LLP, Independent Auditors  . . . . . . . . . . . .F - 2

Balance Sheet, December 31, 2004 . . . . . . . . . . . . . . . . . . . . .F - 3

Statement of Changes in Members' Capital for the period from
   June 25, 2004 (inception) to December 31, 2004 . . . . . . . . . . . . F - 3

Statement of Cash Flows for the period from June 25, 2004
   (inception) to December 31, 2004 . . . . . . . . . . . . . . . . . . . F - 3

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . F - 4

ATEL Financial Services, LLC
----------------------------

Report of Ernst & Young LLP, Independent Auditors. . . . . . . . . . . . .F - 5

Consolidated Balance Sheet, July 31, 2004. . . . . . . . . . . . . . . . .F - 6

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . F - 7

   REPORT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Members
ATEL Capital Equipment Fund XI, LLC

We have audited the accompanying balance sheet of ATEL Capital Equipment Fund XI, LLC (a development stage enterprise) (the Company) as of December 31, 2004, and the related statements of changes in members' capital and cash flows for the period from June 25, 2004 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATEL Capital Equipment Fund XI, LLC (a development stage enterprise) at December 31, 2004, and the related statements of changes in member's capital and cash flows for the period from June 25, 2004 (inception) through December 31, 2004, in conformity with U. S. generally accepted accounting principles.


                                                          /s/ ERNST & YOUNG LLP
San Francisco, California
March 1, 2005

                       ATEL CAPITAL EQUIPMENT FUND XI, LLC
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                DECEMBER 31, 2004


                                     ASSETS

Cash                                                                       $600
                                                                        ========


                                MEMBERS' CAPITAL


Members' capital:
     Managing Member                                                       $100
     Initial Member                                                         500
                                                                        --------
Total members' capital                                                     $600
                                                                        ========



                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL

                  FOR THE PERIOD FROM JUNE 25, 2004 (INCEPTION)
                            THROUGH DECEMBER 31, 2004

                                                     Initial Member                         Managing
                                                     --------------
                                                         Units             Amount            Member             Total

Members' Capital as of June 25, 2004
   (inception)                                                     -               $ -                $ -               $ -

Capital contributions                                             50               500                100               600
                                                    ----------------- ----------------- ------------------ -----------------

Members' capital as of December 31, 2004                           50              $500               $100              $600
                                                    ================= ================= ================== =================



                             STATEMENT OF CASH FLOWS

                  FOR THE PERIOD FROM JUNE 25, 2004 (INCEPTION)
                            THROUGH DECEMBER 31, 2004


Financing activities:
Capital contributions received                                            $600
                                                                         ------
Net increase in cash                                                       600
Cash at inception                                                            -
                                                                         ------
Cash at end of period                                                     $600
                                                                         ======

                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND XI, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


1. Organization and Limited Liability Company matters:

ATEL Capital Equipment Fund XI, LLC (a development stage enterprise) (the "Fund") was formed under the laws of the state of California on June 25, 2004 for the purpose of acquiring equipment to engage in equipment leasing and sales activities. The Fund shall continue until December 31, 2025. Contributions in the amount of $600 were received as of December 31, 2004, $100 of which represented the Managing Member's (ATEL Financial Services, LLC's) continuing interest, and $500 of which represented the Initial Member's capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

As of December 31, 2004, the Fund had not commenced operations other than those relating to organizational matters. The Fund, or the Managing Member on behalf of the Fund, will incur costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units). The amount of such costs to be borne by the Fund is limited by certain provisions of the ATEL Capital Equipment Fund XI, LLC limited liability company operating agreement dated October 24, 2004 (the "Operating Agreement").

Cash:

Cash is maintained in a standard non-interest bearing checking account.

Use of estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.


2. Income taxes:

The Fund does not provide for income taxes since all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.


3. Members' capital:

As of December 31, 2004, 50 Units ($500) were issued and outstanding. The Fund is authorized to issue up to 15,000,000 additional Units.

The Fund Net Income, Net Losses, and Distributions are to be allocated 92.5% to the Members and 7.5% to the Managing Member.


4. Commitments and management:

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, in addition to the allocations described above, which are more fully described in Section 8 of the Operating Agreement. The additional fees to management include fees for equipment management and resale.

   REPORT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors and Members
ATEL Financial Services LLC


We have audited the accompanying consolidated balance sheet of ATEL Financial Services LLC (the "Company") and subsidiary as of July 31, 2004. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ATEL Financial Services LLC at July 31, 2004, in conformity with accounting principles generally accepted in the United States.



                                                           /s/ ERNST & YOUNG LLP
October 15, 2004
San Francisco, California

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004

                                     ASSETS


Cash and cash equivalents                                              $1,856,352
Amounts due from affiliated programs                                    6,156,692
Property and equipment, net of accumulated depreciation of $425,558       908,998
Leasehold improvements, net of accumulated amortization of $172,794     1,179,005
Goodwill, net of accumulated amortization of $879,520                  23,286,883
Other assets                                                              150,284
                                                                     -------------
     Total Assets                                                     $33,538,214
                                                                     =============


                         LIABILITIES AND MEMBERS' EQUITY


Liabilities:
Term loan                                                             $ 2,809,091
Subordinated convertible promissory note, due to related party          1,000,000
Other long-term debt                                                      850,000
Amounts due to affiliated companies                                    18,196,405
Accounts payable and accrued liabilities                                1,463,442
Derivative - interest rate swap                                           150,177
                                                                     -------------
     Total liabilities                                                 24,469,115

Members' equity:
Accumulated other comprehensive income                                    (60,670)
Members' equity                                                         9,129,769
                                                                     -------------
     Total Members' equity                                              9,069,099
                                                                     -------------

     Total liabilities and Members' equity                            $33,538,214
                                                                     =============



















                             See accompanying notes.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


1. Organization and summary of significant accounting policies:

Organization and principles of consolidation:

The consolidated balance sheet includes the accounts of ATEL Financial Services LLC ("ATEL") and its wholly owned subsidiary, ATEL Securities Corporation
("ASC"). ATEL is an indirect wholly owned subsidiary of ATEL Capital Group ("ACG") and the financial position of ATEL would be significantly different if ATEL was autonomous.

ATEL is a California limited liability company that was formed in March 2001 to carry on the business activities that had been previously performed through that date by ATEL Financial Corporation ("AFC"), an affiliated wholly owned subsidiary of ACG. Accordingly, all the assets and liabilities of AFC were contributed by the parent, ACG, into ATEL at book value in exchange for an indirect wholly owned interest in ATEL's members' equity. The assets and liabilities contributed by ACG into ATEL included deferred tax assets and liabilities of AFC. Pursuant to Statement of Financial Accounting Standards
(SFAS) No. 109, Accounting for Income Taxes these deferred tax assets and liabilities of ATEL were then transferred to ACG to reflect ATEL's non-taxable status as a limited liability company.

In April 2001, ATEL acquired a 71% interest in ACG (734.938 shares of common stock) from the then controlling shareholder of ACG. In exchange for the common stock of ACG, ATEL paid $18,020,000 in cash with the balance of the consideration consisting primarily of lease receivables transferred to the seller. ATEL financed a portion of the purchase price utilizing a term loan and a convertible note (discussed in Note 4). This transaction has been accounted for as a change in control leveraged buyout transaction utilizing the purchase method of accounting. All of the purchase price was allocated to goodwill. ATEL recorded goodwill of $24,166,403 related to this transaction and amortized $879,520 of this amount through July 31, 2001, at which time amortization ceased as a result of the adoption of SFAS No 142 "Goodwill and Other Intangible Assets".

On April 16, 2004, ATEL entered into a stock redemption agreement with the former controlling shareholder of ACG to acquire the remaining five percent interest in the Company. A cash consideration of $610,000 was paid for the transaction. After the transaction ATEL immediately retired such shares. This transaction was accounted for under the treasury stock method.

ATEL organizes and sponsors limited partnerships and limited liability companies (the "affiliated programs" or the "programs") engaged in equipment leasing and sales activities. It also acts as the corporate general partner or managing member in these affiliated programs. Through these programs, ACG derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expense reimbursements are allocated to ATEL, with the balance allocated to various other affiliates. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various programs.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


A portion of the fees mentioned above are subordinated to the limited partners' and other members' full recovery of their initial invested capital contributions plus a specified return on their investments. No earnings or equity interests from such subordinated interests have been recognized through July 31, 2004.

ATEL will continue in full force and effect until such time as the member elects to dissolve ATEL or ATEL is otherwise dissolved. As a limited liability company, the liability of any individual member for the obligations of ATEL is limited to the extent of capital contributions to the company by the individual member.

Cash and cash equivalents:

Cash and cash equivalents include cash in banks and cash equivalent investments with original maturities of ninety days or less.

Property and equipment:

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.

Leasehold improvements:

Leasehold improvements are stated at cost. Amortization is calculated using the straight-line method over the lives of the related leases or estimated lives, whichever is shorter.

Fair value of financial instruments:

ATEL considers amounts presented for financial instruments on the consolidated balance sheet to approximate fair value.

Credit risk:

Financial instruments that potentially subject ATEL to concentrations of credit risk include cash and cash equivalents. ATEL places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to ATEL.

Use of estimates:

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates. The significant estimates were made in relation to the useful lives of property and equipment and leasehold improvements and goodwill impairment.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


Investments in affiliated programs:

ATEL accounts for its interest as a corporate general partner (or as the managing member) in the affiliated programs at cost, or under the equity method of accounting, based on the terms of the individual affiliated partnership or operating agreements.

Investments in affiliated programs accounted for at cost do not provide for general partner distributions in the partnership agreements. Certain investments in affiliated programs accounted for at cost do not require ATEL to make additional capital contributions, and, hence, ATEL records all distributions received from these programs as income based on the cost method of accounting.

The partnership/operating agreements for investments in affiliated programs accounted for under the equity method of accounting provide for general partner (or managing member) distributions, subject to limitations in the respective partnership agreements (or operating agreement). Upon dissolution of these programs, if the general partner (or managing member) has a deficiency in its capital account at the program level, a special allocation of income may be made to the general partner from the limited partners in an amount sufficient to bring the capital accounts to zero, based on the provisions of the partnership agreement (or operating agreement).

If the general partner (or managing member) has a positive capital account balance at the program level upon the dissolution of the program, a special allocation of income is made from the general partner (or managing member) to the limited partners in an amount sufficient to bring the capital accounts to zero, based on the terms of the partnership agreements (or operating agreements).

Income taxes:

ATEL does not provide for income taxes since all income and losses are allocated to the members for inclusion in their respective tax returns.

Amounts due to affiliated companies:

Amounts due to affiliated companies represent net amounts advanced to or received from affiliated companies for operations on behalf of ACG and its subsidiaries.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


1. Organization and summary of significant accounting policies (continued):

Derivative financial instruments:

Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities as amended ("SFAS 133") established new accounting and reporting standards for derivative instruments. SFAS No. 133, as amended, requires ATEL to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow, or foreign currency hedges, and establishes accounting standards for reporting changes in the fair value of the derivative instruments. In accordance with SFAS No. 133, ATEL records derivative hedging instruments at fair value on the balance sheet and recognizes the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate.

ATEL utilizes a cash flow hedge comprised of an interest rate swap. The interest rate swap is linked to and adjusts effectively the interest rate sensitivity of specific long-term debt. The effective portion of the change in fair value of the hedging derivative is recorded as the only item in Accumulated Other Comprehensive Income (AOCI) and the ineffective portion (if any) directly in earnings. Amounts in AOCI are reclassified into earnings in a manner consistent with the earnings pattern of the underlying hedged item (generally reflected in interest expense). If a hedged item is dedesignated prior to maturity, previous adjustments to AOCI are recognized in earnings to match the earnings recognition pattern of the hedged item (e.g., level yield amortization if hedging interest bearing instruments). Interest income or expense on the hedging derivative used to manage interest rate exposure is recorded on an accrual basis, as an adjustment to the yield of the hedged item over the periods covered by the contract.

Credit exposure from derivative financial instruments arises from the risk of a counterparty default on the derivative contract. The amount of the loss created by the default is the replacement cost or current positive fair value of the defaulted contract.


2. Goodwill:

Goodwill of $24,166,403 was recorded in connection with the leveraged buyout of the principal shareholder of ACG in April 2001 (see Note 1). At July 31, 2004, accumulated amortization of goodwill was $879,520. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, no amortization of goodwill was recorded during the period ended July 31, 2004. On an annual basis, management reviews goodwill and other amortizable assets and evaluates events or changes in circumstances that may indicate impairment in the carrying amount of such assets. In such instances, impairment, if any, is measured on a discounted future cash flow basis. As a result of management's review, no impairment of goodwill existed during the period ended July 31, 2004.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


3. Property, equipment and leasehold improvements, net:

The following is a summary by category of the depreciable assets at July 31, 2004:


Category
Leasehold improvements                         $ 1,351,799
   Accumulated amortization                       (172,794)
                                           ----------------
Leasehold improvements, net                                    $ 1,179,005
                                                            ===============

Other equipment                                    417,660
Furniture and fixture                              790,368
Computer equipment                                 126,528
   Accumulated depreciation                       (425,558)
                                           ----------------
Furniture, fixture and equipment, net                            $ 908,998
                                                            ===============


4. Long-term debt:

Term loan

ATEL assumed two separate  notes in association  with the leveraged  buyout (see
Note 1). The first is a $12,000,000 term loan with a financial institution maturing in October 2006, the balance of which was $2,809,091 as of July 31, 2004. The effective fixed interest rate on this note is 7.88%. Principal and interest are to be paid quarterly over twenty-two consecutive quarters. A financial covenant exists whereby an amount equal to 40% of excess cash flow, as defined, is payable within 10 days after the due date of the year-end financial statements and is applied as a reduction of principal. Excess cash flow is defined as the consolidated net profit of ACG and its consolidated subsidiaries less certain distributions. ATEL was in compliance with this financial covenant as of July 31, 2004.

ATEL has entered into an interest rate swap with a financial institution to manage the interest rate exposure associated with the variable rate term loan by effectively converting the variable rate to a fixed rate. During the term of the interest rate swap ATEL receives or pays interest on a notional principal (generally equal to the outstanding principal of the term note) based on the difference between the nominal payment rate of 5.380% and the variable receive rate indexed to a three month libor of 2.25% in July 2004. No actual borrowing or lending is involved. The termination of the swap coincides with the maturity of the debt, which is October 2, 2006. As a result of the excess cash flow principal payment made as of July 31, 2004, the notional amount of the swap of $5,454,545 exceeded the principal amount of the hedged debt of $2,809,091 by $2,645,454 as of July 31, 2004. During the year, AOCI decreased by approximately $266,000 of which approximately $250,000 was related to the decrease in the fair value of the interest rate swap and approximately $16,000 was related to the reclassification of AOCI to earnings due to hedge ineffectiveness.

Future minimum payments on long-term debt are as follows at July 31, 2004:

                        Principal        Interest           Total
Year ending July 31,    Payments         Payments         Payments
--------------------    ---------    -   ---------     -  --------
              2005        2,181,818           138,437        2,320,255
              2006          627,273            13,969          641,242
                     --------------- ----------------- ----------------
                         $2,809,091          $152,406       $2,961,497
                     =============== ================= ================

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004

4. Long-term debt (continued):

Subordinated convertible promissory note

The second note assumed in association with the leveraged buyout is a subordinated convertible promissory note (subordinate to the $12,000,000 term loan) for $4,000,000 from a related party. Interest is accrued at a rate of 8% per annum paid quarterly, with an additional interest of the greater of 2% of the principal amount payable at year-end or 15% of excess cash flows as defined. In July 2004, a principal paydown of $3,000,000 was made. All outstanding principal and interest is due on December 31, 2006. Upon maturity of the term loan, the holder will have the option for a period of thirty days, to convert the outstanding principal amount of this note into 53.1538 shares of either Series A preferred stock of ACG or, if ATEL elects prior to the maturity date of the term loan to be treated as common stock of ACG. In addition, thirty-one days after the repayment date of the term loan, ATEL has the option for a period of thirty days, to convert the principal amount of this note into the conversion shares.

Future minimum payments on the convertible subordinated promissory note are as follows at July 31, 2004:

                            Principal        Interest           Total
    Year ending July 31,    Payments         Payments         Payments
    --------------------    ---------    -   ---------     -  --------
              2005                  $ -         $ 137,500        $ 137,500
              2006                    -           100,000          100,000
              2007            1,000,000            41,667        1,041,667
                         --------------- ----------------- ----------------
                             $1,000,000          $279,167       $1,279,167
                         =============== ================= ================


5. Line of credit:

ATEL participates with ACG, certain other subsidiaries of ACG, and with certain affiliated programs in a $67,190,909 revolving credit agreement with a group of financial institutions which expires June 28, 2005. The agreement includes an acquisition facility, a lease warehouse facility and a venture lease facility, which are used to provide bridge financing for assets on leases. Draws on the acquisition facility by any individual borrower are secured only by that borrower's assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the affiliated programs, ACG and ATEL. As of July 31, 2004, no draws were outstanding on the warehouse facility. Borrowings available on the warehouse facility at July 31, 2004 total $48,890,909. Also included in this line of credit facility is $1,000,000 available for operations and working capital. There were no draws under this facility during the year ended July 31, 2004.

These facilities, when used, are collateralized by (i) leases and equipment owned by the specific borrower and financed by the lines and (ii) all other assets owned by the specific borrower except equipment, lease receipts and residual values specifically pledged to other equipment funding sources. ATEL's borrowings under the facility are guaranteed by ACG and/or its shareholders.

The credit agreement includes certain financial covenants applicable to each borrower. ATEL and ACG were in compliance with such covenants as of July 31, 2004.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


6. Other long-term debt:

ATEL entered into a loan and security agreement with a lender on July 30, 2003. Under the loan and security agreement ATEL may borrow up to $1,000,000 for equipment purchases, which was borrowed in September 2004. The loan will be paid in 60 equal monthly installments of principal and interest payments that commenced on November 29, 2003 and will cease upon termination of the loan on October 31, 2008. The interest rate is 5.01% and is fixed.

Future minimum payments on other long term debt are as follows:

                            Principal        Interest           Total
    Year ending July 31,    Payments         Payments         Payments
    --------------------    ---------        ---------        --------
                    2005      $ 216,667         $ 40,707         $ 257,374
                    2006        200,000           27,138           227,138
                    2007        200,000           17,118           217,118
                    2008        200,000            7,098           207,098
                    2009         33,333              209            33,542
                         ---------------  --------------- -----------------
                              $ 850,000         $ 92,270         $ 942,270
                         ===============  =============== =================


7. Equity investments in affiliated programs:

Certain investments in affiliated programs are accounted for under the equity method of accounting. Summarized information about these affiliates as of December 31, 2003 and for the year then ended are included in the following table:

                              ATEL Cash           ATEL Capital          ATEL Capital         ATEL Capital      ATEL Capital
                            Distribution            Equipment             Equipment            Equipment         Equipment
                            Fund VI, L.P.        Fund VII, L.P.       Fund VIII, LLC         Fund IX, LLC      Fund X, LLC
                            -------------        --------------       --------------         ------------      ------------

     Total Assets         $ 25,410,604          $ 74,812,214          $ 110,222,744        $ 87,530,487        $ 37,815,563

Total Liabilities          $ 1,627,341          $ 33,406,191           $ 62,325,626           $ 624,472           $ 704,900

 Net Income (Loss)         $ 1,585,834          $ (4,311,400)          $ (7,521,261)          $ 591,015          $ (183,013)


ATEL has a 1% carried interest in ATEL Cash Distribution Fund VI, L.P. and a 7.5% carried interest in ATEL Capital Equipment Fund VII, L.P., ATEL Capital Equipment Fund VIII, LLC., ATEL Capital Equipment Fund IX, LLC, and ATEL Capital Equipment Fund X, LLC.


8. Commitments and contingencies:

Office lease:

ACG occupies office space under an operating lease expiring January 2013. Future minimum lease payments to be allocated to ATEL are, $644,259 in years 2005 through 2012, and $322,130 in 2013.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


9. Reimbursements of operating costs:

The Limited Partnership Agreements and Operating Agreements of the affiliated programs allow for the reimbursement of costs incurred by ACG and its subsidiaries in providing administrative services to the programs, of which a portion of such amounts is allocated to ATEL. Administrative services provided include program accounting, investor relations, legal counsel and lease and equipment documentation. ACG and its subsidiaries are not reimbursed for services whereby they are entitled to receive a separate fee as compensation for such services, such as acquiring and overseeing the management of equipment. Reimbursable operating costs incurred by ACG and its subsidiaries are allocated to the programs based upon actual time incurred by employees working on program business and an allocation of rent and other costs based on utilization studies. As of July 31, 2004, $6,156,692 remained outstanding from affiliated programs for reimbursable operating and syndication costs and management fees.


10. Financial information of affiliated programs (unaudited):

ATEL serves as the general partner or managing member of a series of ten publicly held limited partnerships and limited liability companies, as well as two privately held limited liability companies (the "Funds") which report their results on a calendar year basis. As of December 31, 2001, the first three of those Funds had ceased operations. As of July 31, 2004, ATEL is the general partner or managing member of the nine remaining Funds. During the year ended December 31, 2003, ATEL received management and other fees from the nine Funds for services provided. These Funds own and lease equipment to third parties. The Funds' equipment is not available to creditors or the members of ATEL. The following financial data is presented for purposes of additional analysis to provide information about the portfolio under management. Presented below is the unaudited combined, capsulated balance sheet for the nine Funds existing as of December 31, 2003:

     Financial position:
          Cash                                                $59,440,697
          Accounts receivable, net and other assets            12,081,292
          Investments in equipment and leases                 286,020,540
                                                         -----------------
               Total assets                                  $357,542,529
                                                         =================

          Long-term and non-recourse debt                     $88,187,429
          Accounts payable and other liabilities               11,627,331
          Partners' capital                                   257,727,769
                                                         -----------------
               Total liabilities and partners' capital       $357,542,529
                                                         =================

Presented below is unaudited combined aggregate amounts of future minimum lease payments from the programs' lease portfolios for each year ending December 31:

                                2004 $52,893,140
                                 2005 36,568,328
                                 2006 23,102,951
                                 2007 11,767,731
                                 2008 5,752,416
                              Thereafter 3,800,403
                                  -----------------
                                      $133,884,969
                                  =================

                                                                       EXHIBIT A


--------------------------------------------------------------------------------
                          PRIOR PERFORMANCE INFORMATION
--------------------------------------------------------------------------------
ATEL Financial Services LLC ("ATEL"), the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations,
(iv)  organizing  and  offering  individual  ownership  and limited  partnership
investment   leasing   programs  and  (v)  supervising  and  arranging  for  the
supervision of equipment management and marketing on leasing transactions involving total equipment costs in excess of $1.34 billion.

In addition to the Fund, ATEL has sponsored ten prior public and three private equipment leasing programs. See "Prior Performance Summary" for a summary of information regarding the prior public programs.

The first prior public program, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 1, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of $11,133,679. All such equipment had been sold as of December 31, 1997.

Through December 31, 1997, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital.

The second prior public program, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of $52,270,536. All such equipment had been sold as of December 31, 1998.

Through December 31, 1998, ACDF II had made cash distributions to its investors in the aggregate amount of $1,222.63 per $1,000 invested. Of this amount a total of $335.43 represents investment income and $887.20 represents return of capital.

The third prior public program, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of $99,629,942. All such equipment had been sold as of December 31, 2000.

Through December 31, 2000, ACDF III had made cash distributions to its investors in the aggregate amount of $1,329.76 per $1,000 invested. Of this amount a total of $379.10 represents investment income and $950.66 represents return of capital.

     Past performance is not necessarily indicative of future performance.

The fourth prior public program, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. Of such equipment, items representing an original purchase cost of $103,274,568 had been sold as of September 30, 2004.

Through September 30, 2004, ACDF IV had made cash distributions to its investors in the aggregate amount of $1,216.49 per $1,000 invested. Of this amount a total of $320.17 represents investment income and $896.32 represents return of capital.

The fifth prior public program, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $186,995,157 as of September 30, 2004. Of such equipment, items representing an original purchase cost of $145,817,223 had been sold as of September 30, 2004.

Through September 30, 2004, ACDF V had made cash distributions to its investors in the aggregate amount of $989.88 per $1,000 invested. Of this amount a total of $188.55 represents investment income and $801.33 represents return of capital.

The sixth prior public program, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,275,158. Of such equipment, items representing an original purchase cost of $149,031,165 had been sold as of September 30, 2004.

Through September 30, 2004, ACDF VI had made cash distributions to its investors in the aggregate amount of $829.60 per $1,000 invested. Of this amount a total of $109.03 represents investment income and $720.57 represents return of capital.

The seventh prior public program, ATEL Capital Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $302,698,648. Of such equipment, items representing an original purchase cost of $119,102,193 had been sold as of September 30, 2004.

Through September 30, 2004, ACEF VII had made cash distributions to its investors in the aggregate amount of $713.88 per $1,000 invested. Of this amount a total of $99.39 represents investment income and $614.49 represents return of capital.

The eighth prior public program, ATEL Capital Equipment Fund VIII ("ACEF VIII"), commenced a public offering of up to $150,000,000 of its limited partnership interests on December 7, 1998. ACEF VIII terminated its offering on November 30,

     Past performance is not necessarily indicative of future performance.

2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $249,040,775 as of September 30, 2004. Of such equipment, items representing an original purchase cost of approximately $99,918,539 had been sold as of September 30, 2004.

Through September 30, 2004, ACEF VIII had made cash distributions to its investors in the aggregate amount of $494.85 per $1,000 invested. Of this amount a total of $22.37 represents investment income and $472.38 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF VIII. See Table VI - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VIII.

The ninth prior public program, ATEL Capital Equipment Fund IX ("ACEF IX"), commenced a public offering of up to $150,000,000 of its limited partnership interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment with a total purchase cost of $87,892,538 as of September 30, 2004. Of such equipment, items representing an original purchase cost of approximately $8,426,990 had been sold as of September 30, 2004.

Through September 30 2004, ACEF IX had made cash distributions to its investors in the aggregate amount of $294.46 per $1,000 invested. Of this amount a total of $24.01 represents investment income and $270.45 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF IX. See Table VI - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF IX.

The tenth prior public program, ATEL Capital Equipment Fund X ("ACEF X"), commenced a public offering of up to $150,000,000 of its limited partnership interests on March 12, 2003. As of September 30, 2004, the offering was still in progress. As of that date, $97,932,450 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $26,623,768 as of September 30, 2004. Sales of such equipment were not significant as of September 30, 2004.

Through September 30, 2004, ACEF X had made cash distributions to its investors in the aggregate amount of $95.09 per $1,000 invested. All of this amount represents return of capital. See Table III - "Operating Results of Prior
Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF X. See Table VI
- "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF X.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest its capital in a timely manner. ACEF IX is in the process of leveraging its gross offering proceeds for the purchase of its initial equipment portfolio. ACEF X is in the process of committing the balance of its gross offering proceeds to its initial equipment portfolio. Equipment lessors have experienced a more difficult market in which to make suitable investments during the past three years of reduced growth and

     Past performance is not necessarily indicative of future performance.

recession in the U.S. economy as a result of the softening demand for capital equipment during this period. Delays in investment may have a negative impact on ACEF IX and ACEF X. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit ACEF IX and ACEF X to fully pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during the past three years have affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACDF V, ACDF VI, ACEF VII and ACEF VIII to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular.

As of September 30, 2004, the Prior Programs have acquired equipment with a total purchase cost of approximately $1.33 billion during a period of over 18 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $7 million, or approximately 0.53% of the assets acquired, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

All of the prior public programs (the "Prior Public Programs") have investment objectives that are similar to those of the Fund. The prior private programs, ATEL Lease Income Fund 1985-A (ALIF), ATEL Venture Fund, LLC ("AVF") and ATEL Growth Capital Fund, LLC ("AGCF") have substantially different investment objectives than those of the Fund, so tabular information concerning these prior private programs has been omitted from this presentation. ALIF invested in equipment without the use of any debt financing; AVF and ACGF invested in portfolios with different transaction structures, including significant emphasis on finance leases, different credit criteria, targeting development stage lessees, and different investment goals, including more accelerated recovery of initial capital. The Fund and the Prior Public Programs invest in equipment with moderate amounts of leverage, acquire operating leases with equipment leased primarily to investment grade and equivalent credits, and have more emphasis on low technology, longer-lived equipment. Accordingly, only the Prior Public Programs are deemed to have investment objectives similar to those of the Fund.

The factors considered by the Manager in determining that the investment objectives of the Prior Public Programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in Tables included in this Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

In Tables I through III, information is presented with respect to all Prior Programs sponsored by the Manager and its Affiliates that completed their offerings of interests within the five-year period ended September 30, 2004. It should be noted that the tabular information concerning ACDF X does not reflect results of an operating period after completion of its funding. Table IV

     Past performance is not necessarily indicative of future performance.

includes information concerning the three Prior Programs that had completed their respective operations as of September 30, 2004. Table V includes information regarding all dispositions of equipment by Prior Programs through September 30, 2004. Table VI includes information regarding all acquisitions of equipment through September 30, 2004 by the three Prior Programs that completed their offerings of interests within the five year period then ended.

     In addition to Tables I through VI, a summary chart is set forth below. Figure 10 below illustrates the disposition of equipment after expiration of the initial lease term for equipment coming off lease through December 31, 2004 for all Prior Public Programs that had completed their offerings as of such date. The dispositions are characterized as (i) short term renewals by the lessees (for terms of less than 12 months), (ii) long term renewals by the lessees (for terms of at least 12 months), (iii) equipment purchased by the lessee and (iv) equipment returned by the lessee to the Prior Public Program for sale or lease to another party.




                                [GRAPHIC OMITTED]




The following is a list of the tables set forth in Exhibit A:

      TABLE I            Experience in Raising and Investing Funds
      TABLE II           Compensation to the General Partner/Managing Member
      TABLE III          Operating Results of Prior Programs
      TABLE IV           Results of Completed Programs
      TABLE V            Sales or Disposals of Equipment by Prior Programs
      TABLE VI           Acquisition of Equipment by Prior Programs

     ATEL will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each Prior Public Program and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports.

INVESTORS IN THE PARTNERSHIP WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.

     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (on a percentage basis)
                               September 30, 2004
                                   (Unaudited)

The following Table sets forth certain information concerning the experience of the General Partner/Managing Member in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.


                                                        ATEL Capital         ATEL Capital         ATEL Capital
                                                         Equipment            Equipment            Equipment
                                                         Fund VIII             Fund IX               Fund X
EQUITY PROCEEDS
         Dollar amount of equity offered                 $ 150,000,000         $150,000,000         $150,000,000
         Dollar amount of equity raised                  $ 135,701,380         $120,652,160         $ 97,932,450   (6)
                                                      -----------------    -----------------    -----------------
Less:    Offering expenses:
         Selling commissions                                     9.50%                9.50%                9.00%
         Organization and program expenses (1)                   4.68%                3.93%                4.11%
         Reserves                                                0.50%                0.50%                0.50%
                                                      -----------------    -----------------    -----------------
Percent available for investment                                85.32%               86.07%               86.39%
Acquisition costs:
         Purchase price (2)                                     85.32%               86.07%               86.39%
         Acquisition fees                                            -                    -                    -
                                                      -----------------    -----------------    -----------------
                                                                85.32%               86.07%               86.39%
                                                      -----------------    -----------------    -----------------
Percent leverage (3)                                            53.13%                0.00%                0.00%
                                                      =================    =================    =================

Date offering commenced:                                  Dec. 7, 1998        Jan. 16, 2001        Mar. 12, 2003

Length of offering                                           24 Months            24 Months           N/A        (6)

Months to  invest 90% of amount available for
   investment (measured from beginning of offering)          24 Months (4)        30 Months (5)       N/A        (6)

FOOTNOTES:

(1) Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.

(2) Represents amounts paid to unrelated third parties for purchase of equipment under leases.

(3) The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

(4) As of November 30, 2000, the Fund's offering of Limited Liability Company Units was completed. As of that date, the proceeds of the offering had been fully committed.

(5) As of January 15, 2003, the Fund's offering of Limited Liability Company Units was completed. As of September 30, 2003, the proceeds of the offering had been fully committed.

(6) As of September 30, 2004, the offering had not been completed.

     Past performance is not necessarily indicative of future performance.

                                TABLE II
                      COMPENSATION TO THE SPONSOR
September 30, 2004
                              (Unaudited)

The following Table sets forth certain information concerning the compensation derived by the General Partner/Managing Member. Amounts paid are from two sources: proceeds of the offering and gross revenues.

                                                                         ATEL Capital         ATEL Capital         ATEL Capital
                                                                          Equipment            Equipment            Equipment
                                                                          Fund VIII             Fund IX               Fund X

Date offering commenced                                                    Dec. 7, 1998        Jan. 16, 2001        Mar. 12, 2003

Date offering closed                                                      Nov. 30, 2000        Jan. 15, 2003             N/A

Dollar amount raised                                                      $ 135,701,380         $120,652,160         $ 97,932,450

Amounts paid to General Partner / Managing
   Member from proceeds of offering:
    Acquisition fees / Reimbursements of initial direct costs               $ 1,782,826          $ 3,543,008          $ 1,746,879
    Selling commissions                                                    $ 12,891,631         $ 11,461,955          $ 8,813,921
    Organization and program costs                                          $ 6,354,458          $ 4,750,879          $ 2,116,029
Dollar amount of cumulative cash generated
   from operations before deducting payments
   to the General Partner/Managing Member                                 $ 120,709,188         $ 26,701,268          $ 3,817,754
Cumulative amount paid to the General
   Partner/Managing
   Member from operations:
         Management fees                                                    $ 7,508,341          $ 1,472,211            $ 180,485
         Reimbursement of payroll costs                                     $ 4,978,366          $ 1,326,960            $ 170,097
         Other operating expenses                                             $ 513,956            $ 524,744            $ 100,971

Aggregate payments to General
   Partner / Managing Member:(1)
                                                              1999         $ 13,056,922
                                                              2000           11,872,250
                                                              2001            2,921,431          $ 7,131,876
                                                              2002            2,351,555           10,270,778
                                                              2003            2,337,830            4,115,416          $ 7,715,713
                                                              2004            1,489,590            1,561,687            5,412,668
                                                                       -----------------    -----------------    -----------------
                                                                           $ 34,029,578         $ 23,079,757         $ 13,128,381
                                                                       =================    =================    =================

FOOTNOTES:

(1) As of September 30, 2004. Includes payments of management fees, reimbursements of syndication costs to General Partner/Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.

     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                               September 30, 2004
                                   (Unaudited)

The following Table summarizes the operating results of Prior Programs ( ACEF VIII, ACEF IX and ACEF X). The Prior Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

                                                                              ATEL Capital Equipment Fund VIII
                                                                                      Period Ended
                                                                                       December 31,
                                                                          1999              2000               2001
Months of operations                                                       12                12                 12
Gross revenue - lease and other                                         $ 8,657,636      $ 31,046,332       $ 41,992,805
                 - gain (loss) on sales of assets                             3,017             1,453          1,801,292
                                                                     ---------------    --------------    ---------------
                                                                          8,660,653        31,047,785         43,794,097
Less Operating Expenses: (1)
        Depreciation and amortization expense                             5,392,504        22,588,276         31,243,646
        Provision for losses and doubtful accounts                                -                 -             82,615
        Interest expense                                                  1,340,804         7,365,041          9,058,622
        Administrative costs and reimbursements                             767,386         1,408,523            924,375
        Legal/Professional fees                                             155,743           127,345            215,450
        Other                                                               121,438           398,365            287,382
        Management fee                                                      443,943         1,465,566          1,849,335
                                                                     ---------------    --------------    ---------------
                                                                          8,221,818        33,353,116         43,661,425
                                                                     ---------------    --------------    ---------------
Net income (loss) - GAAP basis                                            $ 438,835      $ (2,305,331)         $ 132,672
                                                                     ===============    ==============    ===============

Taxable income (loss) from operations                                 $ (13,620,427)    $ (29,018,361)     $ (15,498,538)
                                                                     ===============    ==============    ===============

Cash generated by (used in) operations (2)                              $ 5,743,245      $ 18,412,107       $ 30,662,797
Cash generated from sales                                                    38,178             7,761          7,348,063
Cash generated from refinancing                                                   -
Cash generated from other (2)                                               951,549         2,154,474          2,806,236
                                                                     ---------------    --------------    ---------------
                                                                          6,732,972        20,574,342         40,817,096
Less cash distributions to investors:
        From operating cash flow                                          2,460,684         9,795,386         12,403,683
        From sales                                                                -                 -                  -
        From refinancing                                                          -                 -                  -
        From other                                                                -                 -                  -
                                                                     ---------------    --------------    ---------------
        Total distributions                                               2,460,684         9,795,386         12,403,683
                                                                    ---------------    --------------    ---------------
Cash generated (deficiency) after cash distributions                    $ 4,272,288      $ 10,778,956       $ 28,413,413
                                                                     ===============    ==============    ===============
Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                   $ (312.53)        $ (252.40)         $ (105.64)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                 $ 5.95               $ -                $ -
        -  Return of capital                                                  55.18             92.11              91.40
                                                                     ---------------    --------------    ---------------
                                                                            $ 61.13           $ 92.11            $ 91.40
                                                                     ===============    ==============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                          $ 61.13           $ 92.11            $ 91.40
        Other                                                                     -                 -                  -
                                                                     ---------------    --------------    ---------------
        Total                                                               $ 61.13           $ 92.11            $ 91.40
                                                                     ===============    ==============    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                                   $142,755,301     $ 218,029,699      $ 237,646,671
Amount invested in program equipment (book value)                      $139,420,208     $ 190,893,298      $ 178,999,739
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (3)                   57.32%            87.55%             95.42%

     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                               September 30, 2004
                                   (Unaudited)

                                                                              ATEL Capital Equipment Fund VIII
                                                                                      Period Ended
                                                                               December 31,               September 30,
                                                                          2002              2003               2004
Months of operations                                                       12                12                 9

Gross revenue - lease and other                                        $ 32,658,224      $ 27,953,972       $ 15,971,067
                 - gain (loss) on sales of assets                           271,751           595,299          5,775,106
                                                                     ---------------    --------------    ---------------
                                                                         32,929,975        28,549,271         21,746,173

Less Operating Expenses: (1)
        Depreciation and amortization expense                            23,162,548        20,694,362         12,481,100
        Provision for losses and doubtful accounts                        3,087,500         5,499,271           (110,000)
        Interest expense                                                  6,148,759         5,270,675          3,175,740
        Administrative costs and reimbursements                             832,539           820,571            738,928
        Legal/Professional fees                                             179,562           506,698            179,117
        Other                                                               843,035         1,761,696          2,302,939
        Management fee                                                    1,481,576         1,517,259            750,662
                                                                     ---------------    --------------    ---------------
                                                                         35,735,519        36,070,532         19,518,486
                                                                     ---------------    --------------    ---------------
Net income (loss) - GAAP basis                                         $ (2,805,544)     $ (7,521,261)       $ 2,227,687
                                                                     ===============    ==============    ===============

Taxable income (loss) from operations                                 $ (12,212,767)     $ (9,525,065)      $ (2,250,000) (4)
                                                                     ===============    ==============    ===============

Cash generated by (used in) operations (2)                             $ 23,805,426      $ 18,993,036       $ 10,091,914
Cash generated from sales                                                 2,403,934        13,964,820         32,931,008
Cash generated from refinancing                                                   -         2,563,149                  -
Cash generated from other (2)                                             2,134,026         1,793,351            627,630
                                                                     ---------------    --------------    ---------------
                                                                         28,343,386        37,314,356         43,650,552
Less cash distributions to investors:
        From operating cash flow                                         12,347,756        12,345,603          9,260,508
        From sales                                                                -                 -                  -
        From refinancing                                                          -                 -                  -
        From other                                                                -                 -                  -
                                                                     ---------------    --------------    ---------------
        Total distributions                                              12,347,756        12,345,603          9,260,508
                                                                     ---------------    --------------    ---------------
Cash generated (deficiency) after cash distributions                   $ 15,995,630      $ 24,968,753       $ 34,390,044
                                                                     ===============    ==============    ===============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                    $ (83.25)         $ (64.93)          $ (15.34)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                    $ -               $ -            $ 16.42
        -  Return of capital                                                  90.99             90.98              51.82
                                                                     ---------------    --------------    ---------------
                                                                            $ 90.99           $ 90.98            $ 68.24
                                                                     ===============    ==============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                          $ 90.99           $ 90.98            $ 68.24
        Other                                                                     -                 -                  -
                                                                     ---------------    --------------    ---------------
        Total                                                               $ 90.99           $ 90.98            $ 68.24
                                                                     ===============    ==============    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                   $232,355,732     $ 210,621,824      $ 149,122,236
Amount invested in program equipment (book value)                      $149,100,763     $ 107,564,258       $ 66,249,626
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (3)                   93.30%            85.71%             59.88%

     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                               September 30, 2004
                                   (Unaudited)

                                                                  ATEL Capital Equipment Fund IX
                                                                         Period Ended
                                                                      December 31,                           September 30,
                                                       2001               2002              2003               2004
Months of operations                                    12                 12                12                 9

Gross revenue - lease and other                      $ 3,393,685        $ 6,966,142      $ 10,872,695        $ 8,711,634
                 - gain (loss) on sales of assets              -            107,353           658,865             13,608
                                                   --------------    ---------------    --------------    ---------------
                                                       3,393,685          7,073,495        11,531,560          8,725,242

Less Operating Expenses: (1)
        Depreciation and amortization expense          2,078,895          5,178,087         8,289,708          7,026,031
        Provision for losses and doubtful accounts             -                  -           496,347            204,000
        Interest expense                                 199,230            336,696           349,319            358,163
        Administrative costs and reimbursements          374,507            343,120           627,320            506,757
        Legal/Professional fees                           39,384             99,730           106,167            186,945
        Other                                             34,152            248,390           385,671            415,981
        Management fee                                    83,341            264,322           686,013            438,535
                                                   --------------    ---------------    --------------    ---------------
                                                       2,809,509          6,470,345        10,940,545          9,136,412
                                                   --------------    ---------------    --------------    ---------------
Net income (loss) - GAAP basis                         $ 584,176          $ 603,150         $ 591,015         $ (411,170)
                                                   ==============    ===============    ==============    ===============

Taxable income (loss) from operations                  $ 107,619       $ (3,947,950)     $ (4,526,988)      $ (6,000,000) (4)
                                                   ==============    ===============    ==============    ===============

Cash generated by (used in) operations (2)           $ 1,744,270        $ 5,521,904       $ 8,661,683        $ 7,449,496
Cash generated from sales                                      -            749,408         5,370,886             50,598
Cash generated from refinancing                                -                  -                 -                  -
Cash generated from other (2)                            673,907          1,178,949         1,436,942            445,520
                                                   --------------    ---------------    --------------    ---------------
                                                       2,418,177          7,450,261        15,469,511          7,945,614
Less cash distributions to investors:
        From operating cash flow                       1,213,341          5,521,904         8,661,683          7,449,496
        From sales                                             -                  -                 -                  -
        From refinancing                                       -                  -                 -                  -
        From other                                             -            493,723         1,971,403            691,191
                                                   --------------    ---------------    --------------    ---------------
        Total distributions                            1,213,341          6,015,627        10,633,086          8,140,687
                                                   --------------    ---------------    --------------    ---------------
Cash generated (deficiency) after cash distributions $ 1,204,836        $ 1,434,634       $ 4,836,425         $ (195,073)
                                                   ==============    ===============    ==============    ===============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                   $ 4.59           $ (50.16)         $ (34.79)          $ (46.01)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                             $ 22.42             $ 1.58            $ 0.00             $ 0.00
        -  Return of capital                               33.57              81.05             88.35              67.49
                                                   --------------    ---------------    --------------    ---------------
                                                         $ 55.99            $ 82.63           $ 88.35            $ 67.49
                                                   ==============    ===============    ==============    ===============
Sources (on a cash basis)
        Sales
        Refinancing                                                                                 -                  -
        Operations                                       $ 55.99            $ 75.85             71.97              61.76
        Other                                                  -               6.78             16.38               5.73
                                                   --------------    ---------------    --------------    ---------------
        Total                                            $ 55.99            $ 82.63           $ 88.35            $ 67.49
                                                   ==============    ===============    ==============    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                 $22,844,529       $ 49,667,555      $ 64,762,921       $ 79,465,548
Amount invested in program equipment (book value)    $21,091,372       $ 46,798,202      $ 52,057,199       $ 57,735,563
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (3)25.99%             56.51%            93.20%             90.41%

     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                               September 30, 2004
                                   (Unaudited)

                                                                                         ATEL Capital Equipment Fund X
                                                                                                    Period Ended
                                                                                        December 31,      September 30,
                                                                                            2003               2004
Months of operations                                                                         12                 9

Gross revenue - lease and other                                                             $ 896,923        $ 3,083,352
                 - gain (loss) on sales of assets                                              10,991                  -
                                                                                        --------------    ---------------
                                                                                              907,914          3,083,352

Less Operating Expenses: (1)
        Depreciation and amortization expense                                                 863,703          2,534,122
        Provision for losses and doubtful accounts                                                  -                  -
        Interest expense                                                                        8,045                615
        Administrative costs and reimbursements                                                48,235            222,833
        Legal/Professional fees                                                                33,563             79,949
        Other                                                                                  88,831            136,174
        Management fee                                                                         48,550            131,935
                                                                                        --------------    ---------------
                                                                                            1,090,927          3,105,628
                                                                                        --------------    ---------------
Net income (loss) - GAAP basis                                                             $ (183,013)         $ (22,276)
                                                                                        ==============    ===============

Taxable income (loss) from operations                                                      $ (831,185)      $ (3,000,000) (4)
                                                                                        ==============    ===============

Cash generated by (used in) operations (2)                                                $ 1,214,796        $ 2,151,405
Cash generated from sales                                                                     257,206                  -
Cash generated from refinancing                                                                     -                  -
Cash generated from other (2)                                                                  98,028            488,607
                                                                                        --------------    ---------------
                                                                                            1,570,030          2,640,012
Less cash distributions to investors:
        From operating cash flow                                                              937,496          2,151,405
        From sales                                                                                  -                  -
        From refinancing                                                                            -                  -
        From other                                                                                  -          1,550,224
                                                                                        --------------    ---------------
        Total distributions                                                                   937,496          3,701,629
                                                                                        --------------    ---------------
Cash generated (deficiency) after cash distributions                                        $ 632,534       $ (1,061,617)
                                                                                        ==============    ===============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                                      $ (34.48)          $ (39.77)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                                      $ -                $ -
        -  Return of capital                                                                    42.04              53.05
                                                                                        --------------    ---------------
                                                                                              $ 42.04            $ 53.05
                                                                                        ==============    ===============
Sources (on a cash basis)
        Sales                                                                                   $0.00              $0.00
        Refinancing                                                                                 -                  -
        Operations                                                                              42.04              30.83
        Other                                                                                    0.00              22.22
                                                                                        --------------    ---------------
        Total                                                                                 $ 42.04            $ 53.05
                                                                                        ==============    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                                     $ 14,602,123       $ 26,383,458
Amount invested in program equipment (book value)                                        $ 14,726,680       $ 20,298,132
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (3)                                     98.38%             99.10%

     Past performance is not necessarily indicative of future performance.

FOOTNOTES:

(1) Operating expenses include reimbursements to the General Partner/Managing Member as follows:

                                  ATEL Capital          ATEL Capital        ATEL Capital
                                    Equipment             Equipment          Equipment
                                    Fund VIII              Fund IX             Fund X

Year ended December 31, 1999             $ 767,386
                        2000             1,408,523
                        2001               924,375             $ 374,507
                        2002               832,539               343,120
                        2003               820,571               627,320         $ 48,235
                        2004               738,928               506,757          222,833
                               --------------------  --------------------  ---------------
                                       $ 5,492,322           $ 1,851,704        $ 271,068
                               ====================  ====================  ===============

(2) Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases or principal payments received on notes receivable. In the Funds' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.

(3) The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

(4) Estimated as of September 30, 2004.

     Past performance is not necessarily indicative of future performance.

                                    TABLE IV
                          RESULTS OF COMPLETED PROGRAMS
                               September 30, 2004
                                   (Unaudited)

Program name:

                                                      ATEL Cash                    ATEL Cash                   ATEL Cash
                                                 Distribution Fund           Distribution Fund II        Distribution Fund III
Dollar amount of equity raised                            $ 10,000,000               $ 35,000,000              $ 73,855,840

Assets purchased                                          $ 11,133,679               $ 52,270,536              $ 99,629,942

Date of Closing of Offering                          December 18, 1987            January 3, 1990           January 3, 1992

Date of first sale of property                             May 1, 1989               July 1, 1994          December 1, 1992

Date of final sale of property                       December 31, 1997          December 31, 1998         December 31, 2000

Tax and distribution data per
   $1,000 limited partner investment
   through December 31, 2000:
         Federal Income Tax Results:
            Ordinary income (loss):
              Operations                                      $ 192.40                   $ 154.95                  $ (12.08)
              Recapture
            Capital gain (loss)

Cash distributions to investors
   on a GAAP basis:
         -  Investment income                                 $ 244.89                   $ 335.43                  $ 379.10
         -  Return of capital                                   876.14                     887.20                    950.66
                                                -----------------------  -------------------------  ------------------------
                                                              1,121.03                   1,222.63                  1,329.76
Cash available for distribution, reinvested
   for investors' accounts                                       89.05                      48.75                         -
                                                -----------------------  -------------------------  ------------------------
Total                                                       $ 1,210.08                 $ 1,271.38                $ 1,329.76
                                                =======================  =========================  ========================

Sources (on a cash basis):
         Sales                                                $ 136.03                   $ 159.92                  $ 169.34
         Refinancing
         Operations                                             969.59                     987.33                    975.75
         Other                                                  104.46                     124.13                    184.67
                                                -----------------------  -------------------------  ------------------------
         Total                                              $ 1,210.08                 $ 1,271.38                $ 1,329.76
                                                =======================  =========================  ========================

     Past performance is not necessarily indicative of future performance.

                                     TABLE V

                         SALES OR DISPOSALS OF EQUIPMENT

ATEL Capital Equipment Fund VIII and ATEL Capital Equipment Fund IX have disposed of equipment in their portfolios as of September 30, 2004. As of that date, disposals of equipment from ATEL Capital Equipment Fund X were not significant. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the "Excess of Rents Over Expenses" column. "Equipment Acquisition Price" includes acquisition fees. Dispositions are shown on a per asset basis.

                                                                                                                         Excess of
                                                                           Equipment                                     Rents Over
                                                           Acquisition    Acquisition                       Sale          Expenses
Lessee                               Type of Equipment      Date (1)       Price (2)    Sale Date          Price (3)        (4)

ATEL CAPITAL EQUIPMENT FUND VIII
Burlington Northern & Santa Fe     Locomotives              Nov-99         $ 587,500        Mar-03         $ 483,653      $ 221,406
Burlington Northern & Santa Fe     Railroad            Sep-99 to Nov-99    1,634,002   Nov-03 to Dec-03      154,700      1,346,436
Burlington Northern & Santa Fe     Railroad                 Sep-99           107,737   Jan-04 to Mar-04       15,380         88,776
Celestica Corporation              Manufacturing            Dec-00         1,573,285        Jul-03           491,000      1,224,300
Celestica Corporation              Manufacturing            Dec-00         1,324,384   Feb-04 to Apr-04      121,500      1,489,474
CSX Transportation, Inc.           Box Cars                 Sep-99         6,782,075        Jan-01         7,112,100      1,749,525
CVS Pharmacy, Inc.                 Office Automation        Dec-99           106,156        Feb-02            23,850        103,907
CVS Pharmacy, Inc.                 Material Handling        Feb-01            20,250        Jul-03            20,250         10,137
CVS Pharmacy, Inc.                 Computers           Aug-00 to Feb-01      959,538        May-03           166,999        982,759
CVS Pharmacy, Inc.                 Telecommunications  Dec-99 to Mar-01    1,870,903        Aug-04           386,602      1,978,865
CVS Pharmacy, Inc.                 Office Automation   Jul-99 to Mar-00      150,925        Oct-01            23,700         64,466
CVS Pharmacy, Inc.                 Material Handling   Jul-99 to Mar-01    4,471,590        Aug-04         1,424,785      4,499,736
CVS Pharmacy, Inc.                 Food Processing     Mar-00 to Aug-00       68,680        Aug-04            15,736         68,700
DDB Needham Chicago Inc.           Electronics              Sep-98            43,589        Oct-02            13,462         40,829
DDB Needham Chicago Inc.           Office Automation        Sep-98            41,294        Feb-03               445         54,150
                                      Equip.
Emery Worldwide Airlines           Cargo Plane              Jun-00        14,123,602        Apr-03         3,980,000      9,419,761
Firstunion-Archer Daniels          Railroad                 Dec-99            20,151        Dec-03            20,725          8,419
   Midland
GE Aircraft Engines                Tilt Axis Table          Mar-00            31,130        Apr-01            31,130          5,054
GE Aircraft Engines                Material Handling        Aug-00           128,976   Aug-04 to Sep-04       51,329        120,357
GE Aircraft Engines                Manufacturing       Jul-00 to Jan-01    1,085,135        Jun-03           904,522        470,714
GE Aircraft Engines                Manufacturing       Mar-99 to Aug-01   20,793,207        Aug-04        13,529,850     21,465,878
Great American Management          Boxcars                  Oct-99           203,250        Apr-03           106,877         69,854
   Services
Great American Management          Pullman Box Car          Oct-99            15,635        Nov-99            15,780              -
   Services
Hallsmith-Sysco Food Services      Trucks And Trailers      Aug-99            64,906        Jul-03            46,141         64,906
Hallsmith-Sysco Food Services      Trucks And Trailers      Sep-00            70,914        Nov-03            54,033         35,342
IMC Phosphates Company             Storage Facility         Jun-00         6,712,090        Jun-04         6,800,000      1,035,726
Kansas City Southern Railway       Railroad                 Dec-99            40,302        Jun-04            39,358         29,290
Kansas City Southern Railway       Covered Hopper           Dec-99            40,302        Jul-03            42,322         20,719
                                      Railcars
Lafarge North America              Material Handling   Jul-00 to Jan-01    1,469,117   Mar-04 to Jul-04      428,000      1,198,221
National Steel Corporation         Construction             Nov-99         1,135,900        Jan-04           400,000      1,110,654
Overnite Transportation            Trucks And Trailers      Aug-00           135,378        Feb-03            95,920         78,648
   Company
Overnite Transportation            Trucks And Trailers Aug-99 to Sep-00   14,455,990        Aug-04         6,930,188     13,046,875
   Company
Solectron Corporation              Manufacturing            Aug-99         1,467,047   Oct-03 to Nov-03      544,500      1,166,009
Solectron Corporation              Manufacturing            Nov-99         5,840,188   Mar-04 to Aug-04    2,143,800      4,791,410
Staples. Inc.                      Office Automation        Dec-98         2,410,939    May to Aug-02      1,356,830      1,711,188
TASC, Inc.                         Office Automation        Jun-99             5,412        Nov-01             1,082          4,276
TASC, Inc.                         Office Automation        Sep-99             9,652        Mar-00             9,520          1,601
TASC, Inc.                         Electronics         Jun-99 to Sep-99       80,982   Sep-02 to Dec-02        8,480         80,500
TASC, Inc.                         Computers           Mar-99 to Sep-99    1,031,896   Sep-02 to Mar-03       50,747      1,034,637


                                     A-14

     Past performance is not necessarily indicative of future performance.


TASC, Inc.                         Office Automation    May to Jun-99         41,977        Jul-02             8,622         43,797
The DDB Needham Worldwide          Office Automation        Sep-98           884,900    Jan to Jul-02         81,819        897,546
   Companies
The DDB Needham Worldwide          Office Automation        Sep-98           780,130        Nov-01           157,667        795,275
   Companies
The DDB Needham Worldwide          Furniture & Fixtures     Sep-98             5,754        Oct-03               863          5,816
   Companies
Tracy Locke Partnership            Furniture & Fixtures     Sep-98           316,222        Nov-03            47,433        319,596
Transamerica Leasing Inc.          Containers               Dec-98            42,500        Nov-03            30,770         26,767
Transamerica Leasing Inc.          Standard 20' Imo1        Dec-98            21,250        Nov-99            22,398          2,490
                                      Tank Container
Union Pacific Railroad Company     Covered Hopper           Dec-99           503,776        Apr-03           634,135        239,147
                                      Railcars
Union Pacific Railroad Company     Gondola Cars             Dec-99           367,935   Nov-02 to Jun-03      140,335        588,332
Union Pacific Railroad Company     Railroad                 Dec-99            43,662        Dec-03            13,289         22,980
Union Pacific Railroad Company     Covered Hopper           Dec-99           261,964        Nov-02           301,980        106,590
                                      Railcars
Universal City Development         Point Of Sale            Mar-99           668,474        Sep-04            23,000        726,283
   Partners                           Equipment
Universal City Florida Partners    Computers                Jun-00           156,442   Oct-03 to Dec-03       15,114        165,353
Universal City Florida Partners    Computers                Jul-00           125,667        Apr-04               200        132,825
Universal City Florida Partners    Computers           May-99 to Mar-00      989,174   Nov-02 to Aug-03       52,937      1,231,602
Vanguard Car Rental USA Inc.       Motor Vehicles      Nov-00 to Dec-00    2,436,840        Jun-04                 -      2,165,218
Watco Companies,Inc.               Covered Hopper           Dec-99            60,453        Apr-03            77,901          1,117
                                      Railcars
Watco Companies,Inc.               Covered Hopper           Dec-99            60,453        Dec-03            60,296          3,750
                                      Railcars
Watco Companies,Inc.               Railroad                 Dec-99            40,302        Feb-04            39,571          4,050
Whirlpool Corporation              Manufacturing            Dec-98            72,763    Jan to Apr-02         17,752         56,523
Williams Distributed Power         Electrical          Dec-99 to Sep-00      374,152        Jun-03           293,145        288,612
   Services                           Generation
Williams Distributed Power         Electrical               Sep-00           136,145        Feb-04            97,507        132,603
   Services                           Generation
Xerox Corporation                  Material Handling        Feb-99            52,880        Oct-03                 2         62,435
Xerox Corporation                  Material Handling        Dec-99            83,900   Mar-04 to May-04       14,200         70,767
Xerox Corporation                  Material Handling   Dec-98 to Feb-99      276,815   Oct-02 to Jan-03       50,950        221,663
                                                                       --------------                  --------------  -------------
                                                                        $ 99,918,539                    $ 50,227,182   $ 79,204,642
                                                                       ==============                  ==============  =============

ATEL CAPITAL EQUIPMENT FUND IX

GE Aircraft Engines                Mazak Horizontal NC      Dec-02         $ 997,875        Jun-03       $ 1,021,939       $ 84,857
                                      Lathe
GE Aircraft Engines                Manufacturing            Apr-02         4,375,396        Dec-03         4,142,025      1,215,632
General Motors Corporation         Material Handling        Mar-02            23,467        Sep-04            10,000         20,507
Photuris, Inc.                     Office Automation        Mar-01         1,000,000        Apr-04                 -        188,792
                                      Equip., Furniture
                                      & Fixtures
Quick Study Radiology, Inc.        Computers                Mar-03            20,920        Sep-03            19,479          4,586
Silicon Access Networks, Inc.      Computers and       Jul-01 to Mar-02      749,388   Nov-03 to Dec-03       50,522        895,747
                                      Research
                                      Equipment
Sony Pictures                      Office Automation        Jan-02           762,524        May-02           749,408        121,255
   Entertainment, Inc.
Williams Distributed Power         Electrical               Feb-01            52,048        Feb-04            40,598         28,411
   Services                           Generation
Williams Distributed Power         Capstone Micro           Feb-01            74,943        Jun-03            65,725         35,451
   Services                           Turbine System
Zeevo, Inc.                        Computers and       Aug-01 to Mar-02      370,429   Sep-03 to Dec-03       24,959        436,745
                                      Research
                                      Equipment
                                                                       --------------                  --------------  -------------
                                                                         $ 8,426,990                     $ 6,124,655    $ 3,031,983
                                                                       ==============                  ==============  =============

                                            TOTALS OF ALL FUNDS:       $ 108,345,529                    $ 56,351,838   $ 82,236,625
                                                                       ==============                  ==============  =============

     Past performance is not necessarily indicative of future performance.

                TABLE V SALES OR DISPOSALS OF EQUIPMENT FOOTNOTES


(1) "Acquisition Date" is the date the Equipment was acquired by the prior program.

(2) "Equipment Acquisition Price" is the actual cost of the item of Equipment, including Acquisition Fees, and any other expenditures incurred by the prior program in the acquisition of the Equipment.

(3) "Sale Price" is the actual cash received for the purchase, early termination or casualty of the Equipment upon Lease termination, net of any direct out-of-pocket closing costs incurred by the prior program as a result of such termination.

(4) "Excess of Rents Over Expenses" is a total amount of Lease rents, less any applicable direct out-of-pocket costs incurred by the prior program during the term of the Lease for the particular Lease transaction.

     Past performance is not necessarily indicative of future performance.

                                    TABLE VI
                            ACQUISITION OF EQUIPMENT
                                BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions and Lessees by the three most recent prior publicly-registered programs sponsored by ATEL Financial Services, LLC and its affiliates. Information concerning the prior programs' Equipment acquisition is current through September 30, 2004.

                                                                                                                            Lease
                                                                  Commence           Acquisition        Percent     Lease    Type
Lessee                           Notes   Equipment Type          Date(s) (1)          Cost (2)       Leverage (3) Term (4)   (5)

ATEL Capital Equipment Fund VIII

American Oncologic Hospital, Inc.       MRI Scanner                 Jul-00               $ 1,871,181                  60       OL
ANC Rental Corporation             23   Mini Buses                  Jan-01                 1,860,020                  36       FP
ANC Rental Corporation             23   City Buses                  Jan-01                 1,506,459                  60       FP
ANC Rental Corporation             23   City Buses                  Jan-01                 1,168,509                  60       FP
ANC Rental Corporation             23   Mini Buses                  Jan-01                   576,820                  36       FP
BJ's Wholesale Club, Inc.           6   Forklifts                   Apr-99                   594,748                  60       HP
Burlington Northern and Santa           Locomotives                 Dec-99                11,750,000                  19       OL
   Fe Railroad Company
Burlington Northern and Santa           Tri-Level Auto Racks        Sep-99                 1,741,739                  40       OL
   Fe Railroad Company
Celestica Corporation                   Chip Placers, Stencil       Jan-01                 2,955,623                  33       OL
                                           Printers
Consolidated Diesel Company             Siemens Telephone           Feb-99                   406,030                  55       HP
                                           System
Consolidated Rail Corporation           Railroad Gondolas and       Jan-00                12,922,864     23.79%       36       OL
                                           Ballast Cars
CSX Transportation,  Inc.               Rail Boxcars                Sep-99                 6,782,075                  15       OL
CVS Corporation                         Material Handling           Apr-00                 1,977,438                  60    HP / FP
                                           Equipment
CVS Corporation                         Material Handling           Apr-01                 1,356,483                  60    HP / FP
                                           Equipment
CVS Corporation                         Material Handling           Jan-01                 1,274,563                  60    HP / FP
                                           Equipment
CVS Corporation                         Telecommunications     Jan-00 to Apr-00            1,065,848                  60       HP
                                           Equipment
CVS Corporation                         Telecommunications     Jul-00 to Oct-00              780,243                  60       HP
                                           Equipment
CVS Corporation                         Handheld Radio Units        Apr-01                   636,065                  36       HP
CVS Corporation                         Handheld Inventory          Oct-00                   323,473                  60       HP
                                           Control Units
CVS Corporation                         Phone Equipment             Apr-01                   130,968                  60       HP
CVS Corporation                         Telecommunications          Oct-99                   102,961                  60       HP
                                           Equipment
E.I.duPont de Nemours & Company         Okuma Lathe                 Jul-00                   324,805                  72       FP
Emery Worldwide Airlines, Inc.          MD Cargo Aircraft           Nov-99                 5,725,300                   1       OL
Emery Worldwide Airlines, Inc.          Used McDonnell              Jul-00                14,123,602                  54       OL
                                           Douglas DC8-71F
                                           Cargo Aircraft
Finnair OYJ                         7   McDonnell Douglas           Dec-99                15,448,037     26.54%       50       OL
                                           Passenger Aircraft
General Electric Company            8   Lathes, Machining           Oct-00                 4,843,887                  84       FP
                                           Centers
General Electric Company            8   Turning Lathes              Jul-00                 2,747,940                  84       FP
General Electric Company            8   Milling Machine        Dec-99 to Feb-00            1,140,264                  84       FP
General Electric Company            8   Grinding Machine       Dec-99 to Mar-00            1,060,293                  84       FP
General Electric Company            8   Turbolisk                   Dec-00                   999,775                  84       FP
General Electric Company            8   Vertical Machining          Apr-00                   788,675                  84       FP
                                           Centers
General Electric Company            8   Machining Center            Feb-01                   733,600                  84       FP
General Electric Company            8   Vertical Machining          Mar-01                   709,545                  84       OL
                                           Center
General Electric Company            8   Grinding Machines           Aug-00                   660,444                  84       FP
General Electric Company            8   Monarch Machining           Sep-00                   644,886                  84       FP
                                           Center
General Electric Company            8   Machine Tools               Jun-01                   643,106                  84       FP
General Electric Company            8   VTX Machining          Oct-99 to Dec-99              626,699                  84     HP/FP
                                           Centers
General Electric Company            8   Rebuilt Producto            Dec-00                   593,500                  84       FP
                                           Drilling Machine
General Electric Company            8   Rebuilt Omni-Mill           Jun-01                   563,939                  84       FP
General Electric Company            8   Deckel Maho DMU             May-99                   546,500                  84       OL
                                           Machine
General Electric Company            8   Grinding Machine            Jan-00                   510,756                  84       FP
General Electric Company            8   Fadal Machining             Jun-00                   483,900                  84       FP
                                           Centers


                                     A-17

     Past performance is not necessarily indicative of future performance.

General Electric Company            8   Rebuilt CNC Lathe           Aug-00                   476,458                  84       OL
General Electric Company            8   CNC Grinding Machine        Oct-00                   363,400                  84       FP
General Electric Company            8   LeBlond Lathe               Jan-00                   352,350                  84       HP
General Electric Company            8   Machine Center              Mar-99                   352,000                  84       OL
General Electric Company            8   Grit Blast System           Jul-00                   351,536                  84       FP
General Electric Company            8   Grinding Machine            Jun-00                   330,222                  84       FP
General Electric Company            8   Rebuilt Bullard VTL         Feb-01                   299,706                  84       FP
General Electric Company            8   Radio Graphic               Sep-99                   219,377                  84       FP
                                           Inspection Facility
General Electric Company            8   Rebuilt Vacuum         Mar-00 to Apr-00              213,820                  84       FP
                                           Blazing Machine
General Electric Company            8   Used Forging Machine        Jan-00                   177,410                  84       FP
General Electric Company            8   Forklifts                   Aug-00                   128,976                36 - 60  OL/FP
General Electric Company            8   VTX Machining  Centers      May-99                   124,172                  84       OL
General Electric Company            8   Data Visualization          May-00                   101,374                  84       FP
                                           System
General Electric Company            8   Laser Engraving System      May-00                    80,159                  84       FP
General Electric Company            8   Air Flow Tester             Nov-99                    61,960                  60       FP
General Electric Company            8   Power Trak                  Jan-00                    39,975                  60       OL
General Electric Company            8   Pinstamp Marking System     May-00                    39,115                  84       FP
General Electric Company            8   Film Processor              Oct-99                    35,000                  84       FP
General Electric Company            8   Equipment Add-On            Aug-00                    23,530                69 - 81    FP
General Electric Company            8   Add-on Equipment            Oct-00                    18,000                  80       FP
General Electric Company            8   Radio Graphic               Jan-00                     6,500                  80       FP
                                           Inspection Facility
                                           Upgrade
General Electric Company            8   Add-on Equipment            Sep-01                     7,660                  60       FP
General Electric Company            9   Injection Molding           Oct-00                 1,305,371                  36       OL
                                           Machine
General Electric Company            9   Prism Extruders        Nov-00 to Jul-01              668,252                  60       FP
General Electric Company            9   Extruder Systems            May-99                   281,595                  60       OL
Georgia Gulf Corporation                Quad Hopper Cars            Sep-99                 1,416,678                  58       OL
Great American Management               Rail Boxcars                Oct-99                 3,627,223                  30       OL
   Services, Inc.
IMC-Agrico Company                 10   Storage Facility            Jun-00                 6,712,090                  78       OL
Ingersoll International, Inc.           Vertical Machine            Oct-00                   540,794                  84       FP
                                           Centers
Ispat Inland Inc.                       Coil Carriers               May-00                   867,000                  60       OL
Lafarge Gypsum, a division of      24   Forklifts                   Oct-00                   766,805                  36       OL
   Lafarge Corporation
Lafarge Gypsum, a division of      24   Forklift Trucks             Feb-01                   702,312                  36       OL
   Lafarge Corporation
Lafarge Gypsum, a division of      24   Wheel Loader                Jan-01                   317,111                  60       OL
   Lafarge Corporation
Minteq International, Inc.              Laser Profiling             Nov-99                   303,211                  36       HP
                                           System
National Gypsum Company                 CAT Loaders / Dozers        Oct-00                 1,147,259                  36       OL
National Gypsum Company                 CAT Loader                  Jan-01                   437,732                  60       OL
National Steel Corporation              CAT Loaders                 Jan-00                 1,135,900                  36       OL
NVR, INC.                               Home Manufacturing          Aug-99                   193,414                  84       FP
                                           Equipment
Omnicom Group, Inc.                11   Office Automation           Oct-98                 1,749,913                  36       HP
Omnicom Group, Inc.                11   Office Furniture            Oct-98                   321,976                  60       FP
Overnite Transportation Company         Conventional  Tractors      Jan-00                 7,061,889                  48       OL
Overnite Transportation Company         Conventional  Tractors      Jul-00                 3,103,308                  48       OL
Overnite Transportation Company         Tractors and Trailers       Oct-00                 2,921,394                  48       OL
Overnite Transportation Company         Conventional  Tractors      Apr-99                 2,080,400                  48       OL
Overnite Transportation Company         Trailers                    Jul-00                 2,054,380                  96       FP
Overnite Transportation Company         Conventional  Tractors      Oct-99                 1,104,976                  48       OL
Seamex International Ltd.        12, 13 Anchor Handler Tug          Dec-98                 3,952,500                  44       OL
                                           Supply Vessel
Sebastiani Vineyards, Inc.              Bottle Filler               Jan-00                   365,913                  84       FP
Sematech, Inc.                          Manufacturing Equipment     Apr-00                 1,230,000                  36       OL
Seven Hills Paperboard, LLC             Neles Control Systems       Jan-01                 1,178,588                  60       OL
Signature Flight Support                Refueler Truck              Jan-00                   290,000                  60       FP
   Corporation

                                      A-18

     Past performance is not necessarily indicative of future performance.

Solectron Corporation                   Chip Placers                Dec-99                15,366,268                  48       OL
Solectron Corporation                   Chip Placers                Sep-99                 1,496,388                  48       OL
Solectron Corporation                   Fuji QP Module              Jun-00                    92,228                  45       OL
Southwest Airlines Company         14   Boeing 737 Aircraft         Mar-99                 3,238,500                  50       OL
Staples, Inc.                           Point of Sale Equipment     Jan-99                 2,410,939                  60       FP
Staples, Inc.                           Point of Sale Equipment     Apr-99                   681,910                  60       FP
Staples, Inc.                           Point of Sale Equipment     Sep-99                   511,079                  60       OL
Staples, Inc.                           Point of Sale Equipment     May-99                   204,571                  60       FP
Staples, Inc.                           Forklifts                   May-99                   101,480                  48       OL
Staples, Inc.                           Material Handling           Oct-99                    68,030                  48       OL
                                           Equipment
Stewart & Stevenson                     Gas Compressors             Jul-99                 6,272,782                  78       HP
   Services, Inc.
Stewart & Stevenson                     Gas Compressors             Oct-99                 4,508,796                  84       HP
   Services, Inc.
Sysco Food Services Albany              Tractors                    Sep-00                   965,311                  84       FP
Sysco Food Services Albany              Refrigerated Trailers       Jun-00                   760,188                  96       FP
Sysco Food Services Albany              Refrigerated Trailers       Sep-99                   519,620                  96       FP
Sysco Food Services Albany              Refrigerated Trailers       Feb-00                   220,012                  96       FP
TASC, Inc.                              Office Automation           Oct-99                   675,132                  36       FP
TASC, Inc.                              Office Automation           Jul-99                   494,787                  36       FP
Transamerica Leasing Inc.          15   Intermodal Containers       Dec-98                21,250,000                  120      FP
Union Pacific Railroad Company          Covered Hopper Cars         Feb-00                16,523,854                  24       OL
Union Pacific Railroad Company          Fixed-end Gondola           Dec-99                 5,021,142                  72       OL
                                           Railcars
Universal City Development              Point of Sale Equipment     Apr-99                   668,474                  60       FP
   Partners
Universal City Florida Hotel            Hotel Laundry Equipment     Sep-99                 3,882,463                  84       FP
   Venture
Universal City Florida Hotel            Laundry Equipment           Mar-01                   174,207                  66       FP
   Venture
Universal City Florida Hotel            Laundry Equipment           Aug-02                   293,570                  67       FP
   Venture
Universal City Florida Partners         Office Automation           Jul-99                   487,909                  36       HP
                                           Equipment
Universal City Florida Partners         Office Automation           Jul-00                   282,109                  36       HP
                                           Equipment
Universal City Florida Partners         Office Automation           Oct-99                   248,838                  36       HP
                                           Equipment
Universal City Florida Partners         Office Automation           Apr-00                   134,872                  36       HP
                                           Equipment
Universal City Florida Partners         Office Automation           Jan-00                   117,555                  36       HP
                                           Equipment
Whirlpool Corporation                   Hydraulic Traveling         Jan-99                    72,763                  60       OL
                                           Gantry Crane
Williams Distributed Power         16   Micro Turbine Systems       Oct-00                 1,230,020                  60       OL
   Services, Inc.
Williams Distributed Power         16   Micro Turbine Systems       Jan-00                 1,056,690                  60       OL
   Services, Inc.
Williams Distributed Power         16   Micro Turbine Systems       Apr-00                   865,522                  60       OL
   Services, Inc.
Williams Distributed Power         16   Micro Turbine Systems       Apr-01                   215,895                  60       OL
   Services, Inc.
Xerox Corporation                       Material Handling      Dec-98 to Mar-99              378,964                  44       OL
                                           Equipment
Xerox Corporation                       Material Handling           Dec-99                   108,572                  44       OL
                                           Equipment
Xerox Corporation                       Material Handling           Sep-99                    47,858                  44       OL
                                           Equipment
Xerox Corporation                       Material Handling           Nov-99                    47,232                  44       OL
                                           Equipment
                                                                                   ------------------
ATEL Capital Equipment Fund VIII total:                                                $ 249,040,775
                                                                                   ==================
ATEL Capital Equipment Fund IX

Arbinet-Thexchange, Inc.                Storage Array System        Jul-03                 $ 495,474                  36       FP
ARYx Therapeutics                       Testing & Lab Equipment     Mar-03                   174,668                  24       HP
Arsenal Digital Solutions               Computer Hardware           Jun-04                171,041.35                  36       FP
   Worldwide, Inc.
Arsenal Digital Solutions               Office Furniture            Aug-04                 74,243.30                  36       FP
   Worldwide, Inc.
Arsenal Digital Solutions               Computer Hardware &         Jul-04                 73,395.55                  36       FP
   Worldwide, Inc.                         Phone System
Arsenal Digital Solutions               Computer Software           Jan-04                 44,137.50                  24       FP
   Worldwide, Inc.
ARYx Therapeutics, Inc.                 Computer Equipment          Jul-04                115,278.75                  24       FP
Ball Corporation                        Bulk Boxes & Pallets        Aug-03                 1,049,039                  71       FP
Basin Electric Power Cooperative   17   Walking Drag Line           Jul-00                 6,786,284                  72       OL
Basin Electric Power Cooperative   17   Walking Drag Line           Jan-01                 4,529,113                  66       OL
Bayer Corporation                       Lab Equipment               Jul-04                333,370.00                  36       OL
Bayer Corporation                       Backhoe                     Aug-04                 28,500.00                  36       OL
Bayer Corporation                       Lab Equipment               Oct-04                 19,900.00                  24       OL
Boingo Wireless, Inc.                   Computer Equipment          Sep-04                102,517.97                  30       FP
Cedar Point Communications, Inc.        Computer Equipment          Aug-04                185,617.58                  36       FP

                                      A-19

     Past performance is not necessarily indicative of future performance.

Cedar Point Communications, Inc.        Computer Equip &            Sep-04                 73,111.70                  36       FP
                                           Office Furniture
Colowyo Coal Company L.P.               1985 Walking Electric       Apr-03                 3,791,357                  32       OL
                                           Dragline
CVS Pharmacy, Inc.                 18   Phone System                Jan-02                   326,231                  60       FP
CVS Pharmacy, Inc.                 18   Material Handling           Jul-01                   207,486                  60       FP
CVS Pharmacy, Inc.                 18   Printing / Graphic Arts     Jan-02                   196,345                  60       OL
CVS Pharmacy, Inc.                 18   Phone System                Oct-01                    72,808                  60       FP
Dorado Network Systems                  Computer Equipment          Jul-04                 89,065.85                  18       FP
   Corporation
Dorado Network Systems                  Office Furniture            Sep-04                 87,430.01                  18       FP
   Corporation
Dorado Network Systems                  Computer Equipment          Aug-04                 48,083.66                  18       FP
   Corporation
Ford Motor Company                      Material Handling      Mar-04 to Oct-04         4,331,885.32                36 - 60  FP, HP
                                           Equipment
Ford Motor Company                      Material Handling           Aug-03                 2,878,521                30 - 58 OL/HP/FP
                                           Equipment
Ford Motor Company                      Batteries and Fork          Oct-03                   120,901                34 - 60 OL/HP/FP
                                           Lifts
GE Aircraft Engines                     Atmosphere Furnace          Apr-04                    27,812                  84       FP
General Electric Company            8   Lathes                      Apr-02                 2,240,326                  84       OL
General Electric Company            8   Grinders and Sputtering     Apr-02                 2,033,697                  84       OL
                                           Machine
General Electric Company            8   Toshulin Powerturn          Aug-02                 1,705,500                  84       OL
                                           Machine
General Electric Company            8   Remfg Bullard Vt Lathe Dec-02 to Aug-03            1,127,926                  84       FP
General Electric Company            8   CNC Grinding Machine        May-02                   960,432                  84       OL
General Electric Company            8   Mazak Horizontal Nc         Dec-02                   746,775                  84       FP
                                           Lathe
General Electric Company            8   Rosler Vertical Spindle     Sep-03                   678,164                  84       FP
General Electric Company            8   Blohm Cnc Grinding          Aug-03                   599,000                  84       FP
                                           Machine
General Electric Company            8   Grinder                     Mar-01                   561,697                  84       FP
General Electric Company            8   Remfg Sundstrand            Mar-03                   461,179                  84       FP
                                           Omnimill
General Electric Company            8   Sundstrand Omnimill         Jul-02                   461,179                  84       OL
General Electric Company            8   Remfg Bullard Mill          Sep-03                   386,000                  84       FP
                                           Machine (90%)
General Electric Company            8   Tube Benders                Feb-03                   343,738                  84       FP
General Electric Company            8   Projection Welder           Oct-02                   251,100                  84       FP
General Electric Company            8   Argon Atomsphere            Sep-03                   250,308                  84       FP
                                           Furnaces
General Electric Company            8   Toshulin Powerturn          Aug-02                   189,500                  84       FP
                                           Cat 50
General Electric Company            8   Wire EDM                    Jul-02                   172,392                  84       OL
General Electric Company            8   Electrolytic Cutoff         Nov-02                   119,935                  84       FP
                                           Machine
General Electric Company            8   Newall Cnc Grinding         Jan-03                   106,715                  84       FP
                                           Machine
General Electric Company            8   Indel Small                 Sep-02                   101,374                  84       FP
                                           Sputtering Machine
General Electric Company            8   Fryer Mb-15 Bed             Oct-02                    43,950                  84       FP
                                           Milling Machine
General Electric Company            9   Crane                       Feb-02                   282,050                  60       OL
General Electric Company            9   Molding Machine             Dec-00                   260,000                  36       OL
General Electric Company            9   Molding Machine             Apr-01                   168,012                  60       FP
General Electric Company           19   Drilling Machine            Jul-02                   234,000                  60       FP
General Motors Corporation              Material Handling           Mar-02                 2,910,436                26 - 70    FP
Graham Offshore, LLC               20   Crew and Supply Boats       Jan-02                 9,500,000                  60       OL
Helijet International Inc.              Helicopters                 Apr-04                 2,680,000                  60       OL
InSite One, Inc.                        Computer Equipment          Aug-04                   375,000                  24       FP
Johnson Technology, Inc.           21   EDM Speed Drillers          Apr-02                 1,221,500                  84       FP
Johnson Technology, Inc.           21   EDM Speed Drillers          May-02                   716,000                  84       FP
Johnson Technology, Inc.           21   EDM Machines                Sep-02                   261,710                  84       FP
Johnson Technology, Inc.           21   Material Handling           Feb-02                    14,700                  84       FP
Johnson Technology, Inc.                Edm Speed Driller           Oct-02                   358,000                  84       FP
Lightship Holding, Inc. &               Telecommunications,         Jul-04                375,000.00                  24       FP
   Lightship Telecom, LLC                  Office Furniture
Mastec North America, Inc.              Various Construction        Jan-03                 2,392,924                  60       HP
                                           Equipment
Mastec North America, Inc.              Kubota Excavators           Apr-03                   238,320                  36       OL
                                           W/Bucket


                                      A-20

     Past performance is not necessarily indicative of future performance.


Mastec North America, Inc.              2001 Manitowoc 28-Ton       Apr-03                   125,000                  36       OL
                                           Boom Truck
Mead Westvaco Corporation               Lumber Milling              Jan-05              2,570,178.79                60 - 84    HP
                                           Equipment
Memgen Corporation                      Computer, Software &        Sep-03                   350,000                  24       FP
                                           Lab Equip
National Gypsum Company                 CAT Equipment               Jul-02                 1,382,558                  60       HP
National Gypsum Company                 Roll Crusher                Jul-02                   884,757                  60       HP
National Gypsum Company                 CAT Equipment               Jul-01                   853,074                  60       OL
National Gypsum Company                 Tractor                     Apr-01                   662,273                  60       OL
National Gypsum Company                 Wheel loader and            Jan-02                   383,208                48 - 60    OL
                                           tractor
National Gypsum Company                 CAT Equipment               Oct-01                   207,266                  60       OL
National Gypsum Company                 Dump trailer                Sep-02                    24,959                  60       HP
National Gypsum Company                 CAT Equipment               Aug-02                     8,375                  47       OL
New NGC, Inc.                           Caterpillar Wheel           Jul-03                   827,415                  60       HP
                                           Loader
New NGC, Inc.                           2004 Freightliner           Jul-03                   229,438                60 - 72    FP
                                           Tractors
New NGC, Inc. dba National              Caterpillar Quarry          Jul-04                417,280.00                  60       OL
   Gypsum Company                          Truck
New NGC, Inc. dba National              Freightliner Tractor        Aug-04                 79,328.32                  72       FP
   Gypsum Company
New NGC, Inc. dba National              Freightliner Tractor        Sep-04                 79,328.32                  72       FP
   Gypsum Company
Nortel Networks, Inc.                   Office Furniture            Mar-01                 1,065,692                  83       FP
On24, Inc.                              Computer Equipment          Sep-04                 53,316.79                  36       FP
Overnite Transportation Company         Over-the-road Tractors      Jul-04              3,081,360.00                  60       OL
Peabody Holding Company                 Joy Mining Equipment        Oct-02                 5,083,396                  60       FP
Peabody Holding Company, Inc.           Joy Continuous Miner        Oct-02                    28,039                  60       FP
                                           & Haulers
Proficient Networks, Inc.          22   Computer Equipment     Apr-03 to Aug-03              121,141                  24       FP
Quick Study Radiology, Inc.             Computer Related            Apr-03                    20,920                  26       FO
                                           Equipment
Rubicon Technology, Inc.                Lapping & Polishing         Sep-03                   300,000                  18       FP
                                           Machine
Rubicon Technology, Inc.                Surface Analyzer            Dec-03                   200,000                  24       FP
Ryder Integrated Logistics, Inc.        Material Handling           Jun-04                146,874.00                  36       OL
                                           Equipment
Ryder Integrated Logistics, Inc.        Material Handling           Sep-04                 99,280.00                  36       HP
                                           Equipment
SEACOR Marine Inc.                 20   Supply boat                 Jan-02                 1,700,000                  60       OL
Seven Hills Paperboard, Llc             Wheel Loader &              Oct-03                   136,355                  36       HP
                                           Forklifts
Silverpop Systems, Inc.                 Networking & Computer       Sep-04                116,985.75                  24       FP
                                           Equipment
Sony Pictures Entertainment, Inc.       Digital recorders           Nov-01                   762,524                  36       FP
StarCite, Inc.                          Working Capital Loan        Jul-04                175,000.00                  24       FP
U.S. Telepacific Corp.                  Networking Equipment        Oct-03                   599,272                  18       FP
U.S. Telepacific Corp.                  Titan System Materials      Sep-03                   345,944                  18       FP
U.S. Telepacific Corp.                  Networking Equipment        Oct-03                    54,784                  18       FP
                                           and Office Furniture
Visteon Corporation                     Bulk Storage Silos          Jan-04                 20,512.50                  60       HP
Whirlpool Corporation                   Material Handling      Jan-04 to Oct-04         2,017,189.90                36 - 60 OL/HP/FP
                                           Equipment
Williams Distributed Power         16   Micro Turbine Systems       Apr-01                   717,356                  60       OL
   Services, Inc
                                                                                   ------------------
ATEL Capital Equipment Fund IX total:                                                   $87,892,538
                                                                                   ==================


                                      A-21

     Past performance is not necessarily indicative of future performance.

ATEL Capital Equipment Fund X

Arbinet-thexchange                      Telecom Switch              Aug-03                 $ 654,526                  36       FP
Arsenal Digital Solutions               Software Licenses           Jan-04                    42,943                  24       FP
   Worldwide, Inc.
Arsenal Digital Solutions               Computer Software           Sep-04                    44,138                  24       FP
   Worldwide, Inc.
Arsenal Digital Solutions               Computer Hardware           Jun-04                   171,041                  36       FP
   Worldwide, Inc.
Arsenal Digital Solutions               Computer Hardware and       Jul-04                    73,396                  36       FP
   Worldwide, Inc.                         Phone System
Arsenal Digital Solutions               Office Furniture            Aug-04                    74,243                  36       FP
   Worldwide, Inc.
ARYx Therapeutics                       Testing equipment           Apr-03                   182,125                  30       FP
ARYx Therapeutics                       Computer Equipment          Jul-04                   115,279                  24       FP
Ball Corporation                        Bulk boxes, Pallets &       Sep-03                 2,793,225                  59       FP
                                           Tiers
Ball Corporation                        Bulk boxes, Pallets &       Oct-03                   631,118                  60       FP
                                           Tiers
Ball Corporation                        Bulk boxes, Pallets &       Nov-03                   408,800                  60       FP
                                           Tiers
Boingo Wireless, Inc.                   Computer Equipment          Sep-04                   102,518                  30       FP
Cedar Point Communications, Inc.        Computer Equipment          Aug-04                   185,618                  36       FP
Cedar Point Communications, Inc.        Computer Equipment and      Sep-04                    73,112                  36       FP
                                           Office Furniture
Colowyo Coal Company L.P.               Walking Drag Line           Apr-03                 2,000,000                  32       OL
Daimler Chrysler Corporation            Materials Handling          Oct-04                 1,491,667                  60       FP
Dorado Network Systems                  Office Furniture            Jun-04                    87,430                  18       FP
   Corporation
Dorado Network Systems                  Computer Equipment          Jul-04                    89,066                  18       FP
   Corporation
Dorado Network Systems                  Computer Equipment          Aug-04                    48,084                  18       FP
   Corporation
General Electric Company /              Machine Tools               Dec-03                 6,088,818                62 - 75  OL, HP
   GE Aircraft Engines
Helijet International, Inc.             Helicopters                 Apr-04                 2,680,000                  60       OL
International Paper Company             Dozer                       Apr-04                   593,560                  60       OL
International Paper Company             Lift Trucks, Loader    Jun-04 to Aug-04              267,750                36 - 60    HP
International Paper Company             Loader, Carrier             Jun-04                   233,840                  60       HP
Kaiser Foundation Hospitals             Information Storage         Oct-03                   538,742                  36       HP
                                           Equipment
Kaiser Foundation Hospitals             Information Storage         Dec-03                   110,814                  34       HP
                                           Equipment
Kaiser Foundation Hospitals             Information Storage         Jan-04                   105,488                  34       HP
                                           Equipment
Kaiser Foundation Hospitals             Information Storage         Nov-03                   291,390                  36       HP
                                           Equipment
Kaiser Foundation Hospitals             Information Stroage         Jun-04                    33,288                  29       HP
                                           Upgrade
Lafarge North America, Inc.             Forklifts                   Apr-04                   836,266                  36       OL
Lafarge North America, Inc.             Forklifts                   Jul-04                 1,091,782                  36       OL
Lightship Holding, Inc. &               Telecommuni- cations &      Jul-04                   375,000                  24       FP
   Lightship Telecom, LLC                  Office Furniture
New NGC, Inc. dba National              Cat Tractor & Shovel        Apr-04                 1,371,097                42 - 66    OL
   Gypsum Company
On24, Inc.                              Computer Equipment          Sep-04                    53,317                  36       FP
Overnite Transportation Company         Over-the-road Tractors      Apr-04                   848,881                  60       OL
Overnite Transportation Company         Over-the-road Tractors      May-04                 1,543,420                  60       OL
Silverpop Systems, Inc.                 Networking & Computer       Sep-04                116,985.75                  24       FP
                                           Equipment
Starcite, Inc.                          Working Capital Loan        Jul-04                   175,000                  24       NR
                                                                                   ------------------
ATEL Capital Equipment Fund X total:                                                    $ 26,623,768
                                                                                   ==================

TOTAL OF ALL FUNDS:                                                                    $363,557,081
                                                                                   ==================

     Past performance is not necessarily indicative of future performance.

                   TABLE VI ACQUISITION OF EQUIPMENT FOOTNOTES

(1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore "Commencement Date(s)" expressed as a range represents multiple commencement dates occurring or anticipated under the same Lease line.
(2) "Acquisition Cost" includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.
(3) "Percent Leverage" represents the percent ratio of the original principal amount of the debt acquired or assumed by the program, to the Acquisition Cost of the Equipment. The Equipment may be "leveraged" (where a portion of the Equipment Acquisition Cost is financed using non-recourse debt financing) at the time of, or subsequent to, the acquisition of the Equipment by the program. Therefore, actual leverage ratios may be more or less than indicated due to the timing of the acquisition of the Equipment in relation to the amortization of the principal amounts of the debt.
(4) "Lease Term" is expressed in terms of months, although the actual Lease Term may be expressed as monthly, quarterly, semiannual or annual.
(5) A designation of "FP" indicates that the aggregate rents to be received during the Term equal or exceed the Acquisition Price of the Equipment. A designation of "HP" indicates that the aggregate rents to be received during the Term equal or exceed 90% of the Acquisition Price of the Equipment. A designation of "OL" indicates that the aggregate rents to be received during the Term are less than 90% of the Acquisition Price of the Equipment. A designation of "NR" indicates that the transaction is a note receivable.
(6) A division of Waban, Inc.
(7) Aircraft is based out of the Republic of Finland.
(8) Lessee is General Electric Company, by its division GE Aircraft Engines.
(9) Lessee is General Electric Company, by its division GE Plastics.
(10) Asset is held in a trust. A 20% beneficial interest in the trust is held by Fund 7, with the remaining 80% beneficial interest in the trust held by Fund 8.
(11) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.
(12) Asset is held by a special purpose entity. Acquisition cost represents 51% of the total cost. The remaining 49% is owned by an unaffiliated program but continues to be managed by an affiliate.
(13) Guaranteed 40% by Seacor Smit, Inc. and 60% by Transportacion Maritima Mexicana.
(14) Asset is held in a trust. A majority beneficial interest in the trust is held by the program, with the remaining beneficial interest in the trust held by an unaffiliated program managed by an affiliate.
(15) Assets are on short-term sub-leases with various sub-lessees.
(16) Guaranteed by Williams Companies, Inc.
(17) Asset held in a trust with Bank of New York as Trustee. Two distinct beneficial interests in the trust estate, representing an aggregate 42.5% interest of the total trust estate, purchased in two separate transactions. The remaining 57.5% of the trust estate is owned by an unaffiliated institutional investor. Trustee may only act upon unanimous instructions of all beneficial owners in the trust estate.
(18) Guaranteed by CVS Corporation.
(19) Lessee is acting through its division, GE Engine Services, Inc.
(20) Guaranteed by SEACOR Smit Inc. Graham Offshore LLC changed from Graham Offshore, Inc on December 31, 2003. Seacor Marine LLC changed from Seacor Marine, Inc. on December 31, 2003.
(21) Guaranteed by General Electric Company acting through its division GE Aircraft Engines operating division.
(22) Merged with and now named Infiniroute Networks as of April 2004.
(23) Lessee filed for protection under Chapter 11 of the U.S. Bankruptcy Act. All original lease payments were made. The lease was assumed by Vanguard Car Rental on November 11, 2003.
(24) Name changed to LaFarge North America, Inc.

     Past performance is not necessarily indicative of future performance.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT B
















                       ATEL CAPITAL EQUIPMENT FUND XI, LLC

                              AMENDED AND RESTATED
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT


                                 APRIL 11, 2005

                       ATEL CAPITAL EQUIPMENT FUND XI, LLC

                              AMENDED AND RESTATED
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                TABLE OF CONTENTS



                                                                            Page

 1.    NAME AND PRINCIPAL PLACE OF BUSINESS..................................B-1

 2.    DEFINITIONS...........................................................B-1

 3.    BUSINESS AND PURPOSE..................................................B-6

 4.    TERM..................................................................B-6

 5.    MANAGER...............................................................B-6

 6.    INITIAL AND ADDITIONAL MEMBERS........................................B-6
         Section 6.1  Initial Member.........................................B-6
         Section 6.2  Additional Members.....................................B-6
         Section 6.3  Conditions to Admission................................B-6
         Section 6.4  Admission as a Member..................................B-6
         Section 6.5  Limitation on Additional Issuance......................B-6
         Section 6.6  Escrow.................................................B-6
         Section 6.7  Capital Account........................................B-7

7.     LIABILITY AND STATUS OF MEMBERS.......................................B-7

8.     COMPENSATION TO THE MANAGER AND/OR AFFILIATES.........................B-7
         Section 8.1  General Limitation.....................................B-7
         Section 8.2  Asset Management Fee...................................B-7
         Section 8.3  Asset Management Fee Limit ............................B-7
         Section 8.4  Other Services.........................................B-8
         Section 8.5  Payment of Fees on Removal.............................B-8
         Section 8.6  Employment of Broker-Dealers...........................B-8

 9.    FUND EXPENSES AND RESERVES............................................B-8
         Section 9.1  Reimbursement of Manager...............................B-8
         Section 9.2  Limitation on Reimbursement............................B-8
         Section 9.3  Fund Expenses..........................................B-9
         Section 9.4  Reserves...............................................B-9

10.      ALLOCATION OF INCOME, LOSS AND
         DISTRIBUTIONS.......................................................B-9
         Section 10.1   Allocation of Net Income and Net
                         Loss Prior to Initial Closing Date..................B-9
         Section 10.2   Allocation of Net Income and Net
                         Loss After Initial Closing Date.....................B-9
         Section 10.3   Special Allocations.................................B-10
         Section 10.4   Distribution of Cash From Operations................B-11
         Section 10.5   Distribution of Cash From Sales or Refinancing......B-11
         Section 10.6   Distributions of Cash From Reserve Account..........B-11
         Section 10.7   Determination of Amounts to be Distributed..........B-11
         Section 10.8   Consent to Allocations..............................B-12
         Section 10.9   Limitation on Distributions.........................B-12
         Section 10.10  Allocation to Manager...............................B-12
         Section 10.11  Return of Unused Capital............................B-12
         Section 10.12  Distributions in Kind...............................B-12
         Section 10.13  Withholding Taxes...................................B-12

11.    ASSIGNMENT OF FUND INTERESTS.........................................B-13
         Section 11.1  Limitations on Transfer..............................B-13
         Section 11.2  Distributions and Effective Date of Transfer.........B-13
         Section 11.3  Governmental Restrictions............................B-14
         Section 11.4  Non-Complying Transfers..............................B-14
         Section 11.5  Misrepresentations and Forfeit.......................B-14

12.    SUBSTITUTED MEMBERS..................................................B-14
         Section 12.1  Limitations on Substitution..........................B-14
         Section 12.2  Consent to Admission.................................B-14
         Section 12.3  Amendment of Agreement...............................B-15

13.    REPURCHASE OF FUND INTERESTS.........................................B-15

14.    BOOKS, RECORDS, ACCOUNTINGS AND REPORTS..............................B-15
         Section 14.1  Books of Account and Records.........................B-15
         Section 14.2  Audited Annual Financial Statements..................B-16
         Section 14.3  Other Annual Reporting...............................B-16
         Section 14.4  Quarterly Reports....................................B-17
         Section 14.5  Unaudited Quarterly Financial Statements.............B-17
         Section 14.6  Other Quarterly Reports..............................B-17
         Section 14.7  Tax Returns..........................................B-17
         Section 14.8  Governmental Reports.................................B-17
         Section 14.9  Maintenance of Suitability Records...................B-17

15.    RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES
             OF THE MANAGER.................................................B-17
         Section 15.1  Services of the Manager..............................B-17
         Section 15.2  Authority of the Manager.............................B-18
         Section 15.3  General Powers and Fiduciary Duty....................B-20
         Section 15.4  Limitations on Manager's Authority...................B-20
         Section 15.5  Limitation on Manager's Liability....................B-23
         Section 15.6  Tax Matters Member...................................B-23
         Section 15.7  Minimum Investment in Equipment/Maximum Front-End
                       Fees.................................................B-23
         Section 15.8  Reliance on Manager's Authority......................B-24

16.    RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS......................B-24
         Section 16.1  Limitation on Member Authority.......................B-24
         Section 16.2  Voting Rights........................................B-24
         Section 16.3  Voting Procedures....................................B-24
         Section 16.4  Limitations on Member Rights.........................B-25
         Section 16.5  Limitations on Power to Amend Agreement..............B-26
         Section 16.6  Member List..........................................B-26
         Section 16.7  Dissenters' Rights and Limitations on Mergers and
                       Roll-ups.............................................B-26

17.    TERMINATION OF A MANAGER AND TRANSFER OF THE
         MANAGER'S INTEREST.................................................B-27
         Section 17.1  Removal or Withdrawal................................B-27
         Section 17.2  Other Terminating Events.............................B-27
         Section 17.3  Election of Successor Manager; Continuation of
                       Fund Business........................................B-27
         Section 17.4  Admission of Successor or Additional Manager.........B-27
         Section 17.5  Effect of a Terminating Event........................B-28
         Section 17.6  Election of Additional Manager.......................B-28
         Section 17.7  Assignment of Manager's Interest.....................B-28
         Section 17.8  Members' Participation in Manager's Bankruptcy.......B-28

18.    CERTAIN TRANSACTIONS.................................................B-29

19.    TERMINATION AND DISSOLUTION OF THE FUND..............................B-29
         Section 19.1  Termination and Dissolution..........................B-29
         Section 19.2  Accounting and Liquidation...........................B-29

20.    SPECIAL POWER OF ATTORNEY............................................B-30
         Section 20.1  Execution of Power of Attorney.......................B-30
         Section 20.2  Special Power of Attorney............................B-30

21.    INDEMNIFICATION......................................................B-30
         Section 21.1  Indemnification of the Manager.......................B-30
         Section 21.2  Limitations on Indemnification.......................B-31
         Section 21.3  Insurance............................................B-31

22.    MISCELLANEOUS........................................................B-31
         Section 22.1  Counterparts.........................................B-31
         Section 22.2  Successors and Assigns...............................B-31
         Section 22.3  Severability.........................................B-31
         Section 22.4  Notices..............................................B-31
         Section 22.5  Captions.............................................B-31
         Section 22.6  Number and Pronouns..................................B-31
         Section 22.7  Manager Address......................................B-32
         Section 22.8  Member Address.......................................B-32
         Section 22.9  Construction.........................................B-32
         Section 22.10 Qualification to Do Business.........................B-33

EXHIBIT I...................................................................B-34

                              AMENDED AND RESTATED
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                     OF ATEL CAPITAL EQUIPMENT FUND XI, LLC


THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") entered into as of the 14th day of October, 2004, by and between ATEL Financial Services, LLC ("ATEL"), a California limited liability company, as the Managing Member (the "Manager"), and ATEL Capital Group as the initial Member, whereby the parties together agreed to form a limited liability company pursuant to the California Limited Liability Company Act is hereby amended and restated in its entirety as of April 11, 2005, on the terms set forth herein.


1.       NAME AND PRINCIPAL PLACE OF BUSINESS

         The name of the Fund shall be ATEL CAPITAL EQUIPMENT FUND XI, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund's principal place of business shall be 600 California Street, 6th Floor, San Francisco, California 94108, or such other place or places in the State of California as the Manager may hereafter determine.

2.       DEFINITIONS

         The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance if any, in such Member's Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments:
(a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Affiliate" of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

         "Asset Management Fee" shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

         "Asset Management Fee Limit" means the limit on the Asset Management Fee calculated pursuant to Section 8.3 of this Agreement.

         "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

         "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

         "ATEL" shall mean ATEL Financial Services, LLC, a California limited liability company.

         "California Act" or "California Limited Liability Company Act" shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

         "Capital Account" shall mean, with respect to any Member, such Member's Capital Account determined in accordance with Section 6.7.

         "Carried Interest" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as Manager, pursuant to Sections 10.4 and 10.5 of this Agreement, for which cash consideration has neither been paid nor is to be paid.

         "Cash from Operations" shall mean the excess of Gross Lease Revenues over cash disbursements (including the Asset Management Fee, debt service and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

         "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4.

         "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Equipment through casualty) after payment of all expenses and liabilities related to the transaction; provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.

         "Closing Date" shall mean such date designated by the Manager for the termination of the offering of Units, but not later than April 11, 2007. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

         "Distributions" shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

         "Equipment Management" shall mean personnel and services necessary to the leasing activities of the program, including but not limited to leasing and releasing of program equipment, arranging for necessary maintenance and repair of the equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of the program equipment.

          "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

         "Fund" shall mean the limited liability company created under this Agreement.

         "Fund Minimum Gain" shall have the meaning ascribed to the term "partnership minimum gain" in Regulations Section 1.704-2(d)(1).

         "Gross Income" shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

         "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

         "Gross Lease Revenues" shall mean all revenues attributable to the Equipment other than from security deposits paid by lessees thereof. The term "Gross Lease Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

         "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

         "Holders" shall mean owners of Units who are either Members or Assignees of Record, and reference to a "Holder" shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

         "Independent Expert" shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

         "IRA" shall mean an individual retirement account qualifying under
Section 408 of the Code.

         "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "Leasing Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial lease of equipment acquired by the Fund.

         "Manager" or "Managing Member" shall mean ATEL Financial Services, LLC ("ATEL"), a California limited liability company, or any other Person or Persons which succeed it in such capacity.

         "Members" shall mean the Manager, the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a "Member" shall refer to any one of them.

         "Member Nonrecourse Debt" has the meaning ascribed to the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "partner nonrecourse debt minimum gain" in Regulations Sections 1.704-2(i)(2).

         "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund (including the Fund's share of income or loss of any partnership, venture or other entity which owns a particular item of Equipment), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

         "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

         "Nonrecourse Deductions" shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

         "Nonrecourse Liability" means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

         "Operating Agreement" or "Agreement" shall mean this Amended and Restated Limited Liability Company Operating Agreement of ATEL CAPITAL EQUIPMENT FUND XI, LLC, as it may be amended from time to time.

         "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

         "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

         "Original Invested Capital" shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

         "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

         "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

          "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment, including the amount of Acquisition Fees and all liens and mortgages on the equipment, but excluding points and prepaid interest.

         "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

         "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Reimbursable Administrative Expenses" shall mean the ordinary and annually recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date six calendar years after the Final Closing Date occurs.

         "Related Person" means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

         "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

         (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

         (b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                (i)    the Members voting rights;
                (ii)   the term of existence of the Fund;
                (iii) the terms of compensation of the Manager and its Affiliates; or
                (iv)   the Fund's investment objectives.

         "Roll-Up Entity" means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Service" shall mean the United States Internal Revenue Service or its successor.

         "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

         "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

         "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

         "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.      BUSINESS AND PURPOSE

         The primary purpose of the Fund is to purchase, own, lease and sell various types of Equipment pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Equipment to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund's best interest. The Fund's investment objectives shall be those set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

4.      TERM

         The Fund commenced as of the 25th day of June, 2004 and shall continue until the 31st day of December, 2025, unless previously terminated in accordance with the provisions of this Agreement.

5.       MANAGER

         The Manager has contributed $100 in cash to the Fund and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

6.      INITIAL AND ADDITIONAL MEMBERS

         6.1 Initial Member. ATEL Capital Group, as the initial Member, has contributed the sum of $500 to the capital of the Fund and has received 50 Units in return therefor.

         6.2 Additional Members. The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

         6.3 Conditions to Admission. Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 500 or more Units, (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under "Plan of Distribution"), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and the execution, acknowledgment and delivery to the Manager of a special power of attorney, the form, style and content of which are more fully described herein, and (iv) the Manager accepts such Person as a Member in the Fund.

         6.4 Admission as a Member. Each Person who subscribes for Units under
Section 6.2 shall be admitted to the Fund promptly after the Manager's acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

         6.5 Limitation on Additional Issuance. The Fund shall not issue any additional Units after the Final Closing Date.

         6.6 Escrow. All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber's Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

         6.7 Capital Account. An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Original Invested Capital of such Member, increased by (i) any additional contributions to capital and (ii) such Member's share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member's share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor's Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.      LIABILITY AND STATUS OF MEMBERS

         Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.      COMPENSATION TO THE MANAGER AND/OR AFFILIATES

         8.1 General Limitation. The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will hold the Carried Interest and be entitled to receive Distributions as provided in Article 10, and receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion.

         8.2 Asset Management Fee. The Fund will pay the Manager an Asset Management Fee in an amount equal to 4% of Operating Revenues as compensation for the Manager's services in supervising management of the Fund's portfolio of Equipment and its operations. The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit.

         8.3 Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund's term by calculating the maximum amount of fees that would be payable to the Manager for the year in question under Article IV, Sections C through G of the North American Securities Administrators Association, Inc. Statement of Policy on Equipment Programs in effect as of the initial effective date of the Fund's public offering of its Units (the "NASAA Guidelines"). To the extent that the total amount paid to the Manager for the year as the Asset Management Fee and the Carried Interest would cause the total compensation to exceed the aggregate amount of fees that would have been payable as calculated under the NASAA Guidelines for that year, the Asset Management Fee and/or Carried Interest for that year will be reduced to equal the maximum aggregate fees under the NASAA Guidelines. The limitations set forth in this
Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment. Under
Section 15.7, a separate calculation will be performed upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, and then annually thereafter. To the extent required under the provisions of Section 15.7, the maximum amount of fees payable under the NASAA Guidelines will be adjusted as provided therein.

         8.4 Other Services. Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person's gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

         8.5 Payment of Fees on Removal. Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

         8.6 Employment of Broker-Dealers. The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.      FUND EXPENSES AND RESERVES

         9.1 Reimbursement of Manager. Except as set forth in this Article 9, all of the Fund's expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses:
(i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location; provided further that, beginning with the first full calendar year after the termination of the offering of Units, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of 1% per annum of the total Gross Proceeds from the first day of the first full calendar year following the termination of the offering of Units.

         9.2 Limitation on Reimbursement. The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

                  9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

                  9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

                  9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, "Controlling

Person" shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

                  9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

                  9.2.5 All other expenses which are unrelated to the business of the Fund.

         9.3 Fund Expenses. Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Equipment and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) Front End Fees, subject to the limitation set forth in Section 15.7 requiring a minimum Investment in Equipment, and other fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents, (vi) expenses in connection with the ownership and operation of the Equipment, (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Equipment, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith,
(xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers.

         9.4 Reserves. The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each item of Equipment, any cash reserve which was specifically allocated to that Equipment need not be maintained thereafter, but may be applied as reserves for other Equipment. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Lease Revenues.

10.     ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

         10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date. From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the Manager and 1% to the initial Holders.

         10.2  Allocation of Net Income and Net Loss After Initial Closing Date.

                  10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 92.5% to the Holders and 7.5% to the Manager.

                  10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund's payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

         10.3  Special Allocations

                  10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

                  10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Members in the manner described below:

                  (i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

                  (ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund's income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This
                  Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This
                  Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member's Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

                  (vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

                  (vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Equipment for any year in which the sale or disposition of any item of Equipment occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

                  (viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  (ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members' Capital Accounts shall be adjusted as provided in Regulations Section
                  1.704-1(b)(2)(iv)(m).

                  (x) Except as otherwise provided herein, Nonrecourse Deductions shall be allocated 92.5% to the Holders and 7.5% to the Manager.

                  (xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

         10.4 Distribution of Cash From Operations. Cash from Operations shall be distributed 92.5% to the Holders and 7.5% to the Manager.

         10.5 Distribution of Cash From Sales or Refinancing. Cash from Sales or Refinancing shall be distributed 92.5% to the Holders and 7.5% to the Manager.

         Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

         10.6 Distributions of Cash from Reserve Account. Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

         10.7 Determination of Amounts to be Distributed. The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Equipment during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Equipment, but will distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

                  10.7.1 Through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of

         (a) a rate of return on their original capital contribution equal to 2.5% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 8% per annum and a maximum of 10% per annum), or

         (b) 90% of the total amount of cash available for distributions; and

                  10.7.2 For each quarter during the balance of the Reinvestment Period, an amount equal to 8% per annum on their original capital contribution.

                  10.7.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

         10.8 Consent to Allocations. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

         10.9 Limitation on Distributions. All Distributions are subject to the payment of Fund expenses and to maintenance and repair of Equipment.

         10.10 Allocation to Manager. To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

         10.11 Return of Unused Capital. In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.11, funds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payment is actually made.

         10.12 Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

         10.13  Withholding Taxes.

                  10.13.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

                  10.13.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.     ASSIGNMENT OF FUND INTERESTS

         11.1 Limitations on Transfer. A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

                  11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

                  11.1.2  the assignee is not a minor or an incompetent;

                  11.1.3 the transfer or assignment does not violate federal or state securities laws;

                  11.1.4 the transferor or the assignee does not hold Units representing Original Invested Capital of less than $5,000;

                  11.1.5  such assignee is a Citizen of the United States;

                  11.1.6 such assignment or transfer does not cause the assets of the Fund to be deemed "plan assets" for ERISA purposes;

                  11.1.7 such assignment or transfer does not constitute a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund; and

                  11.1.8 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects being satisfactory in form and substance to the Manager.

         11.2 Distributions and Effective Date of Transfer. An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

         11.3 Governmental Restrictions. No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any other applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

         11.4 Non-Complying Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

         11.5 Misrepresentation and Forfeit. Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund's offering misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, such Person may, in the Manager's discretion if it deems that the Fund will fail certain citizenship requirements with respect to its Equipment, be required to forfeit such Units to the Fund and no longer be entitled to cash Distributions or allocations of the Fund, receipt of Fund reports and voting privileges, although he may realize proceeds upon the transfer of his Units to a Citizen of the United States, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units.

12.     SUBSTITUTED MEMBERS

         12.1 Limitations on Substitution. No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

                  12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 500 Units shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substituted Member.

                  12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are described herein;

                  12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

                  12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

                  12.1.5 The provisions of Section 11.1 and 11.3 of this Agreement are complied with.

         12.2 Consent to Admission. By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

         12.3 Amendment of Agreement. The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.     REPURCHASE OF FUND INTERESTS

         13.1 In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason whatsoever, he may be required, in the Manager's discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right to purchase such Units at a price equal to 100% of the Holder's Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS OR RESIDENT ALIENS.

         13.2 The Manager may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase.

         13.3 The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

         13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them.

14.     BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

         14.1 Books of Account and Records. The Manager shall, for income tax purposes, keep on an accrual basis adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund.

                  14.1.1 Such books of account and records shall include the following:

                            (i) A current list of the full name and last known
                           business or residence address and business telephone number of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

                           (ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                           (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                           (iv) Copies of the original of this Agreement and all amendments;

                           (v) Financial statements of the Fund for the six most recent fiscal years; and

                           (vi) The Fund's books and records for at least the current and past three fiscal years.

                  14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

                  14.1.3 Upon the request of a Member, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

                  14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys' fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member's interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Members under federal law or the laws of any state.

                  14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a "year of the Fund" are to such an annual accounting period, and all references to a Fund "quarter" shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

         14.2 Audited Annual Financial Statements. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members' equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported "Cash from Operations" is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

         14.3 Other Annual Reporting. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns; (iii) a report of the business of the Fund, which shall include for each piece of Equipment which individually represents at least 10% of the Fund's total investment in Equipment, a status report to indicate: (a) the condition of the Equipment, (b) how the Equipment is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the Equipment leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from:
(a) Cash from Operations for that year, (b) Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. In addition to the foregoing, the Manager will disclose in each annual report distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

         14.4 Quarterly Reports. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

         14.5 Unaudited Quarterly Financial Statements. The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 45 days after the close of the quarterly period covered by the report of the Fund.

         14.6 Other Quarterly Reports. The Manager shall have prepared, at Fund expense, after the end of each quarter in which Equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 45 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

         14.7 Tax Returns. The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriat authorities.

         14.8 Governmental Reports. The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

         14.9 Maintenance of Suitability Records. The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.     RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

         15.1 Services of the Manager. The Manager shall be responsible for providing the following services to the Fund:

                  15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

                  15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund's agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Equipment management and investor, accounting and legal services, and services relating to Distributions by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Equipment (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Equipment and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all funds of the Fund, whether or not in the Manager's immediate possession or control; and (vii) making all decisions as to accounting matters; and

                  15.1.3 Approval of the terms of the sale or other disposition of Equipment, including establishing the terms for and arranging any such transaction.

         15.2 Authority of the Manager. The conduct of the Fund's business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

                  15.2.1 To acquire, lease, sell, hold and dispose of Equipment, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Equipment, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund; provided that, as of the date of the final investment of Net Proceeds and completion of the permanent financing of the Equipment portfolio, at least 50% of the Fund's Equipment, by aggregate purchase cost, shall be subject to initial leases which are High Payout Leases.

                  15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

                  15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

                  15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers and equipment lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or its Affiliates for the services set forth in
Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

                  15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in
Article 14 and as they otherwise deem appropriate;

                  15.2.6 To open accounts and deposit and maintain funds in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund funds shall not be commingled with the funds of any other Person;

                  15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

                  15.2.8 To select as the Fund's accounting year a calendar year or such fiscal year as approved by the Service;

                  15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

                  15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

                  15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

                  15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require its satisfaction prior to obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

                  15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

                  15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from Operations and Cash from Sales or Refinancing used to purchase additional Equipment and to make Distributions;

                  15.2.15 To purchase Equipment in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or completion of manufacture of the Equipment, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such Equipment to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund; and, in order to effect an orderly liquidation of the Fund's assets in its liquidation stage, to cause the Fund to sell Equipment to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an Affiliate, all of the following conditions have been met: (vi) the Fund has obtained, at its cost, two independent appraisals of the fair market value of the item or items of Equipment to be sold; (vii) the sales price of the Equipment is at least equal to the average of the two appraised values; (viii) the original cost of the Equipment sold pursuant to this provision does not represent in excess of 10% of the original cost of all Equipment acquired by the Fund during the term of the Fund; (ix) such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and (x) the Equipment so sold is not resold to another investor program sponsored by the Manager or its Affiliates.

                  15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Equipment to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

                  15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Equipment, (ii) other funds of the Fund prior to the investment in Equipment or the distribution to Holders and (iii) the Fund's capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

                  15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

                  (i) to add to the representations, duties or obligations of the Manager or its Affiliates or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

                  (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

                  (iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state "Blue Sky" administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of the Holders; or

                  (iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund's accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

                  15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

         15.3 General Powers and Fiduciary Duty. The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

         15.4 Limitations on Manager's Authority. Neither the Manager nor any Affiliate shall have the authority to:

                  15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

                  15.4.2 Grant to the Manager or any Affiliate an exclusive listing for the sale of Fund assets, including Equipment;

                  15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund upon its termination and dissolution;

                  15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

                  15.4.5  Alter the primary purpose of the Fund as set forth in
Article 3;

                  15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

                  15.4.7 Sell or lease any Equipment to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof or in a transaction that complies with the conditions set forth in Section 15.2.15;

                  15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from an interest in equipment, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Equipment and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Equipment which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund's investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate equipment management or any other duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, equipment held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund's investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture's capital or profits; or
(2) provisions in the venture agreement giving the Fund effective control;

                  15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Equipment from the Fund or sell or lease Equipment to the Fund;

                  15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

                  15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the ledger's cost of funds, or, in any event, to cause the Fund to obtain "permanent financing" (defined as financing with a term in excess of 12 months) from any such Person;

                  15.4.12 Cause the Fund to exchange Units for property other than cash;

                  15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

                  15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

                  15.4.15 Possess any Equipment or assign the rights of the Fund in specific Equipment for other than a Fund purpose;

                  15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

                  15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

                  15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Equipment pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Equipment to be used in connection with Equipment under an existing lease, or reinvest any funds of the Fund during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with
Section 10.7 hereof;

                  15.4.19 Invest any of the Gross Proceeds in Equipment which is non-income producing;

                  15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund funds to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund's separate account;

                  15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Equipment and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

                  15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Equipment on a combined basis. "Purchase price" for purposes of this
Section 15.4.22 shall mean the sum of the cash downpayment and any indebtedness incurred in connection with the acquisition of an item of Equipment by the Fund, or to which the Equipment is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

                  15.4.23  Commingle Fund funds with those of any other Person;

                  15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Equipment to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

                  15.4.25 Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

                  15.4.26 Operate the Fund in such a manner as to have the Fund classified as an "investment company" for purposes of the Investment Company Act of 1940;

                  15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages, deeds of trust or other similar instruments or obligations;

                  15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days' written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Equipment by the Fund and an Affiliate as joint venturers;

                  15.4.29 Cause the Fund to acquire any single item of Equipment that has a contract purchase price in excess of $1,000,000 unless prior to final funding of the acquisition it obtains a future value appraisal of the Equipment from a qualified independent third party appraiser;

                  15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Equipment leased to a single lessee.

         15.5 Limitation on Manager's Liability. The Manager shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account.

         15.6 Tax Matters Member. ATEL is hereby designated as the "Tax Matters Member" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies ATEL from and against any damages or losses (including attorney's fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 21 hereof.

         15.7 Minimum Investment in Equipment / Maximum Front-End Fees. The Manager must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross Proceeds. Based on the formula in the NASAA Guidelines, with 50% portfolio leverage the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%. The NASAA Guidelines permit the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875% and 50% leverage, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of minimum Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their adjusted invested capital, as calculated under the NASAA Guidelines and, thereafter, the promotional interest could increase to 15% of all Distributions. With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the maximum amount of fees that would be payable to the Manager under specified provisions of the NASAA Guidelines. Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Asset Management Fee and Carried Interest. If and to the extent that the fees exceed the Asset Management Fee Limit provided in Section 8.3, the fees payable to the Manager and its Affiliates shall be reduced as described herein.

In such event, Section 8.3 of this Agreement shall be amended immediately to reduce the amounts calculated as the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

         15.8 Reliance on Manager's Authority. The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.     RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

         16.1 Limitation on Member Authority. Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

         16.2 Voting Rights. Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a "majority-in-interest"), to approve the following matters affecting the basic structure of the Fund:

                  16.2.1  Removal or withdrawal of a Manager;

                  16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

                  16.2.3  Termination and dissolution of the Fund;

                  16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

                  16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

                  16.2.6  The extension of the term of the Fund.

         16.3 Voting Procedures. In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

                  16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the Manager, which is to be convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

                  16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the "Record Date") which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

                  16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

                  16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

                  16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Limited Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

                  16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

         16.4 Limitations on Member Rights. No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or
(iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

         16.5 Limitations on Power to Amend Agreement. Except as provided in
Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

                  16.5.1 Convert a Holder into a Manager;

                  16.5.2 Modify the limited liability of a Holder;

                  16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

                  16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

         16.6 Member List. Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of, and the Units held of record by, each Member, as provided in Section 14.1.3.

         16.7  Dissenters' Rights and Limitations on Mergers and Roll-ups.

                  16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

                  16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

                  16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote "no" on the proposal the choice of:

                  (a) accepting the securities offered in the proposed Roll-Up transaction; or

                  (b) one of the following:

                            (i) remaining as Holders in the Fund, and preserving
their interests therein on the same terms and conditions as existed previously; or

                           (ii) receiving cash in an amount equal to the
Holders' pro-rata share of the appraised value of the net assets of the Fund.

                  16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                  16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

                  16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.     TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER'S INTEREST

         17.1 Removal or Withdrawal. The following conditions shall govern the voluntary withdrawal or removal of the Manager:

                  17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

                  17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

         17.2 Other Terminating Events. In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a "Terminating Event"), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

         17.3 Election of Successor Manager; Continuation of Fund Business. The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the "Retiring Manager"):

                  17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Limited Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

                  17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund's business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

         17.4 Admission of Successor or Additional Manager. The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

                  17.4.1  Such Person shall have been elected in accordance with
Section 17.3 or 17.6;

                  17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

                  17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

                  17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

         17.5 Effect of a Terminating Event. Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

                  17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

                  17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of Distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

                  17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days' prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

         17.6 Election of Additional Manager. Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

         17.7 Assignment of Manager's Interest. The Manager may not transfer its Membership in the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is assigned in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

         17.8 Members' Participation in Manager's Bankruptcy. In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members' interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.     CERTAIN TRANSACTIONS

         18.1 The Manager and its Affiliates, the Holders, any shareholder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of equipment. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.     TERMINATION AND DISSOLUTION OF THE FUND

         19.1 Termination and Dissolution. The Fund shall be terminated and dissolved upon the earliest to occur of the following:

                  19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

                  19.1.2 The Members owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund;

                  19.1.3  The term of the Fund expires; or

                  19.1.4 The Fund disposes of all interests in Equipment and its other assets and receives final payment in cash of the proceeds of such dispositions.

         19.2 Accounting and Liquidation. Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

                  19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

                  19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager's Capital Account with the Manager's share of Fund Minimum
Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3.

                  19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.     SPECIAL POWER OF ATTORNEY

         20.1 Execution of Power of Attorney. By executing this Agreement, each Holder is hereby granting to the Manager a special power of attorney irrevocably making, constituting and appointing ATEL, its duly appointed officers, and any one of them, as the attorney-in-fact for such Holder, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents:

                  20.1.1 This Agreement, the Articles of Organization, any separate certificates, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the Manager deems advisable to file;

                  20.1.2 Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and

                  20.1.3 Any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Holder, or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of Members.

         20.2 Special Power of Attorney. The special power of attorney being granted hereby:

                  20.2.1 Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Holder, and is limited to those matters herein set forth;

                  20.2.2 May be exercised by the Manager acting alone for each Holder by a facsimile signature of such Manager or by one of its officers, or by listing all of the Holders executing any instrument with a single signature of a Manager, or of one of the Manager's officers, acting as attorney-in-fact; and

                  20.2.3 Shall survive an assignment by a Holder of all or any portion of his Units except that, where the Assignee of the Units owned by a Holder has been approved by the Manager for admission to the Fund as a substituted Holder, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

21.      INDEMNIFICATION

         21.1 Indemnification of the Manager. The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys' fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney's fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

         21.2 Limitations on Indemnification. Notwithstanding anything to the contrary contained in the foregoing Section 21.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws.

         21.3 Insurance. The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any Person owning comparable Equipment and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

22.      MISCELLANEOUS

         22.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         22.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

         22.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

         22.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

         22.5 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

         22.6 Number and Pronouns. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

         22.7  Manager Address. The address of the Manager is:

                        ATEL Financial Services, LLC
                        600 California Street, 6th Floor
                        San Francisco, California 94108

         22.8 Member Addresses. The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

         22.9 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

































                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         22.10 Qualification to Do Business. In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power of attorney granted to the Manager by each Holder in
Article 20 shall constitute authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBERS:

ATEL FINANCIAL SERVICES, LLC, Manager

By ATEL LEASING CORPORATION, Manager

         By:   /s/ DEAN L. CASH
               ----------------------------
               Dean L. Cash, President

 ATEL CAPITAL GROUP, Initial Member

By:  /s/ DEAN L. CASH
     ----------------------------
     Dean L. Cash, President

                                    EXHIBIT I


                               Schedule of Members


                                                              Capital
Name Address                                                  Contribution

ATEL Capital Group                                            $500/50 Units
600 California Street
6th Floor
San Francisco, CA 94108

ATEL Financial Services, LLC                                  $100
600 California Street
6th Floor
San Francisco, CA 94108

                                                                       EXHIBIT C
                                 HOW TO INVEST
TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to "U.S. Bank - ACEF XI Escrow." Thereafter, make your check payable to"ATEL Capital Equipment Fund XI". Investments must be made in increments of $10, with a minimum of $5,000 in most states. See the discussion under "Who Should Invest - State Requirements" in the Prospectus for exceptions.

IMPORTANT INSTRUCTIONS:
----------------------
Fully complete sections 1, 2, and 3 of the Subscription Agreement.

All subscribers must:
1)   sign each appropriate section where indicated,
2) initial each appropriate section (sections 3A - 3D) where indicated on the bottom of the subscription agreement.

If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.), please fill in the Distribution Instructions section (section 6).

ADD-ON INVESTMENTS
The Subscription Agreement accompanying additional investments in Fund XI must have an authorized signature of a Registered Principal or Branch Manager of the Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed Subscription Agreement will be required.

FOREIGN INVESTOR OPTION
As described in the Prospectus, the Manager has elected to permit limited investment in Units by nonresident alien investors. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor's representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription. Also please make sure that the investor satisfies any other special investment standards imposed by the state in which he or she resides, as set forth in the Prospectus under the caption "Who Should Invest - State Requirements."

Please have the Subscription Agreement signed by your branch manager or other authorized signatory.

Retain the blue copy for the Broker/Dealer and the green copy for the investor unless otherwise specified by your Broker/Dealer. All IRA investments must be submitted directly to the Custodian for completion - the Custodian will forward the Subscription Agreement to ATEL. Mail the original white copy and pink and yellow copies to ATEL at:

                          ATEL SECURITIES CORPORATION
                          SUBSCRIPTION PROCESSING DESK
                        600 CALIFORNIA STREET, Suite 600
                            SAN FRANCISCO, CA 94108
                                 (415) 989-8800
                                 (800) 543-ATEL
                          E-mail: securities@atel.com

ATEL CAPITAL EQUIPMENT FUND XI, LLC

The investor whose signature appears in Section 2 on the reverse side hereof (the "Investor") hereby subscribes for the number of Units of ATEL Capital Equipment Fund XI, LLC (the "Fund") set forth in Section I of this Subscription Agreement in the manner described in the Prospectus to which this agreement is an exhibit (the "Prospectus"). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to "U.S. Bank - ACEF X Escrow" in the amount required to purchase such Units ($10 per Unit). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to "ATEL Capital Equipment Fund XI". Minimum initial investment is 500 Units.

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units ("Holder"), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus, including the special power of attorney set forth therein. The subscription may be canceled by the subscriber at any time during a period of five days after the subscriber has submitted this executed Subscription Agreement to the Fund. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt.

The assignability and transferability of the Units will be governed by the Agreement and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

The undersigned acknowledges that U.S. Bank Trust National Association is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT
Note- Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.
o        Fill in the total dollar amount and the number of Units to be acquired.
         Please note there are no fractional Units. All purchases must be in increments of $10.
o Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.
o Fill in the name(s) and addresses for the investment as they should appear in the registration.
o        Check the applicable citizenship status boxes.
o Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian's taxpayer identification and investor's social security number.
o        Check whether monthly or quarterly distributions are desired.
o        Please read the Subscription Agreement, then sign and date the form.
o Single Ownership - one signature required o Joint Tenants - all parties must sign
o        Community Property - one signature required
o        Tenants in Common - all parties must sign
o        Tenants in Entirety - one signature required
o In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Information
o        Each item must be initialed.

Section 4: Legal Form of Ownership.
o Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 5:  Investor Mailing Address.
o Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6:  Distribution Instructions.
o Complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 7: Broker/Dealer Information.
o Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.

o An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization.

Mailing Address.
o        Mail the completed form with a check payable as indicated in Section
         1 to:

ATEL Securities Corporation
Attention: Subscription Processing Desk
600 California Street, Suite 600
San Francisco, CA 94108

             If you have any additional questions about completing
                    this Subscription Agreement, please call
            ATEL Securities Corporation Subscription Processing Desk
                               at (800) 543-ATEL.

          ATEL CAPITAL EQUIPMENT FUND XI, LLC - SUBSCRIPTION AGREEMENT

Please type or print the following information:

1.UNITS PURCHASED
Make checks payable to "ATEL Capital Equipment Fund XI"
$_________ is for the purchase, as a Holder, of _______ Units and should be registered as indicated in the Registered Owner section below.

2. REGISTERED OWNER.
Name(s) and addresses will be recorded exactly as printed below. (Include custodial address if applicable.) ___Mr. ___Ms. ___Mr. and Mrs. ___Mrs. Investor(s) Name and/or
Custodian/Nominee_________________________________________________________
Investor Name(s)__________________________________________________________
Address___________________________________________________________________
City______________________________________State_____ZipCode_______________
Investor Phone Number (____)______________E-mail__________________________
Investor Account # (if any)_______________________________________________

X______________________________________________Date_______________________
Subscriber's Signature

X______________________________________________Date_______________________
Subscriber/Custodian/Nominee or Authorized Signature

___ INITIAL INVESTMENT $10 per unit ($5,000/500 Unit Minimum, unless a higher minimum is required in the investor's state - see the Prospectus)

___ ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor's state - see the Prospectus)

___ Check if you are a resident alien.
___ Check if  you  are  a  nonresident  alien (please include W-8 form).
___ Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER
Note: If the account is in more than one name, the number should be that of the first person listed.

Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER
-- -- --   -- --   -- -- -- --

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?
___YES    ___NO

PRIVACY ELECTION (check if desired)

____ By checking this box the undersigned directs the Manager to treat all information concerning the undersigned as confidential, and not to disseminate any such information to any party, without the undersigned's consent, except as may be required under an applicable statute or regulation or by the order of a court or governmental agency.

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and nonassessable Units of the Fund as indicated.

3. SUBSCRIBER INFORMATION (EACH ITEM MUST BE INITIALED):
In order to induce the Manager to accept this subscription, the Investor hereby represents to you as follows (initial in the space provided):

A. The Investor has (a) a net worth of at least $150,000 in excess of his investment in Units, or (b) has a net worth of at least $45,000 in excess of his investment in Units and had during the last tax year or estimates that he will have during the current tax year a minimum of $45,000 annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The Investor further represents that he/she satisfies any other minimum income and /or net worth standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus or any supplement thereto. The Investor further represents that the Investor has received a copy of the Prospectus. The Investor acknowledges that an investment in Units is not liquid.
INITIAL HERE________

B. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity.
INITIAL HERE________

C. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.
INITIAL HERE________

D. Under the penalties of perjury, the undersigned certifies that (l) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned is currently subject to backup withholding, he has stricken the language under clause (2) above before signing).
INITIAL HERE________

4. LEGAL FORM OF OWNERSHIP (Check Only One)
___ Single Ownership
___ Joint Tenants With Rights of Survivorship
___ Husband and Wife as Community Property
___ Tenants in Common
___ Tenants in Entirety
___ Sep IRA
___ IRA __regular __rollover
___ Trust - Trust Date (Month/Day/Year) ___/___/___
___ Custodian
___ Custodian for___________________________________
___ UGMA / UTMA - State of:_______
___ Pension Plan
___ Profit Sharing Plan
___ Corporation
___ Partnership
___ Non-Profit Organization
___ Other__________________

5. INVESTOR MAILING ADDRESS
(if different from above, as with IRAs and Keoghs) Name________________________________________________________________________
Name________________________________________________________________________
Address_____________________________________________________________________
City__________________________________________State_____Zip Code____________
Investor Phone Number (_____)_______________________________________________

6. DISTRIBUTION INSTRUCTIONS

___ Please deposit directly into the following account: __ Checking __ Savings
    (for direct deposit, enclose a voided check and complete instructions below)
___ Send distributions to a party other than the registered owner
___ Send distributions to registered owner's address above.


Receiving Entity____________________________________________________________
Address_____________________________________________________________________
City__________________________________________State_____Zip Code____________
Account Number______________________________ABA Number______________________

7. BROKER/DEALER INFORMATION The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor's residence and, further, that it has reasonable grounds to believe, based on information obtained from the Subscriber concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that investment in the Fund is suitable for the Subscriber in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Subscriber as to the limited liquidity and marketability of the Units. The undersigned Broker/Dealer warrants that a current Prospectus was delivered to the Subscriber.

Licensed Firm Name__________________________________________________________
Account Executive Name_________________________________B/D Rep #____________
A/E Mailing Address____________________________________________Suite#_______
City__________________________________________State_____Zip Code____________
Telephone(____)____________________ NumberFax(____)_________________________
E-mail______________________________________________________________________

X_____________________________________________________Date__________________
Authorized signature (Branch Manager or Registered Principal).
Order cannot be accepted without signature.
This transaction, for Blue Sky purposes, took place in the State of ______.

ACCEPTANCE BY MANAGER - FOR MANAGER'S USE ONLY
Received and Subscription Accepted
ATEL Financial Services, LLC, Manager
         By ATEL Leasing Corporation, Manager
By ____________________________________
Amount___________________________ Date______________ B/D Rep #______________

      RETURN TOP 3 COPIES: WHITE - ATEL COPY, YELLOW - BROKER/DEALER COPY,
            PINK - INVESTOR COPY RETAIN: BLUE - BROKER/DEALER COPY,
                             GREEN - INVESTOR COPY

                          ATEL SECURITIES CORPORATION
          600 CALIFORNIA STREET - 6th FLOOR - SAN FRANCISCO, CA 94108
                     (800) 543-2835 - E-Mail: AIS@atel.com

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















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












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


[Outside Back Cover]

     The Fund has not authorized anyone to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of its Units, and unauthorized information or representations must not be relied upon. This Prospectus is not an offer or solicitation by anyone in any state or other jurisdiction in which the offer or solicitation is not authorized or in which the person making an offer is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.

     Until a date 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     ATEL CAPITAL EQUIPMENT FUND XI, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not regulated by that Act.








                           ATEL SECURITIES CORPORATION
                        600 CALIFORNIA STREET, 6th FLOOR
                             SAN FRANCISCO, CA 94108
                        1.800.543.ATEL - FAX 415.989.2536
                        EMAIL ASC@ATEL.COM - www.atel.com

SUPPLEMENT NO. 1


                       ATEL Capital Equipment Fund XI, LLC

                       Supplement dated September 30, 2005
                     to the Prospectus dated April 11, 2005
                     of ATEL Capital Equipment Fund XI, LLC
                                  (the "Fund")


                                TABLE OF CONTENTS

Status of the offering. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Equipment acquisitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Management's Discussion and Analysis  . . . . . . . . . . . . . . . . . . . .  3
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-1
Exhibit A - Prior Performance Information . . . . . . . . . . . . . . . . . .A-1

The Fund's Prospectus is hereby supplemented as set forth on the following pages. This supplement is a part of and must be accompanied by the Fund's Prospectus dated April 11, 2005. Terms not otherwise defined herein have the meaning as defined in the Prospectus.

Status of the Offering

As of May 31, 2005, the Fund had received and accepted subscriptions for 120,000 Units ($1,200,000). As a result, the escrow condition was satisfied and the subscription proceeds were released to the Fund.

As of September 30, 2005, the Fund had received and accepted subscriptions for 2,480,573 Units for total subscription proceeds in the amount of $24,805,730. As of such date, the Fund had committed all of such proceeds to equipment costs, offering and organization expenses and capital reserves.

Equipment Acquisitions

Set forth below is a summary of the Equipment acquisitions and leases entered into or identified by the Fund as of the date of this supplement.

                                                      EQUIPMENT ACQUISITIONS


                                  Equipment       Commence       Acquisition        Indebt-
     Lessee                          Type        Date(s) (1)      Price (2)        edness (3)       Term (4)    Type (5)    Notes
     ------                          ----        -----------      ---------        ----------       --------    --------    -----
Leases and notes funded:
Alveolus, Inc.                 Miscellaneous           Sep-05        $ 250,000               $ -       36          FP
Alveolus, Inc.                 Miscellaneous           Oct-05          125,000                 -       36          FP
Bayer Corporation              Research                Sep-05          300,000                 -       60          HP
Bayer Corporation              Research                Aug-05          322,892                 -       48          HP
Renal Solutions, Inc.          Miscellaneous           Aug-05          500,000                 -       36          FP
Technorati, Inc.               Computers               Oct-05          150,000                 -       36          FP
                                                               ---------------- -----------------
     Total funded as of September 30, 2005:                        $ 1,647,892               $ -
                                                               ================ =================


     NOTES

     (1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore, "Commence Date(s)" expressed as a range represents multiple Lease commencement dates occurring or anticipated under the same Lease line.

     (2) "Acquisition Price" includes either amounts committed to Lessees for funding by the Program, or actual Equipment acquisition costs as of September 30, 2005. All figures are rounded to the nearest dollar. For any transactions which are not fully funded, the "Acquisition Price" may change as a result of ongoing fundings. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member's best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding lease commitment, its discussions with the lessee, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described.

     (3) "Indebtedness" is the original principal amount of the debt acquired or assumed by the Fund in order to acquire the Equipment and leverage the Acquisition Price of the Equipment. Although transactions may originally be purchased for all cash, the Managing Member may subsequently leverage equipment in order to achieve an overall debt-equity balance for the portfolio.

     (4) "Term" is expressed in terms of months, although actual lease terms may be monthly, quarterly, semiannual or annual.

     (5) A designation of "FP" indicates that the aggregate rents to be received during the Term equal or exceed the Acquisition Price of the Equipment. A designation of "HP" indicates that the aggregate rents to be received during the Term equal or exceed 90% of the Acquisition Price of the Equipment. A designation of "OL" indicates that the aggregate rents to be received during the Term are less than 90% of the Acquisition Price of the Equipment. A designation of "NR" indicates that the transaction is a note receivable.

Distributions

The following table is a summary of cash distributions by the Fund to Holders to the date of this Supplement. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of each. Generally, the portion of each cash distribution by a company which exceeds its net income for the fiscal period would constitute a return of capital.

The source of all cash distributions has been Cash from Operations. Cash from Operations is defined in the Limited Liability Company Operating Agreement (Operating Agreement) as follows: Cash from Operations shall mean the excess of Gross Revenues over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after reasonable allowance for cash repairs, replacements, contingencies and anticipated obligations, as determined by the Manager. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.



                                                                                                     Total
         Distribution               Month         Return of     Distribution         Total        Distribution
          Period (1)                 Paid          Capital        of Income       Distribution    per Unit (2)
          ----------                 ----          -------        ---------       ------------    ------------
          June 2005               July 2005          $ 29,852              $ -          29,852      $ 0.066667
          July 2005              August 2005           62,624                -          62,624        0.066667
         August 2005            September 2005         92,922                -          92,922        0.066667
        September 2005           October 2005         124,283                -         124,283        0.066667
         October 2005           November 2005         163,854                -         163,854        0.066667
                                                -------------- ---------------- ----------------- -------------
                                                      473,535                -         473,535      $ 0.333333
                                                                                                  =============

          June 2005               July 2005             2,128                -           2,128      $ 0.200000
        September 2005           October 2005          41,833                -          41,833        0.200000
                                                -------------- ---------------- ----------------- -------------
                                                       43,961                -          43,961     $ 0.400000
                                                -------------- ---------------- ----------------- =============
                                                    $ 517,496              $ -       $ 517,496
                                                ============== ================ =================

     (1) Investors may elect to receive their distributions either monthly or quarterly. See "Timing and Method of Distributions" on Page 58 of the Prospectus. The monthly distributions in the table include only those distributions made to investors on a monthly basis. The quarterly distributions in the table include only those distributions made to investors on a quarterly basis.

     (2) Total distributions per Unit represents the per Unit distribution rate for those Units which were outstanding for all of the applicable period.

Management - The Manager

Effective July 31, 2005, Donald Carpenter resigned as controller of the Manager, ATEL Financial Services, LLC, and its affiliates, and, effective September, 2005 Elif Kuvvetli resigned as corporate controller of the Manager and its affiliates. Effective September, 2005, Michael Huie was appointed to succeed Mr. Carpenter and Ms. Kuvvetli as controller of the Manager and its affiliates. Paritosh Choksi remains the chief financial officer of the Manager and the Fund. Biographical information concerning Mr. Huie is set forth below.

Michael Huie, age 39, joined ATEL in March of 2005 as an Assistant Controller and was promoted to VP Corporate Controller in September of 2005. Prior to joining ATEL Michael worked as a Senior Project Manager at Kaiser Permanente from 2003 to 2005. From 1998 to 2003 Michael was the accounting Manager for GATX Capital in San Francisco. Michael obtained his audit experience from Arthur Anderson from 1993 to 1996. He obtained his BS in Accounting from California State University, Hayward and is a California certified public accountant.

Management's Discussion and Analysis

Capital Resources and Liquidity

The Company commenced its offering of Units on April 11, 2005. On May 31, 2005, the Company commenced operations in its primary business (leasing and lending activities). Until the Company's initial portfolio of equipment has been purchased, funds that have been received, but that have not yet been invested in leased equipment, are invested in interest-bearing accounts or high-quality/short-term commercial paper. The Company's public offering provides for a total maximum capitalization of $150,000,000.

During the funding period, the Company's primary source of liquidity will be subscription proceeds from the public offering of Units. As of September 30, 2005, $24,805,730 has been contributed. The liquidity of the Company will vary in the future, increasing to the extent proceeds from the offering, cash flows from leases and proceeds of asset sales exceed expenses, and decreasing as lease assets are acquired, as distributions are made to the Members and to the extent expenses exceed cash flows from leases and proceeds from asset sales.

As another source of liquidity, the Company may enter into contractual obligations with a diversified group of lessees for fixed lease terms at fixed rental amounts. As the initial lease terms expire, the Company will re-lease or sell the equipment. The future liquidity beyond the contractual minimum rentals will depend on AFS's success in re-leasing or selling the equipment as it comes off lease.

Throughout the Reinvestment Period (as defined in the Limited Liability Company Operating Agreement), the Company anticipates reinvesting a portion of lease payments from assets owned in new leasing transactions. Such reinvestment will occur only after the payment of all obligations, including debt service (both principal and interest), the payment of management fees to AFS and providing for cash distributions to the Members.

As of September 30, 2005, the Company had outstanding commitments to purchase lease equipment of approximately $15,733,174 which may be funded during the year ended December 31, 2005. This amount represents contract awards which may be cancelled by the prospective lessee or may not be accepted by the Company.

Cash Flows

During the first three quarters of 2005, the Company's primary source of liquidity was the proceeds of its offering of Units. As of September 30, 2005, 2,480,623 units have been sold.

During this same period, the primary use of cash consisted of payments of commissions and syndication costs associated with the offering. As of September 30, 2005, $3,495,486 of these costs have been paid to the Managing Member.

During the first three quarters of 2005, the primary investing use of cash was the purchase of approximately $644,000 operating lease assets, and approximately $987,000 advances on notes receivable.

Results of operations

In the first three quarters of 2005, operations consisted of interest income earned on cash and cash equivalents and notes receivable, as well as operating lease income less cost reimbursements to the Managing Member and other expenses. Results of operations in future periods are expected to vary considerably from those of the first three quarters of 2005 as the Company continues to receive offering proceeds and continue acquisitions of lease assets and lending activities.

For the nine month period ended September 30, 2005, operations resulted in a net income of $1,355. Revenue for this period consisted mostly of interest income from cash and cash equivalents. Additionally, the Company began recognizing revenue from operating lease assets as well as interest on the notes receivable. We expect operating lease assets and interest on notes receivable will become the primary source of revenues and the amounts earned will increase as we continue to acquire additional assets.

For this same period, the majority of expenses consisted of cost reimbursements to the managing member, professional fees and depreciation of operating lease assets. We expect depreciation expense will increase in future periods in relation to operating lease revenues as we continue to acquire more assets.

Under the terms of the Operating Agreement, AFS is entitled to certain fees and reimbursements of costs. These amounts are expected to increase in future periods as the operations of the Company expand.

Experts

Ernst & Young LLP, independent registered public accounting firm, have audited our balance sheet as of December 31, 2004, and the related statements of changes in members' capital and cash flows for the period from June 25, 2004 (inception) through December 31, 2004, as set forth in their report. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL Capital Equipment Fund XI, LLC

Balance Sheet, September 30, 2005 (Unaudited) ...............................F-1

Statements of Operations for the nine and three month periods ended
   September 30, 2005 (Unaudited)............................................F-2

Statements of Changes in Members' Capital for the nine month period ended
   September 30, 2005 (Unaudited)............................................F-3

Statements of Cash Flows for the nine and three month periods ended
   September 30, 2005 (Unaudited)............................................F-4

Notes to Financial Statements  (Unaudited)...................................F-5

ATEL Financial Services, LLC

Report of Ernst & Young LLP, Independent Registered Public
   Accounting Firm [to be filed by amendment]...............................

Consolidated Balance Sheet, July 31, 2005 [to be filed by amendment]........

Notes to Consolidated Balance Sheet[to be filed by amendment]...............

                      ATEL CAPITAL EQUIPMENT FUND XI, LLC
                                 BALANCE SHEET
                               SEPTEMBER 30, 2005
                                  (unaudited)

                                     ASSETS


Cash and cash equivalents                               $       19,770,290
Accounts receivables and other assets                                3,350
Prepaid syndication costs                                          124,309
Notes receivable                                                   987,308
Investments in operating leases, net                               644,495
                                                        -------------------
Total assets                                            $       21,529,752
                                                        -------------------


                        LIABILITIES AND MEMBERS' CAPITAL


Accounts payable and accruals:
   Managing Member                                      $          224,821
   Other                                                           165,641

Other liabilities                                                   29,970
                                                        -------------------
Total liabilities                                                  420,432
                                                        -------------------


Members' capital:
   Managing Member                                                 (15,105)
   Other Members                                                21,124,425
                                                        -------------------
Total Members' capital                                  $       21,109,320
                                                        -------------------

Total liabilities and Members' capital                  $       21,529,752
                                                        -------------------












                            See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND XI, LLC

                            STATEMENTS OF OPERATIONS

                       NINE AND THREE MONTH PERIODS ENDED
                               SEPTEMBER 30, 2005
                                  (Unaudited)



                                    Nine months                 Three months
                                 ended September 30,         ended September 30,
                                        2005                        2005
                                 -------------------         -------------------
Revenues:
   Interest income               $          102,850          $           94,994
   Operating lease income                    14,270                      14,270
   Notes receivable interest income          12,062                      12,062
   Other                                      3,750                       3,750
                                 -------------------         -------------------
                                            132,932                     125,076
                                 -------------------         -------------------


Expenses:
   Cost reimbursements to
    Managing Member                          95,678                      78,165
   Professional fees                         11,105                      11,105
   Depreciation of operating
    lease assets                             10,946                      10,946
   Equipment and incentive
    management fees to
    Managing Member                           2,561                       2,561
   Amortization of initial
    direct costs                              1,566                       1,566
   Other                                      9,721                       8,694
                                 -------------------         -------------------
                                            131,577                     113,037
                                 -------------------         -------------------

Net income                       $            1,355          $           12,039

Net income (loss):
   Managing Member                           15,205                      15,205
   Other Members                            (13,850)                     (3,166)
                                 -------------------         -------------------


                                 $            1,355          $           12,039
                                 -------------------         -------------------


Net income (loss) per
   Limited Liability Company
   Unit (Other Members)          $            (0.01)         $             0.00
                                 -------------------         -------------------
Weighted average number of
   Limited Liability Company
   Units outstanding                      1,067,659                   1,609,823
                                 -------------------         -------------------





                            See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND XI, LLC

                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL

                 FOR THE PERIOD FROM JUNE 25, 2004 (INCEPTION)
                           THROUGH DECEMBER 31, 2004
                                  AND FOR THE
                            NINE MONTH PERIOD ENDED
                               SEPTEMBER 30, 2005
                                  (Unaudited)

                                       Units                        Amount
                                 -------------------         -------------------

Members' Capital as of
   June 25, 2004 (inception)                     --          $               --
Capital contributions                           150                         600
                                 -------------------         -------------------
Balance December 31, 200                        150                         600
                                 -------------------         -------------------

Capital contributions                     2,480,573                  24,805,730
Less selling commissions and
   other syndication costs
   to affiliates                                 --                  (3,495,486)
Less distributions to Other
   Members                                       --                    (187,674)
Less distributions to Managing
   Member                                        --                     (15,205)
Net income                                       --                       1,355
                                 -------------------         -------------------
Balance September 30, 2005                2,480,623          $       21,109,320






















                            See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND XI, LLC

                            STATEMENT OF CASH FLOWS

                       NINE AND THREE MONTH PERIODS ENDED
                               SEPTEMBER 30, 2005
                                  (Unaudited)

                                    Nine months                  Three months
                                 ended September 30,         ended September 30,
                                        2005                        2005
                                 -------------------         -------------------
Operating activities:

Net income                       $            1,355          $           12,039
Adjustment to reconcile net
 income to net cash provided
 by operating activities:
    Depreciation of operating
     lease assets                            10,946                      10,946
    Amortization of initial
     direct costs                             1,566                       1,566
    Changes in operating assets
     and liabilities:
       Accounts receivable, net              (3,234)                     (3,234)
       Other assets                            (116)                       (116)
       Accounts payable,
        Managing Member                     224,821                     205,563
       Accounts payable, other              165,641                     (21,674)
       Prepaid syndication costs           (124,309)                    143,061
       Other liabilities                     29,970                      29,970
                                 -------------------         -------------------
Net cash provided by operating
 activities                                 306,640                     378,121
                                 -------------------         -------------------

Investing activities:
Investment in operating leases             (615,112)                   (615,112)
Investment in notes receivable             (987,308)                   (987,308)
Payments of initial direct
 costs to Managing Member                   (41,895)                    (41,895)
                                 -------------------         -------------------

Net cash used in investing
 activities                              (1,644,315)                 (1,644,315)
                                 -------------------         -------------------

Financing activities:

Capital contributions received           24,805,730                  17,863,890
Payment of commissions and
 syndication cost to Managing
 Member                                  (3,495,486)                 (2,664,020)
Distributions to Other Members             (187,674)                   (187,674)
Distributions to Managing Member            (15,205)                    (15,205)
                                 -------------------         -------------------
Net cash provided by financing
 activities                              21,107,365                  14,996,991
                                 -------------------         -------------------

Net increase in cash and cash
 equivalents                             19,769,690                  13,730,797
                                 -------------------         -------------------
Cash and cash equivalents at
 beginning of period                            600                   6,039,493
                                 -------------------         -------------------
Cash and cash equivalents at
 end of period                   $       19,770,290          $       19,770,290
                                 ===================         ===================









                            See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND XI, LLC

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2005
                                  (Unaudited)


1. Organization and Limited Liability Company matters:

ATEL Capital Equipment Fund XI, LLC (the "Company") was formed under the laws of the state of California on June 25, 2004 for the purpose of acquiring equipment to engage in equipment leasing, lending and sales activities. The Company may continue until December 31, 2025. ATEL Financial Services, LLC ("AFS"), an affiliated entity, acts as the Managing Member of the Company. Contributions in the amount of $24,806,330 were received as of September 30, 2005, $100 of which represented the Managing Member's continuing interest.

The Company is conducting a public offering of 15,000,000 Limited Liability Company Units (Units) at a price of $10 per Unit. Upon the sale of the minimum amount of Units of 120,000 Units ($1,200,000) and the receipt of the proceeds thereof on May 31, 2005, the Company commenced operations.

As a limited liability company, the liability of any individual member "unit holder" or "other member" for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

The Company, or AFS on behalf of the Company, will incur costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units). The amount of such costs to be borne by the Company is limited by certain provisions of the Company's Operating Agreement.

The Company's principal objectives are to invest in a diversified portfolio of equipment that will (i) preserve, protect and return the Company's invested capital; (ii) generate regular distributions to the members of cash from operations and cash from sales or refinancing, with any balance remaining after certain minimum distributions to be used to purchase additional equipment during the Reinvestment Period, as defined, and (iii) provide additional distributions following the Reinvestment Period and until all equipment has been sold. The Company is governed by its Limited Liability Company Operating Agreement (Operating Agreement).

The Company is in its acquisition phase and is making distributions on a monthly and quarterly basis. Distributions commenced in the third quarter of 2005.

2. Summary of significant accounting policies:

Basis of presentation:

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information and with instructions to Form 10-QSB and Article 10 of Regulation S-X. The unaudited interim financial statements reflect all adjustments which are, in the opinion of the Managing Member, necessary to a fair statement of financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that effect reported amounts in the financial statements and accompanying notes. Therefore, actual results could differ from those estimates. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results for the year ending December 31, 2005.

These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto contained in the report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Cash and cash equivalents:

Cash and cash equivalents include cash in banks and cash equivalent investments with original maturities of ninety days or less.

Use of estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.

Equipment on operating leases:

Equipment on operating leases is stated at cost. Depreciation is being provided by use of the straight-line method over the terms of the related leases to the equipment's estimated residual values at the end of the leases.

Asset Valuation:

Recorded values of the Company's asset portfolio are periodically reviewed for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the estimated residual value of the asset at the end of the asset's expected holding period and estimates of undiscounted future rents. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by the discounted estimated future cash flows) of the assets and its carrying value on the measurement date.

Revenue recognition:

Operating leases

Operating lease revenue is recognized on a straight-line basis over the term of the underlying leases. The initial lease terms will vary as to the type of equipment subject to the leases, the needs of the lessees and the terms to be negotiated, but initial leases are generally expected to be for 36 to 84 months. Income from step rent provisions, escalation clauses, capital improvement funding provisions or other lease concessions in lease contracts, and lease rates subject to variation based on changes in market indexes or interest rates are recognized on a straight line basis.

Direct finance leases

Income from direct financing lease transactions is reported using the financing method of accounting, in which the Company's investment in the leased property is reported as a receivable from the lessee to be recovered through future rentals. The income portion of each rental payment is calculated so as to generate a constant rate of return on the net receivable outstanding.

Notes receivable

Income from notes receivable is reported using the financing method of accounting. The Company's investment in notes receivable is reported as the present value of the future note payments. The income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding.

Initial direct costs:

The Company capitalizes initial direct costs associated with the acquisition of lease assets. These costs are amortized over the lease term either as an adjustment to the yield for direct finance leases or on a straight-line basis for operating leases.

Segment Reporting:

The Company adopted the provisions of SFAS No. 131 Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes annual and interim standards for operating segments of a company. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assts and reports revenue, and its major customers. The Company is not organized by multiple operating segments for the purpose of making operating decisions or assessing performance. Accordingly the Company operates in one reportable operating segment in the United States.


3. Investment in equipment leases:

The Company's investment in leases consists of the following:

                                                                                    Depreciation/
                                                                                     Amortization
                                                                                      Expense or
                                                                                     Amortization
                                                      Balance                         of Direct           Balance
                                                    December 31,                      Financing        September 30,
                                                        2004          Additions         Leases             2005
                                                   --------------- ---------------- --------------- --------------------
Net investment in operating leases                 $           --  $       615,112  $      (10,946) $           604,166
Initial direct costs, net of accumulated
   amortization of $1,566 in 2005                              --           41,895          (1,566)              40,329
                                                                   ---------------- --------------- --------------------
                                                   $           --  $       657,007  $      (12,512) $           644,495
                                                                   ================ =============== ====================

All of the property on leases was acquired in 2005.


Operating leases:

Property on operating leases consists of the following:

                                                    Balance          Additions             Balance
                                                 December 31,                           September 30,
                                                     2004                                   2005
Manufacturing                                   $             --   $       615,112      $       615,122

Less accumulated depreciation                                 --           (10,946)             (10,946)
                                                ----------------  ----------------     ----------------
                                                $             --   $       604,166      $       604,166
                                                ================  ================     ================

At September 30, 2005, the aggregate amounts of future minimum lease payments to be received are as follows:


                                                                Total

               Three months ending December 31, 2005   $          18,383
                       Year ending December 31, 2006              73,530
                                                2007              73,530
                                                2008              73,530
                                                2009              42,893
                                                       ------------------
                                                       $         281,866
                                                       ==================

The Company utilizes a straight line depreciation method for equipment in all of the categories currently in its portfolio of lease transactions. The useful lives for investment in leases by category are as follows:

                Equipment category                    Useful Life
                -----------------------------------  --------------
                        Manufacturing                 10 - 20

4. Notes receivable:

The Company has various notes receivable from parties who have financed the purchase of equipment through the Company. The terms of the notes receivable are 18 to 60 months and bear interest at rates ranging from 11% to 22%. The notes are secured by the equipment financed. As of September 30, 2005, the minimum future payments receivable are as follows:

        Three months ending December 31, 2005   $          104,755
                Year ending December 31, 2006              383,730
                                         2007              383,730
                                         2008              291,134
                                                -------------------
                                                $        1,163,349
           Less portion representing interest             (176,041)
                                                -------------------
                                                $          987,308
                                                ===================

5.  Related party transactions:

The terms of the Operating Agreement provide that AFS and/or affiliates are entitled to receive certain fees for equipment management and resale and for management of the Company.

The Operating Agreement allows for the reimbursement of costs incurred by AFS in providing administrative services to the Company. Administrative services provided include Company accounting, investor relations, legal counsel and lease and equipment documentation. AFS is not reimbursed for services whereby it is entitled to receive a separate fee as compensation for such services, such as management of equipment. Reimbursable costs incurred by AFS are allocated to the Company based upon estimated time incurred by employees working on Company business and an allocation of rent and other costs based on utilization studies.

Each of ATEL Leasing Corporation ("ALC"), ATEL Equipment Corporation ("AEC"), ATEL Investor Services ("AIS") and ATEL Financial Services LLC is a wholly-owned subsidiary of ATEL Capital Group and performs services for the Company. Acquisition services are performed for the Company by ALC, equipment management, lease administration and asset disposition services are performed by AEC, investor relations and communications services are performed by AIS and general administrative services for the Company are performed by AFS.

Cost reimbursements to the Managing Member are based on costs incurred by AFS in performing administrative services for the Company that are allocated to each fund that AFS manages based on certain criteria such as existing or new leases, number of investors or equity depending on the type of cost incurred. AFS believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location.

During the nine and three month periods ended September 30, 2005, AFS and/or affiliates earned fees, commissions and reimbursements, pursuant to the Operating Agreement as follows:

                                                                       Nine Months                          Three Months
                                                                   Ended September 30,                  Ended September 30,
                                                            -----------------------------------  -----------------------------------
                                                                           2005                                 2005
                                                            -----------------------------------  -----------------------------------
Selling commissions, equal to 9% of the selling price of    $            2,232,516               $             1,607,750
   the Limited Liability Company units, deducted from
   Other Members' capital
Reimbursement of other syndication  costs to Managing
   Member, deducted from Other Members' capital                          1,262,970                             1,056,270
Other operating expenses                                                    95,678                                78,165
                                                            -----------------------------------  -----------------------------------
                                                            $            3,591,164               $             2,742,185
                                                            ===================================  ===================================

  The Managing Member, on behalf of the Company, will incur syndication costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units). As of September 30, 2005, total syndication costs incurred and reimbursed by the Company to the Managing Member exceeded the syndication cost limitations as defined in the Operating Agreement. The amounts in excess of the limit are recorded as prepaid syndication costs. As the limit increases, based on increased sales of the Units, the prepaid syndication costs are recorded as a reduction to Members' capital.

6.  Members' capital:

As of September 30, 2005, 2,480,623 Units were issued and outstanding. The Fund is authorized to issue up to 15,000,000 Units.

Distributions to the Other Members were as follows:

                                                            Nine Months                          Three Months
                                                        Ended September 30,                  Ended September 30,
                                                 -----------------------------------  -----------------------------------
                                                                2005                                 2005
                                                 -----------------------------------  -----------------------------------
Distributions to other members                   $                          187,674   $                          187,674
Weighted average number of Units outstanding                              1,067,659                            1,609,823
Weighted average distributions per Unit          $                             .18    $                              .12

7. Commitments:

As of September 30, 2005, the Company had outstanding commitments to purchase lease equipment of approximately $15,733,174 which may be funded during the year ended December 31, 2005. This amount represents contract awards which may be cancelled by the prospective lessee or may not be accepted by the Company.

8. Financing Arrangement:

The Company participates with AFS and certain of its affiliates in a financing arrangement (comprised of a term loan to AFS and a line of credit) with a group of financial institutions that includes certain financial covenants. The financial arrangement is $75,000,000 and expires in June 2007. The availability of borrowings to the Company under this financing arrangement is reduced by the amount AFS has outstanding as a term loan. As of September 30, 2005 borrowings under the facility were as follows:


Total amount available under the financing arrangement                      $    75,000,000
Term loan to AFS as of September 30, 2005                                                --
                                                                            ----------------
Total available under the acquisition and warehouse facilities                   75,000,000

Amount borrowed by the Company under the acquisition facility                            --
Amounts borrowed by affiliated partnerships and limited liability
   companies under the acquisition facility                                     (12,500,000)
                                                                            ----------------
Total remaining available under the acquisition and warehouse facilities    $    62,500,000
                                                                            ================

Draws on the acquisition facility by any individual borrower are secured only by that borrower's assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the affiliated Memberships and limited liability companies, the Company and AFS.

The credit agreement includes certain financial covenants applicable to each borrower. The Company was in compliance with its covenants as of September 30, 2005.

9. Guarantees:

The Company enters into contracts that contain a variety of indemnifications. The Company's maximum exposure under these arrangements is unknown. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

In the normal course of business, the Company enters into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, management contracts, loan agreements, credit lines and other debt facilities. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties - in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations - also assume an obligation to indemnify and hold the other contracting party harmless for such breaches, for harm caused by such party's gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. The Managing Member has substantial experience in managing similar leasing programs subject to similar contractual commitments in similar transactions, and the losses and claims arising from these commitments have been insignificant, if any. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of the Managing Member, no liability will arise as a result of these provisions. The Managing Member has no reason to believe that the facts and circumstances relating to the Company's contractual commitments differ from those it has entered into on behalf of the prior programs it has managed. The Managing Member knows of no facts or circumstances that would make the Company's contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the Company believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Company's similar commitments is remote. Should any such indemnification obligation become payable, the Company would separately record and/or disclose such liability in accordance with GAAP.

                                                                       EXHIBIT A


                         Prior Performance Information


                           [To be filed by amendment]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. Exhibits and Financial Statement Schedules.

     (a) Exhibits.

     Number                             Exhibits


     23.2     Consent of Ernst & Young (to be filed by amendment)

     24.1 Powers of Attorney are set forth in this Part II of the initial Registration Statement on Form S-1

     (b) Financial Statements Included in the Prospectus.

              ATEL Capital Equipment Fund XI, LLC

              See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

              ATEL Financial Services, LLC

              See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

              ATEL Capital Equipment Fund XI, LLC

              See Index to Financial Statements at page F-1 of Supplement No. 1 to the prospectus, included in Part I of this Registration Statement

              ATEL Financial Services, LLC

              See Index to Financial Statements at page F-1 of Supplement No. 1 to the prospectus, included in Part I of this Registration Statement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of December, 2005.

                                ATEL CAPITAL EQUIPMENT FUND XI, LLC


                                By:   ATEL Financial Services, LLC
                                      a California limited liability company,
                                      Manager

                                      By:   ATEL Leasing Corporation, Manager

                                            By:   DEAN L. CASH *
                                                  ----------------
                                                  Dean L. Cash
                                                  President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                  Capacity                        Date

DEAN L. CASH *             Principal executive             December 1, 2005
----------------           officer of Registrant; chief
Dean L. Cash               executive officer and
                           director of ATEL Leasing
                           Corporation, Manager of
                           ATEL Financial Services, LLC,
                           Manager of Registrant

/s/ PARITOSH CHOKSI        Principal financial             December 1, 2005
-------------------        officer and principal
Paritosh Choksi            accounting officer of
                           Registrant; principal
                           financial officer and
                           principal accounting
                           officer, Director and
                           Executive Vice President of
                           ATEL Leasing Corporation,
                           Manager of ATEL Financial
                           Services, LLC, Manager of
                           Registrant



*  /s/ PARITOSH CHOKSI
   ---------------------------------
   Paritosh Choksi, as attorney in fact

                                INDEX TO EXHIBITS






Exhibit                                                            Sequentially
Number               Exhibit                                       Numbered Page
----------           ----------                                    -------------


23.2         Consent of Ernst & Young (to be filed by amendment)

24.1         Powers of Attorney are set forth
             in Part II of the initial Registration
             Statement on Form S-1


---------------------